                                                                     EXHIBIT 4.3

                                                                [EXECUTION COPY]
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                               Indenture of Trust
                                      from

                           COLLEGIATE FUNDING SERVICES
                             EDUCATION LOAN TRUST I

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                           as Eligible Lender Trustee,

                                       to

                         U.S. BANK NATIONAL ASSOCIATION,

                              as Indenture Trustee

                          Dated as of November 1, 2001

================================================================================

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                                TABLE OF CONTENTS

        SECTION                                                 HEADING                                              PAGE
        -------                                                 -------                                              ----
ARTICLE I                  Definitions and General Provisions....................................................      3

         Section 1.1       Definitions...........................................................................      3
         Section 1.2       Definitions of General Terms..........................................................     24
         Section 1.3       Computations..........................................................................     24
         Section 1.4       Compliance Certificates and Opinions, etc.............................................     24
         Section 1.5       Evidence of Action by the Issuer......................................................     26
         Section 1.6       Exclusion of Notes Held By or For the Issuer..........................................     26
         Section 1.7       Exhibits..............................................................................     26

ARTICLE II                 The Notes and Other Obligations.......................................................     26

         Section 2.1       General Title.........................................................................     26
         Section 2.2       General Limitations; Issuable in Series; Purposes and Conditions for Issuance;
                           Payment of Principal and Interest.....................................................     26
         Section 2.3       Terms of Particular Series............................................................     28
         Section 2.4       Form and Denominations................................................................     28
         Section 2.5       Execution, Authentication and Delivery................................................     29
         Section 2.6       Temporary Notes.......................................................................     29
         Section 2.7       Registration, Transfer and Exchange...................................................     30
         Section 2.8       Mutilated, Destroyed, Lost and Stolen Notes...........................................     33
         Section 2.9       Interest Rights Preserved; Dating of Notes............................................     34
         Section 2.10      Persons Deemed Holders................................................................     35
         Section 2.11      Cancellation..........................................................................     35
         Section 2.12      Credit Enhancement Facilities and Swap Agreements.....................................     35

ARTICLE III                Prepayment of Notes...................................................................     36

         Section 3.1       Right of Prepayment...................................................................     36
         Section 3.2       Election To Prepay or Purchase; Notice to Trustee; Senior Asset Requirement
                           and Subordinate Asset Requirement.....................................................     36
         Section 3.3       Selection by Trustee of Notes To Be Prepaid...........................................     37
         Section 3.4       Notice of Prepayment..................................................................     37
         Section 3.5       Notes Payable on Prepayment Date and Sinking Fund Payment Date........................     38
         Section 3.6       Notes Prepaid in Part.................................................................     38
         Section 3.7       Purchase of Notes.....................................................................     39

ARTICLE IV                 Creation of Funds and Accounts; Credits Thereto and Payments Therefrom................     39

                                       i

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
         Section 4.1       Creation of Funds and Accounts........................................................     39
         Section 4.2       Acquisition Fund......................................................................     41
         Section 4.3       Administration Fund...................................................................     43
         Section 4.4       Reserve Fund..........................................................................     44
         Section 4.5       Alternative Loan Loss Reserve Fund....................................................     45
         Section 4.6       Collection Fund.......................................................................     45
         Section 4.7       Debt Service Fund.....................................................................     48
         Section 4.8       Surplus Fund..........................................................................     51
         Section 4.9       Termination...........................................................................     52
         Section 4.10      Pledge................................................................................     52
         Section 4.11      Investments...........................................................................     54
         Section 4.12      Transfer of Investment Securities.....................................................     57

ARTICLE V                  Covenants to Secure Notes, Representations and Warranties.............................     57

         Section 5.1       Eligible Lender Trustee to Hold Financed Student Loans................................     57
         Section 5.2       Enforcement and Amendment of Guarantee Agreements.....................................     57
         Section 5.3       Acquisition, Collection and Assignment of Student Loans...............................     58
         Section 5.4       Enforcement of Financed Student Loans.................................................     58
         Section 5.5       Administration and Collection of Financed Student Loans...............................     58
         Section 5.6       Punctual Payments.....................................................................     59
         Section 5.7       Further Assurances....................................................................     59
         Section 5.8       Protection of Security; Power to Issue Notes and Pledge Revenues and Other
                           Funds.................................................................................     60
         Section 5.9       No Encumbrances.......................................................................     60
         Section 5.10      Continuing Existence; Merger and Consolidation........................................     61
         Section 5.11      Amendment of Remarketing Agreements and Tender Agent Agreements.......................     62
         Section 5.12      Tax Treatment.........................................................................     62
         Section 5.13      Representations and Warranties of the Issuer..........................................     62
         Section 5.14      Use of Trustee Eligible Lender Number.................................................     63
         Section 5.15      Additional Covenants..................................................................     63
         Section 5.16      Covenant Regarding Financed Student Loans.............................................     64
         Section 5.17      Opinions as to Trust Fund.............................................................     66

ARTICLE VI                 Defaults and Remedies.................................................................     66

         Section 6.1       Events of Default.....................................................................     66
         Section 6.2       Acceleration..........................................................................     68
         Section 6.3       Other Remedies; Rights of Beneficiaries...............................................     71
         Section 6.4       Direction of Proceedings by Acting Beneficiaries Upon Default.........................     72
         Section 6.5       Waiver of Stay or Extension Laws......................................................     72
         Section 6.6       Application of Moneys.................................................................     72
         Section 6.7       Remedies Vested in Trustee............................................................     78
         Section 6.8       Limitation on Suits by Beneficiaries..................................................     78

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
         Section 6.9       Unconditional Right of Noteholders To Enforce Payment.................................     79
         Section 6.10      Trustee May File Proofs of Claims.....................................................     79
         Section 6.11      Undertaking for Costs.................................................................     80
         Section 6.12      Termination of Proceedings............................................................     80
         Section 6.13      Waiver of Defaults and Events of Default..............................................     80
         Section 6.14      Inspection of Books and Records.......................................................     81

ARTICLE VII                Fiduciaries...........................................................................     81

         Section 7.1       Acceptance of the Trustee.............................................................     81
         Section 7.2       Fees, Charges and Expenses of the Trustee, Paying Agents, Note Registrar,
                           Authenticating Agents, Remarketing Agents, Tender Agents, Auction Agents,
                           Market Agents and Broker-Dealers......................................................     83
         Section 7.3       Notice to Beneficiaries if Default Occurs.............................................     84
         Section 7.4       Intervention by Trustee...............................................................     84
         Section 7.5       Successor Trustee, Paying Agents, Authenticating Agents, and Tender Agents............     84
         Section 7.6       Resignation by Trustee, Paying Agents, Authenticating Agents, and Tender Agents.......     85
         Section 7.7       Removal of Trustee....................................................................     85
         Section 7.8       Appointment of Successor Trustee......................................................     85
         Section 7.9       Concerning any Successor Trustee......................................................     86
         Section 7.10      Trustee Protected in Relying Upon Resolutions, Etc....................................     86
         Section 7.11      Successor Trustee as Custodian of Funds...............................................     86
         Section 7.12      Co-Trustee............................................................................     86
         Section 7.13      Corporate Trustee Required; Eligibility; Disqualification.............................     88
         Section 7.14      Statement by Trustee of Funds and Accounts and Other Matters..........................     88
         Section 7.15      Trustee, Authenticating Agent, Note Registrar, Paying Agents, Remarketing
                           Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers May
                           Buy, Hold, Sell or Deal in Notes......................................................     89
         Section 7.16      Authenticating Agent and Paying Agents; Paying Agents To Hold Moneys in Trust.........     89
         Section 7.17      Removal of Authenticating Agent and Paying Agents; Successors.........................     90
         Section 7.18      Appointment and Qualifications of Tender Agents.......................................     90
         Section 7.19      Remarketing Agents....................................................................     92
         Section 7.20      Qualifications of Remarketing Agents..................................................     92
         Section 7.21      Indemnification of the Trustee........................................................     93

ARTICLE VIII               Supplemental Indentures...............................................................     93

         Section 8.1       Supplemental Indentures Not Requiring Consent of Beneficiaries........................     93
         Section 8.2       Supplemental Indentures Requiring Consent of Beneficiaries............................     94
         Section 8.3       Rights of Trustee.....................................................................     96
         Section 8.4       Consent of Tender Agents..............................................................     96
         Section 8.5       Consent of Remarketing Agents.........................................................     96

                                      iii

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
         Section 8.6       Consent of Auction Agents.............................................................     96
         Section 8.7       Consent of Broker-Dealers.............................................................     96
         Section 8.8       Consent of Market Agents..............................................................     97

ARTICLE IX                 Defeasance; Moneys Held for Payment of Defeased Notes.................................     97

         Section 9.1       Discharge of Liens and Pledges; Notes No Longer Outstanding and Deemed To Be
                           Paid Hereunder........................................................................     97
         Section 9.2       Notes Not Presented for Payment When Due; Moneys Held for the Notes after Due
                           Date of Notes.........................................................................     99

ARTICLE X                  Miscellaneous........................................................................     100

         Section 10.1      Consent, Etc., of Noteholders........................................................     100
         Section 10.2      Limitation of Rights.................................................................     100
         Section 10.3      Severability.........................................................................     100
         Section 10.4      Notices..............................................................................     101
         Section 10.5      Counterparts.........................................................................     102
         Section 10.6      Indenture Constitutes a Security Agreement...........................................     102
         Section 10.7      Payments Due on Non-Business Days....................................................     102
         Section 10.8      Notices to Rating Agencies...........................................................     103
         Section 10.9      Governing Law........................................................................     103
         Section 10.10     Rights of Other Beneficiaries........................................................     103
         Section 10.11     Subcontracting by Issuer.............................................................     103
         Section 10.12     Role of Eligible Lender Trustee......................................................     103
         Section 10.13     Limitation of Liability..............................................................     103

EXHIBIT A--Eligible Loan Acquisition Certificate................................................................     A-1
EXHIBIT B--Eligible Loan Origination Certificate................................................................     B-1

         THIS INDENTURE OF TRUST, dated as of November 1, 2001, between Collegiate Funding Services Education Loan Trust I, a Delaware business trust (herein called the "Issuer"), U.S. Bank National Association, as trustee pursuant to a Trust Agreement with the Issuer dated the date hereof (herein called the "Eligible Lender Trustee"), and U.S. Bank National Association, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States, as trustee (herein called the "Trustee");

                             Recitals of the Issuer

         WHEREAS, the Issuer is organized to assist the Depositor in acquiring and financing student loans; and

         WHEREAS, the Issuer and the Eligible Lender Trustee have entered into a Trust Agreement (the "Eligible Lender Trust Agreement") pursuant to which the Eligible Lender Trustee will hold legal title to certain of the student loans acquired by the Issuer as beneficial owner; and

         WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Notes, to be issued in one or more series (hereinafter referred to as the "Notes"), to finance the acquisition and origination of such loans and for the other purposes as in this Indenture provided; and

         WHEREAS, all things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer in accordance with its terms, have been done;

                   Now, Therefore, This Indenture Witnesseth:

         The Issuer and the Eligible Lender Trustee, in consideration of the premises and the acceptance by the Trustee of the trusts hereby created and of the purchase and acceptance of the Notes by the Holders thereof, the execution and delivery of any Swap Agreement (as hereinafter defined) by any Swap Counterparty (as hereinafter defined), the execution and delivery of any Credit Enhancement Facility (as hereinafter defined) by any Credit Facility Provider (as hereinafter defined), and the acknowledgment thereof by the Trustee, in order to secure the payment of the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes according to their tenor and effect and the performance and observance by the Issuer of all the covenants expressed or implied herein and in the Notes and in any such Swap Agreement or Credit Enhancement Facility, do hereby grant to the Trustee, and to its successors in trust, and to them and their assigns, forever, a security interest in the following:

                              Granting Clause First

         All rights, title, interest and privileges of the Issuer and/or the Eligible Lender Trustee (1) with respect to Financed Student Loans, in, to and under any Servicing Agreement, the Eligible Lender Trust Agreement, the Guarantee Agreements and any purchase and sale agreements pursuant to which the Issuer acquires Financed Student Loans, (2) in, to and under all Financed Student Loans (including the evidences of indebtedness thereof and related documentation), the proceeds of the sale of the Notes (until expended for the purpose for which the Notes were issued) and the revenues, moneys, evidences of indebtedness and securities (including any earnings thereon) in and payable into the Acquisition Fund, Debt Service Fund, Collection Fund, Alternative Loan Loss Reserve Fund, Reserve Fund, Administration Fund and Surplus Fund, in the manner and subject to the prior applications provided in
Article IV hereof, and (3) in, to and under any Credit Enhancement Facility, any Swap Agreement, any Swap Counterparty Guaranty, any Tender Agent Agreement, any Remarketing Agreement, any Auction Agent Agreement, any Market Agent Agreement and any Broker-Dealer Agreement, all as hereinbefore and hereinafter defined, including any contract or any evidence of indebtedness or other rights of the Issuer to receive any of the same whether now existing or hereafter coming into existence, and whether now or hereafter acquired;

                             Granting Clause Second

         All proceeds from any property described in these Granting Clauses and any and all other property of every name and nature from time to time hereafter by delivery or by writing of any kind conveyed, pledged, assigned or transferred, as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

         TO HAVE AND TO HOLD all the same with all privileges and appurtenances hereby conveyed and assigned, or agreed or intended so to be, to the Trustee and its successors in said trust and to them and their assigns forever;

         IN TRUST NEVERTHELESS, upon the terms and trust herein set forth (i) for the equal and proportionate benefit, security and protection of all present and future Senior Beneficiaries (as hereinafter defined), without privilege, priority or distinction as to lien or otherwise of any of the Senior Beneficiaries over any of the others, (ii) for the equal and proportionate benefit, security and protection of all present and future Subordinate Beneficiaries (as hereinafter defined), without privilege, priority or distinction as to the lien or otherwise of any of the Subordinate Beneficiaries over any of the others, but on a basis subordinate to the Senior Beneficiaries on the terms described herein and (iii) for the equal and proportionate benefit, security and protection of all present and future Junior Subordinate Beneficiaries (as hereinafter defined), without privilege, priority or distinction as to the lien or otherwise of any of the Junior Subordinate Beneficiaries over any of the others, but on a basis subordinate to the Senior Beneficiaries and the Subordinate Beneficiaries on the terms described herein;

         PROVIDED, HOWEVER, that if the Issuer, its successors or assigns, shall well and truly pay, or cause to be paid, the principal of and premium, if any, on the Notes and the interest and any Carry-Over Amounts (and accrued interest thereon) with respect thereto due and to become due thereon, or provide fully for payment thereof as herein provided, at the times and in the manner mentioned in the Notes, according to the true intent and meaning thereof, and shall make the payments into the Trust Funds as required under Article IV hereof, or shall provide, as permitted hereby, for the payment thereof by depositing with the Trustee sums sufficient for payment of the entire amount due and to become due thereon as herein provided, and shall well and truly keep, perform and observe all the covenants and conditions pursuant to the terms of this Indenture to be kept, performed and observed by it, and shall pay to the Trustee, any Swap Counterparty and any Credit Facility Provider all sums of money due or to become due to them in accordance with the terms and provisions hereof, then (except as otherwise provided in a Supplemental Indenture) this Indenture and the rights hereby granted shall cease, terminate and be void; otherwise, this Indenture shall be and remain in full force and effect.

         NOW, THEREFORE, it is mutually covenanted and agreed for the benefit of all Holders of the Notes and for the benefit of any Swap Counterparty and any Credit Facility Provider, as follows:

                                   ARTICLE I

                       DEFINITIONS AND GENERAL PROVISIONS

         Section 1.1 Definitions. In this Indenture the following terms have the following respective meanings unless the context hereof clearly requires otherwise:

         "Account" shall mean any of the accounts created or established by this Indenture.

         "Accountant" shall mean PBGH LLP, any other registered or certified public accountant or firm of such accountants selected and paid by the Issuer, who is Independent and not under the domination of the Issuer, but who may be regularly retained to make annual or similar audits of the books or records of the Issuer.

         "Acquisition Fund" shall mean the Acquisition Fund created and established by Section 4.1 hereof.

         "Acquisition Period" with respect to any series of Notes shall have the meaning set forth in the related Supplemental Indenture.

         "Acting Beneficiaries Upon Default" shall mean:

                  (1) at any time that any Senior Obligations are Outstanding:
         (a) with respect to directing the Trustee to accelerate the Outstanding Notes pursuant to Section 6.2 hereof (x) upon an Event of Default described in clauses (A) through (D) of Section 6.1, the Holders of a majority in aggregate Principal Amount of Senior Notes Outstanding and
         (y) upon any other Event of Default described in Section 6.1, the Holders of a majority in aggregate Principal Amount of all Notes Outstanding; (b) with respect to requesting the Trustee to exercise rights and powers under the Indenture, directing the conduct of proceedings in connection with the enforcement of the Indenture and requiring the Trustee to waive Events of Default: (i) the Holders of a majority in aggregate Principal Amount of the Senior Notes Outstanding, unless the Trustee shall receive conflicting requests or directions from an Other Senior Beneficiary; or (ii) any Other Senior Beneficiary, unless the Trustee determines that the requested action is not in the overall interest of the Senior Beneficiaries or receives conflicting requests or directions from another Other Senior Beneficiary or the Holders of a majority in aggregate Principal Amount of the Senior Notes Outstanding; and (c) with respect to all other matters under the Indenture, the Holders of a majority in aggregate Principal Amount of Senior Notes Outstanding or any Other Senior Beneficiary; and

                  (2) at any time that no Senior Obligations are Outstanding but Subordinate Obligations are Outstanding: (a) with respect to directing the Trustee to accelerate the Outstanding Notes pursuant to Section 6.2 hereof (x) upon an Event of Default described in clauses (A) through
         (D) of Section 6.1 hereof, the Holders of a majority in aggregate Principal Amount of Subordinate Notes Outstanding and (y) upon any other Event of Default described in Section 6.1, the Holders of a majority in aggregate Principal Amount of all Notes Outstanding; (b) with respect to requesting the Trustee to exercise rights and powers under the Indenture, directing the conduct of proceedings in connection with the enforcement of the Indenture and requiring the Trustee to waive Events of Default: (i) the Holders of a majority in aggregate Principal Amount of the Subordinate Notes Outstanding, unless the Trustee receives conflicting requests or directions from an Other Subordinate Beneficiary; or (ii) any Other Subordinate Beneficiary, unless the Trustee determines that the requested action is not in the overall interest of the Subordinate Beneficiaries or receives conflicting requests or directions from another Other Subordinate Beneficiary or the Holders of a majority in aggregate Principal Amount of the Subordinate Notes Outstanding; and (c) with respect to all other matters under the Indenture, the Holders of a majority in aggregate Principal Amount of Subordinate Notes Outstanding or any Other Subordinate Beneficiary.

                  (3) at any time that no Senior Obligations and no Subordinate Obligations are Outstanding but any Junior Subordinate Notes are Outstanding, the Holders of a majority in aggregate Principal Amount of Junior Subordinate Notes Outstanding.

         "Add-On Loan" shall mean, with respect to any Consolidation Loan owned by the Issuer, an amount equal to the increased balance of such Consolidation Loan arising out of amounts required to be paid to a Lender at the request of the related borrower within 180 days of the date such Consolidation Loan was originated.

         "Administration Agreement" shall mean the Administration Agreement dated as of November 1, 2001, among the Issuer Administrator, the Issuer, the Trustee, the Eligible Lender Trustee and the Delaware Trustee as such agreement may be amended or supplemented from time to time.

         "Administration Fee" shall mean, with respect to each series of Notes, a monthly fee in an amount set forth in the Supplemental Indenture authorizing such series of Notes, which shall be released to the Issuer Administrator each month to cover expenses (other than Servicing Fees and Note Fees) incurred in connection with carrying out and administering its powers, duties and functions under this Indenture and any related agreements.

         "Administration Fund" shall mean the Administration Fund created and established by Section 4.1 hereof.

          "Aggregate Value" shall mean on any calculation date the sum of the Values of all assets of the Trust Estate.

         "Alternative Loan Guarantee Agreement" shall mean any agreement or agreements pursuant to which an Alternative Loan Guarantor guarantees the payment of one or more Alternative Loans and secures the payment of such guaranty, as supplemented or amended from time to time.

         "Alternative Loan" shall mean a Student Loan which is not made pursuant to the Higher Education Act, but which may be (but is not required to be) guaranteed by a third party.

         "Alternative Loan Guarantor" means, subject to the satisfaction of the Rating Agency Condition, any organization that has entered into an Alternative Loan Guarantee Agreement with the Issuer.

         "Alternative Loan Loss Reserve Fund" shall mean the Alternative Loan Loss Reserve Fund created and established by Section 4.1 hereof.

         "Asset Release Requirement" shall mean, at any time, any requirement set forth as such in a Supplemental Indenture.

         "Auction Agent" shall mean, with respect to any series of Notes, any bank, national banking association or trust company designated as such with respect to such Notes pursuant to the provisions of a Supplemental Indenture, and its successor or successors, and any bank, national banking association or trust company at any time substituted in its place pursuant to such Supplemental Indenture.

         "Auction Agent Agreement" shall mean, with respect to any series of Notes, an agreement among an Auction Agent and the Trustee setting forth the rights and obligations of the Auction Agent acting in such capacity with respect to such Notes under this Indenture and the related Supplemental Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

         "Authenticating Agent," when used with respect to a series of Notes, shall mean a bank or trust company (which may be the Trustee) appointed for the purpose of receiving, authenticating and delivering Notes of that series in connection with transfers, exchanges and registrations as in this Indenture provided, and its successor or successors and any other bank or trust company which may at any time be substituted in its place as Authenticating Agent pursuant to this Indenture.

         "Authorized Officer," when used with reference to the Issuer, shall mean those individuals authorized to act for the Issuer Administrator, as set forth in a list of Authorized Officers delivered by the Issuer Administrator to the Trustee and the Delaware Trustee, as such list may be amended from time to time by the Issuer Administrator.

         "Balance," when used with reference to any Account or Fund, shall mean the aggregate sum of all assets standing to the credit of such Account or Fund, including, without limitation, Investment Securities computed at the Investment Security Balance Valuation; Financed Student Loans computed at the Principal Balance thereof; and lawful money of the United States; provided, however, that
(1) the Balance of the Interest Account shall not include amounts standing to the credit thereof which are being held therein for (a) the payment of past due and unpaid interest on Notes, or (b) the payment of interest on Notes that are deemed no longer Outstanding as a result of the defeasance thereof pursuant to subparagraph (ii) of the first paragraph of Section 9.1 hereof, and (2) the Balances of the Principal Account and the Retirement Account shall not include amounts standing to the credit thereof which are being held therein for the payment of principal of or premium, if any, on Notes which are deemed no longer Outstanding in accordance with the provisions of subparagraph (ii) of the first paragraph of Section 9.1 hereof.

         "Beneficial Owner" means the Person in whose name a Note is recorded as beneficial owner of such Note by a securities depository under a book-entry system, or by a participant or indirect participant in such securities depository, as the case may be.

         "Beneficial Ownership Interest" means the right to receive payments and notices with respect to Notes which are held by a securities depository under a book-entry system and for which the securities depository does not act on behalf of the Beneficial Owner in connection with the optional or mandatory tender of Notes on a Tender Date.

         "Beneficiaries" shall mean, collectively, all Senior Beneficiaries, all Subordinate Beneficiaries and all Junior Subordinate Beneficiaries.

         "Book-Entry Notes" shall mean Notes registered in book-entry form.

         "Broker-Dealer" shall mean, with respect to any series of Notes, any broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a broker-dealer set forth in the auction procedures relating to such Notes, designated as such with respect to such Notes pursuant to the provisions of a Supplemental Indenture, and its successor or successors, and any broker or dealer, commercial bank or other entity at any time substituted in its place pursuant to such Supplemental Indenture.

         "Broker-Dealer Agreement" shall mean, with respect to any series of Notes, an agreement between an Auction Agent and a Broker-Dealer, and approved by the Issuer, setting forth the rights and obligations of the Broker-Dealer acting in such capacity with respect to such Notes under this Indenture and the related Supplemental Indenture, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

         "Business Day" shall mean a day of the year other than a Saturday, a Sunday or a day on which banks located in the city in which the Principal Office of the Trustee is located, in the city in which the Principal Office of any Authenticating Agent is located or in the city in which the Principal Office of the Issuer is located, are required or authorized by law to remain closed, or on which The New York Stock Exchange is closed; provided, that a Supplemental Indenture may provide for a different meaning with respect to Notes of any series issued pursuant thereto.

         "Carry-Over Amount" shall mean, if and to the extent specifically provided for as such in a Supplemental Indenture with respect to a series of Variable Rate Notes, the excess, if any, of (1) the amount of interest on a Note that would have accrued with respect to the related interest period at the applicable interest rate over (2) the amount of interest on such Note actually accrued with respect to such Note, with respect to such interest period based on the maximum rate specified in a Supplemental Indenture, together with the unpaid portion of any such excess from prior interest periods. To the extent required by a Supplemental Indenture providing for any Carry-Over Amount, interest will accrue on such Carry-Over Amount until paid. Any reference to "principal" or "interest" in this Indenture and in the related Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, or any successor legislation thereto.

         "Collection Fund" shall mean the Collection Fund created and established by Section 4.1 hereof.

         "Consolidation Loan" shall mean a FFELP loan originated pursuant to
Section 428C of the Higher Education Act.

         "Costs of Issuance" shall mean all items of expense directly or indirectly payable by or reimbursable to the Issuer and related to the authorization, sale and issuance of a series of the Notes, including, but not limited to, printing costs, costs of preparation and reproduction of documents, filing fees, initial fees and charges of the Trustee, any Authenticating Agent, any Remarketing Agent, any Tender Agent, any Auction Agent, any Market Agent or any Broker-Dealer, legal fees and charges, fees and disbursements of underwriters, consultants and professionals, underwriters' discount, costs of credit ratings, fees and charges for preparation, execution, transportation and safekeeping of such Notes, other costs incurred by the Issuer in anticipation of the issuance of such Notes and any other cost, charge or fee in connection with the issuance of such Notes.

         "Counsel" shall mean a person, or firm of which such a person is a member, authorized in any state or the District of Columbia to practice law.

         "Counterparty Swap Payment" shall mean a payment due to or received by the Issuer from a Swap Counterparty pursuant to a Swap Agreement (including, but not limited to, payments in respect of any early termination of such Swap Agreement) and amounts received by the Issuer under any related Swap Counterparty Guaranty.

         "Credit Enhancement Facility" shall mean, if and to the extent provided for in a Supplemental Indenture described in Section 8.1(h) hereof, with respect to Notes of one or more series (1) an insurance policy insuring, or a letter of credit or surety bond providing a direct or indirect source of funds for, the timely payment of principal of and interest on such Notes (but not necessarily principal due upon acceleration thereof under Section 6.2 hereof) or (2) a letter of credit, standby purchase agreement, or similar instrument, providing for the purchase of such Notes on a Tender Date, and in either case, all agreements entered into by the Issuer or the Trustee and the Credit Facility Provider with respect thereto.

         "Credit Facility Provider" shall mean, if and to the extent provided for in a Supplemental Indenture entered into pursuant to Section 8.1(h) hereof, any Person or Persons engaged by the Issuer pursuant to a Credit Enhancement Facility, to provide credit enhancement or liquidity for the payment of the principal of and interest on any or all of the Notes of one or more series or the Issuer's obligation to purchase Notes on a Tender Date.

         "Custodian" shall mean SunTech, Inc., as custodian pursuant to the Custody Agreement, dated as of November 1, 2001, among SunTech Inc., the Issuer, the Eligible Lender Trustee and the Indenture Trustee, and its successors and assigns in such capacity, and any other Person entering into a similar agreement and satisfying the Rating Agency Condition.

         "Debt Service" shall mean: (1) with respect to any Notes, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment (or retirement) of the principal of, premium, if any, and interest on Notes, and (2) with respect to Other Obligations, as of any particular date and with respect to any particular period, the aggregate of the moneys to be paid or set aside on such date or during such period for the payment of amounts payable by the Issuer under any Swap Agreements or Credit Enhancement Facilities, including fees payable by the Issuer to the Credit Facility Provider thereunder.

         "Debt Service Fund" shall mean the Fund by that name created and established by Section 4.1 hereof.

         "Defaulted Interest" shall have the meaning given in Section 2.2 hereof.

         "Delaware Trustee" shall mean Wilmington Trust Company, not in its individual capacity but solely as trustee under the Trust Agreement, and its successors and assigns in such capacity.

         "Depositor" shall mean Collegiate Funding of Delaware, L.L.C., a Delaware limited liability company, as depositor under the Trust Agreement, and any successor thereto or assignee thereof.

         "Depository" shall mean DTC or its successors or assigns.

         "Depository Participant" shall mean a Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         "Direct Participant" shall mean any broker-dealer, bank or other financial institution for whom the nominee of the Depository holds an interest in any Note.

         "DTC" shall mean The Depository Trust Company.

         "DTC Custodian" shall mean the Trustee as a custodian for DTC.

         "Eligible Lender Trust Agreement" shall mean the Trust Agreement dated as of the date hereof between the Issuer, as grantor, and the Eligible Lender Trustee, as trustee, and any similar agreement entered into by the Issuer and an "eligible lender" under the Higher Education Act pursuant to which such "eligible lender" holds Financed FFELP Loans as legal owner in trust for the Issuer as beneficial owner, in each case as supplemented or amended from time to time.

         "Eligible Lender Trustee" shall mean U.S. Bank National Association, as trustee under the Eligible Lender Trust Agreement, and its successors and assigns in such capacity.

         "Eligible Loan" shall mean: (1) a Student Loan which: (a) has been or will be made to a borrower for post-secondary education; (b) is a FFELP Loan which is Guaranteed; (c) is an "eligible loan" as defined in Section 438 of the Higher Education Act for purposes of receiving Special Allowance Payments; and
(d) unless the Rating Agency Condition is met, is (i) a Consolidation Loan or
(ii) another type of FFELP Loan that was originated to a borrower attending a four year college or university or enrolled in a graduate degree program, or a parent of such a borrower, or (2) a Student Loan which is an Alternative Loan if the Rating Agency Condition is met with respect to treating such type of Student Loan as an Eligible Loan.

         "Eligible Loan Acquisition Certificate" shall mean a certificate signed by an Authorized Officer of the Issuer and substantially in the form attached as Exhibit A hereto.

         "Eligible Loan Origination Certificate" shall mean a certificate signed by an Authorized Officer of the Issuer and substantially in the form attached as Exhibit B hereto.

         "Event of Default" shall mean one of the events described as such in
Section 6.1 hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Federal Reimbursement Contract" shall mean any agreement between a Guarantee Agency and the Secretary of Education providing for the payment by the Secretary of Education of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) partial reimbursement of amounts paid or payable upon defaulted Financed FFELP Loans and other student loans guaranteed or insured by the Guarantee Agency and interest subsidy payments to holders of qualifying student loans Guaranteed by the Guarantee Agency.

         "FFELP Guarantee Agreements" shall mean the blanket guarantee and other guarantee agreements issued by or from any Guarantee Agency to the Eligible Lender Trustee for the purpose of Guaranteeing FFELP Loans to be Financed hereunder, and any amendment of any of the foregoing entered into in accordance with the provisions thereof.

         "FFELP Loan" shall mean a Student Loan made pursuant to the Higher Education Act.

         "Financed," when used with respect to Student Loans, Eligible Loans, FFELP Loans or Alternative Loans, shall mean Student Loans, Eligible Loans, FFELP Loans or Alternative Loans, as the case may be, acquired or originated by the Issuer or the Eligible Lender Trustee on behalf of the Issuer with moneys in the Acquisition Fund or the Surplus Fund, any Eligible Loans received in exchange for Financed Student Loans upon the sale thereof or substitution therefor in accordance with Section 4.2 hereof and any other Student Loans deemed to be "Financed" with moneys in the Acquisition Fund and the Surplus Fund pursuant to this Indenture, but does not include Student Loans released from the lien of this Indenture and sold, as permitted in this Indenture, to any purchaser, including a trustee for the holders of the Issuer's bonds, notes or other evidences of indebtedness issued other than pursuant to the Indenture.

         "Fiscal Year" shall mean the fiscal year of the Issuer as established from time to time.

         "Fund" shall mean any of the funds created or established by this Indenture.

         "Government Obligations" shall mean direct obligations of, or obligations the full and timely payment of the principal of and interest on which are unconditionally guaranteed by, the United States of America.

         "Guarantee" or "Guaranteed" shall mean, with respect to a FFELP Loan, the insurance or guarantee by a Guarantee Agency, to the extent provided in the Higher Education Act, of the principal of and accrued interest on such FFELP Loan, and the coverage of such FFELP Loan by one or more Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantee Agency for losses incurred by it on defaulted Financed Student Loans insured or guaranteed by the Guarantee Agency to the extent provided in the Higher Education Act.

         "Guarantee Agency" shall mean any state agency or private nonprofit institution or organization which has Federal Reimbursement Contracts in place and has entered into a FFELP Guarantee Agreement with the Eligible Lender Trustee, and any such guarantor's successors and assigns.

         "Guarantee Agreements" shall mean, collectively, any Alternative Loan Guarantee Agreement and the FFELP Guarantee Agreements.

         "Guaranteed Loan" shall mean a FFELP Loan which is Guaranteed.

         "Guarantor" shall mean any Alternative Loan Guarantor and any Guarantee Agency.

         "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations promulgated thereunder.

         "Holder," when used with respect to any Note, shall mean the Person in whose name such Note is registered in the Note Register, except that to the extent and for the purposes provided in a Supplemental Indenture for a series of Notes (including, without limitation, for purposes of the definition of "Acting Beneficiaries Upon Default"), a Credit Facility Provider that has delivered a Credit Enhancement Facility with respect to such series of Notes may instead be treated as the Holder of the Notes of such series.

         "Indenture" shall mean this Indenture of Trust, including any supplement hereto or amendment hereof entered into in accordance with the provisions hereof.

         "Independent," when used with respect to any specified Person, shall mean such a Person who (1) is in fact independent; (2) does not have any direct financial interest or any material indirect financial interest in the Issuer, other than the payment to be received under a contract for services to be performed by such Person; and (3) is not connected with the Issuer as an official, officer, employee, promoter, underwriter, trustee, partner, affiliate, subsidiary, director or Person performing similar functions. Whenever it is herein provided that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Issuer or the Trustee, as the case may be, and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

         "Indirect Participant" shall mean any financial institution for whom any Direct Participant holds an interest in any Note.

         "Individual Note" shall mean any Note registered in the name of a holder other than the Depository or its nominee.

         "Initial Notes" shall mean the Notes issued contemporaneously with the execution and delivery of this Indenture pursuant to the First Supplemental Indenture of Trust dated as of November 1, 2001, between the Issuer and the Trustee.

         "Interest Account" shall mean the Account by that name created and established by Section 4.1 hereof.

         "Interest Payment Date" shall mean each regularly scheduled interest payment date on the Notes (which dates shall be specified in the Supplemental Indenture providing for the issuance thereof) or, with respect to the payment of interest upon redemption or acceleration of a Note, purchase of a Note by the Trustee on a Tender Date (to the extent such Tender Date is designated as an Interest Payment Date in the related Supplemental Indenture) or the payment of Defaulted Interest, such date on which such interest is payable under this Indenture or a Supplemental Indenture.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

         "Investment Securities" shall mean any of the following:

                  a. direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, FHA debentures, Freddie Mac senior debt obligations, Federal Home Loan Bank consolidated senior debt obligations, and Fannie Mae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

                  b. federal funds, certificates of deposit, time deposits and banker's acceptances (having original maturities of not more than 365 days) of any bank or trust company incorporated under the laws of the United States or any state thereof, provided that the short-term debt obligations of such bank or trust company at the date of acquisition thereof have been rated "A-1+" or better by S&P and "P-1" or better by Moody's;

                  c. deposits of any bank or savings and loan association which has combined capital, surplus and undivided profits of at least $3,000,000 which deposits are held only up to the limits insured by the Bank Insurance Fund or Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation, provided that the unsecured long-term debt obligations of such bank or savings and loan association have been rated "BBB" or better by S&P and "Baa3" or better by Moody's;

                  d. commercial paper (having original maturities of not more than 365 days) rated "A-1+" or better by S&P and "P-1" or better by Moody's;

                  e. debt obligations rated "AAA" by S&P and "Aaa" by Moody's (other than any such obligations that do not have a fixed par value and/or whose terms do not promise a fixed dollar amount at maturity or call date);

                  f. investments in money market funds (including those funds managed or advised by the Trustee or an affiliate thereof) rated AAAm by S&P or "Aaa" by Moody's the assets of which are invested solely in instruments described in clauses (a)-(e) above;

                  g. guaranteed investment contracts or surety bonds satisfying the Rating Agency Condition and providing for the investment of funds in an account or insuring a minimum rate of return on investments of such funds, which contract or surety bond shall:

                           (i) be an obligation of an insurance company or other
                  corporation whose debt obligations or insurance financial strength or claims paying ability are rated "AAA" by S&P and "Aaa" by Moody's;

                          (ii) provide that the Trustee may exercise all of the
                  rights of the Issuer under such contract or surety bond without the necessity of the taking of any action by the Issuer;

                  h. A repurchase agreement that satisfies the following criteria:

                           (i) Must be between the Trustee and a dealer bank or
                  securities firm described in (A) or (B) below:

                           (A) Primary dealers on the Federal Reserve reporting
                  dealer list which are rated "A" or better by S&P and "A3" or better by Moody's, or

                           (B) Banks rated "A" or above by S&P and "A3" or above
                  by Moody's;

                           (ii) The written repurchase agreement must include
                  the following:

                                Securities which are acceptable for the transfer
                  are:

                                1. Direct U.S. governments, or

                                2. Federal Agencies backed by the full faith and
                  credit of the U.S. government (and Fannie Mae & Freddie Mac); and

                           (iii) The collateral must be delivered to the Trustee
                  or third party custodian acting as agent for the Trustee by appropriate book entries and confirmation statements must have been delivered before or simultaneous with payment (perfection by possession of certificated securities); and

                  i. any other investment satisfying the Rating Agency
         Condition.

         "Investment Security Balance Valuation" shall mean (1) as to investments described in paragraph 5 of the definition of "Investment Securities" and as to demand bank deposits, bank time deposits which may be withdrawn without penalty by the depositor upon fourteen (14) days' or less notice and Investment Securities which mature not more than six (6) months from the date of computation, the amount of such deposits and the par value of such Investment Securities, and (2) as to Investment Securities, other than demand bank deposits and bank time deposits described in clause (1), which mature more than six (6) months after the date of computation, the par value thereof or, if purchased at more or less than par, the cost thereof adjusted to reflect the amortization or premium or discount, as the case may be, paid upon their purchase. The computation made under this paragraph shall include accrued interest.

         "Issuer" shall mean Collegiate Funding Services Education Loan Trust I, a Delaware business trust, and any successor or assignee thereto under this Indenture.

         "Issuer Administrator" shall mean Collegiate Funding Portfolio Administration, L.L.C. in its capacity as administrator under that certain Administration Agreement, or any other Person providing similar services and satisfying the Rating Agency Condition.

         "Issuer Order" or "Issuer Certificate" shall mean, respectively, a written order or certificate signed in the name of the Issuer by an Authorized Officer and delivered to the Trustee.

         "Issuer Swap Payment" shall mean a payment due to a Swap Counterparty from the Issuer pursuant to the applicable Swap Agreement (including, but not limited to, payments in respect of any early termination of such Swap Agreement).

         "Junior Subordinate Beneficiaries" shall mean (1) the Holders of any Outstanding Junior Subordinate Notes, and (2) any Other Junior Subordinate Beneficiary holding any Other Junior Subordinate Obligation that is Outstanding.

         "Junior Subordinate Credit Enhancement Facility" shall mean a Credit Enhancement Facility designated as a Junior Subordinate Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by the Issuer.

         "Junior Subordinate Credit Facility Provider" shall mean any person who provides a Junior Subordinate Credit Enhancement Facility.

         "Junior Subordinate Notes" shall mean any Notes designated in a Supplemental Indenture as Junior Subordinate Notes, which are secured under this Indenture on a basis subordinate to any Senior Obligations and Subordinate Obligations (as such subordination is described herein, and on a parity with Other Junior Subordinate Obligations).

         "Junior Subordinate Obligations" shall mean, collectively, the Junior Subordinate Notes and any Other Junior Subordinate Obligations.

         "Junior Subordinate Swap Agreement" shall mean a Swap Agreement designated as a Junior Subordinate Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by the Issuer.

         "Junior Subordinate Swap Counterparty" shall mean any Person who provides a Junior Subordinate Swap Agreement.

         "Lender" shall mean any party from which the Issuer or the Depositor (or the Eligible Lender Trustee on behalf of the Issuer or the Depositor) acquires Financed Student Loans, which, in the case of FFELP Loans, must be an "eligible lender" (as defined in the Higher Education Act).

         "Letter of Representations" shall mean any Letter of Representations relating to Book-Entry Notes among the Issuer, the Trustee and the Depository.

         "Market Agent" shall mean, with respect to any series of Notes, the Person identified as such in the related Supplemental Indenture, and its successor or successors, and any Person at any time substituted in its place pursuant to such Supplemental Indenture.

         "Market Agent Agreement" shall mean, with respect to any series of Notes, an agreement between a Market Agent and the Trustee designated as such in the Supplemental Indenture pursuant to which the issuance of such series of Notes is authorized.

         "Maturity," when used with respect to any Note, shall mean the date on which the entire outstanding Principal Amount of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, redemption, distribution of principal or otherwise.

          "Monthly Calculation Date" shall mean the 25th day of each calendar month (or, in the event such 25th day is not a Business Day, the next succeeding Business Day).

         "Monthly Servicing Report" shall mean a report prepared by or on behalf of the Issuer setting forth certain information with respect to the Financed Student Loans as of the end of each month.

         "Moody's" shall mean Moody's Investors Service, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Issuer.

         "Note Fees" shall mean the fees, costs and expenses (excluding Costs of Issuance), of the Trustee, the Delaware Trustee and any Eligible Lender Trustee, Paying Agent, Authenticating Agent, Remarketing Agent, Tender Agent, Auction Agent, Market Agent, Broker-Dealer, Counsel, Note Registrar, Accountant and other consultants and professionals incurred by the Issuer in carrying out and administering its powers, duties and functions under (1) the Eligible Lender Trust Agreement, the Trust Agreement, the Guarantee Agreements, the Higher Education Act or any requirement of the laws of the United States or any State, as such powers, duties and functions relate to Financed Student Loans, (2) any Swap Agreement or Credit Enhancement Facility (other than any amounts payable thereunder which constitute Other Obligations), (3) any Remarketing Agreement, Tender Agent Agreement, Auction Agent Agreement, Market Agent Agreement or Broker-Dealer Agreement and (4) this Indenture.

         "Note Register" shall mean the register maintained by the Note Registrar pursuant to Section 2.7 hereof.

         "Note Registrar" shall mean the Trustee, or, if so designated pursuant to the terms of a Supplemental Indenture, an Authenticating Agent, serving in such capacity under the terms of this Indenture, unless and until an Issuer Order is delivered to the Authenticating Agent and the Trustee directing that the Authenticating Agent or the Trustee, as the case may be, become the

Note Registrar and the Authenticating Agent or the Trustee, as the case may be, agrees to serve in such capacity hereunder.

         "Noteholder" shall mean the Holder of any Note.

         "Notes" shall mean all notes, bonds or other obligations issued pursuant to this Indenture in accordance with the provisions of Article II hereof.

         "Other Beneficiary" shall mean an Other Senior Beneficiary, an Other Subordinate Beneficiary or an Other Junior Subordinate Beneficiary.

         "Other Junior Subordinate Beneficiary" shall mean a person who is a Junior Subordinate Beneficiary other than as a result of ownership of Junior Subordinate Notes.

         "Other Junior Subordinate Obligations" shall mean the Issuer's obligations to pay any amounts under any Junior Subordinate Swap Agreements and any Junior Subordinate Credit Enhancement Facilities.

         "Other Obligations" shall mean, collectively, Other Senior Obligations, Other Subordinate Obligations and Other Junior Subordinate Obligations.

         "Other Senior Beneficiary" shall mean a Person who is a Senior Beneficiary other than as a result of ownership of Senior Notes.

         "Other Senior Obligation" shall mean the Issuer's obligations to pay any amounts under any Senior Swap Agreements and any Senior Credit Enhancement Facilities.

         "Other Subordinate Beneficiary" shall mean a Person who is a Subordinate Beneficiary other than as a result of ownership of Subordinate Notes.

         "Other Subordinate Obligation" shall mean the Issuer's obligations to pay any amounts under any Subordinate Swap Agreements and any Subordinate Credit Enhancement Facilities.

         "Outstanding," (1) when used with respect to any Note, shall have the construction given to such word in Sections 1.6, 2.7 and 9.1 hereof, i.e., a Note shall not be Outstanding hereunder if such Note is at the time not deemed to be Outstanding hereunder by reason of the operation and effect of Section 1.6, Section 2.7 or Section 9.1 hereof, and (2) when used with respect to any Other Obligation, shall mean all Other Obligations which have become, or may in the future become, due and payable and which have not been paid or otherwise satisfied.

         "Participant" shall mean a Person that has an account with DTC.

         "Paying Agent" shall mean the Trustee and any other commercial bank designated herein or in accordance herewith as a place at which principal of, premium, if any, or interest on any Note is payable.

         "Person" shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, incorporated organization or government or any agency or political subdivision thereof.

         "Premium" shall mean for each Eligible Loan acquired by the Issuer from a Lender, the meaning set forth in a Supplemental Indenture.

         "Prepayment Date," when used with respect to any Note, all or any portion of the Principal Amount of which is to be prepaid prior to its Stated Maturity, shall mean the date fixed for such prepayment by or pursuant to this Indenture.

         "Prepayment Price," when used with respect to any Note to be prepaid, shall mean the price at which it is to be redeemed pursuant to this Indenture and the Supplemental Indenture pursuant to which it has been issued.

         "Principal Account" shall mean the Account by that name created and established by Section 4.1 hereof.

         "Principal Amount," when used with respect to (i) a Note, shall mean the original principal amount of such Note less all payments previously made to the Holder thereof in respect of principal and (ii) a Swap Agreement, shall have the meaning set forth in the Supplemental Indenture relating to the Series of Notes for which the Issuer entered into such Swap Agreement.

         "Principal Balance," when used with respect to a Student Loan, shall mean the unpaid principal amount thereof (including, in the case of FFELP Loans, any unpaid capitalized interest thereon that is authorized to be capitalized under the Higher Education Act and, in the case of Alternative Loans, any unpaid capitalized interest thereon that is authorized to be capitalized under the applicable promissory note) as of a given date.

         "Principal Office" shall mean (1) when used with respect to the Trustee, the office located at the address specified in Section 10.4 hereof, or such other office as may, from time to time, be designated as such by the Trustee in writing to the Issuer, (2) when used with respect to the Issuer, its executive office located at the address specified in Section 10.4 hereof, or such other office as may, from time to time, be designated as such by Issuer Order and (3) when used with respect to a Paying Agent (other than the Trustee), an Authenticating Agent, the Note Registrar, a Tender Agent, a Remarketing Agent, an Auction Agent, a Market Agent or a Broker-Dealer, such office as may, from time to time, be designated as such in writing to the Trustee and the Issuer as the location of its principal office for the performance of its duties as Paying Agent, Authenticating Agent, Note Registrar, Tender Agent, Remarketing Agent, Auction Agent, Market Agent or Broker-Dealer, as the case may be.

         "Principal Payment Date" shall mean the Stated Maturity of principal of any Serial Note and the Sinking Fund Payment Date for any Term Note.

          "Rating Agency" shall mean (1) with respect to the Notes, any rating agency that shall have an outstanding rating on any of the Notes pursuant to request by the Issuer and (2) with respect to Investment Securities, any rating agency that shall have an outstanding rating on the applicable Investment Security.

         "Rating Agency Condition" shall mean, with respect to any action, that each of the Rating Agencies shall have notified the Issuer and the Trustee in writing that such action will not result in a reduction, qualification or withdrawal of the then-current rating of any of the Notes.

         "Rating Category" shall mean one of the general rating categories of a Rating Agency, without regard to any refinement or gradation of such rating category by a numerical modifier or otherwise.

         "Regular Record Date" shall mean, with respect to an Interest Payment Date for any series of Notes, unless the Supplemental Indenture authorizing the issuance of such series of Notes otherwise provides, the fifteenth day (whether or not a Business Day) of the calendar month immediately preceding such Interest Payment Date.

         "Remaining Acquisition Amount" with respect to any series of Notes shall mean the excess, if any, of (i) the amount deposited into the Acquisition Fund on the date of issuance of such series of Notes over (ii) the sum of all amounts withdrawn from, or added to, the Acquisition Fund during the related Acquisition Period.

         "Remarketing Agent" shall mean, with respect to any series of Notes, any securities dealer designated as such with respect to such Notes pursuant to the provisions of Section 7.19 hereof and its successor or successors and any securities dealer at any time substituted in its place pursuant to this Indenture.

         "Remarketing Agreement" shall mean an agreement between a Remarketing Agent and the Issuer setting forth the rights and obligations of the Remarketing Agent acting in such capacity under this Indenture and otherwise meeting the requirements of Section 7.20 hereof, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

          "Reserve Fund" shall mean the Reserve Fund created and established by
Section 4.1 hereof.

         "Reserve Fund Requirement" with respect to any series of Notes shall have the meaning set forth in the Supplemental Indenture authorizing the issuance of such series of Notes. In calculating the Reserve Fund Requirement, all Notes to be defeased by a series of refunding Notes shall be deemed not Outstanding as of the date of calculation.

         "Retirement Account" shall mean the Account by that name created and established by Section 4.1 hereof.

         "Revolving Period" with respect to any series of Notes shall have the meaning set forth in the related Supplemental Indenture.

         "S&P" shall mean Standard & Poor's Investors Rating Services, a division of The McGraw-Hill Companies, Inc., its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Trustee, at the written direction of the Issuer.

         "Secretary of Education" shall mean the Commissioner of Education, Department of Health, Education and Welfare of the United States, and the Secretary of the United States Department of Education (who succeeded to the functions of the Commissioner of Education pursuant to the Department of Education Organization Act), or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Securities Legend" "THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES OR BLUE SKY LAW OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES THAT THIS NOTE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) (A) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a)(1)-(3) OR (7) UNDER THE SECURITIES
ACT) PURCHASING FOR INVESTMENT AND NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT BY THE TRUSTEE OF SUCH EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS, (2) PURSUANT TO ANOTHER EXEMPTION AVAILABLE UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR (3) PURSUANT TO A VALID REGISTRATION STATEMENT."

         "Senior Asset Percentage" shall mean, as of the date of determination, the percentage resulting by dividing (1) the difference of the Aggregate Value less the sum of (a) all accrued interest on Outstanding Senior Notes, (b) all accrued Issuer Swap Payments with respect to Senior Swap Agreements, and (c) all accrued fees with respect to Senior Credit Enhancement Facilities, by (2) the aggregate Principal Amount of Outstanding Senior Notes.

         "Senior Asset Requirement" shall mean, at any time, any requirement set forth as such in a Supplemental Indenture providing for the issuance of one or more series of Notes any of which are then Outstanding.

         "Senior Beneficiaries" shall mean (1) the Holders of any Outstanding Senior Notes, and (2) any Other Senior Beneficiary holding any Other Senior Obligation that is Outstanding.

         "Senior Credit Enhancement Facility" shall mean a Credit Enhancement Facility designated as a Senior Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by the Issuer.

         "Senior Credit Facility Provider" shall mean any Person who provides a Senior Credit Enhancement Facility.

         "Senior Notes" shall mean any Notes designated in a Supplemental Indenture as Senior Notes, which are secured under this Indenture on a basis senior to any Subordinate Obligations and any Junior Subordinate Obligations (as such seniority is described herein), and on a parity with Other Senior Obligations.

         "Senior Obligations" shall mean, collectively, the Senior Notes and any Other Senior Obligations.

         "Senior Swap Agreement" shall mean a Swap Agreement designated as a Senior Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by the Issuer.

         "Senior Swap Counterparty" shall mean any Person who provides a Senior Swap Agreement.

         "Serial Notes" shall mean all Notes other than Term Notes.

         "Servicer" shall mean any organization with which the Issuer has (or the Issuer and the Eligible Lender Trustee have) entered into a Servicing Agreement; in any case, so long as such party acts as servicer of Financed Student Loans.

         "Servicing Agreement" shall mean any agreement between the Issuer and any Servicer (or among the Issuer, the Eligible Lender Trustee and any Servicer), under which such Servicer agrees to act as the Issuer's agent in connection with the administration and collection of Financed Student Loans in accordance with this Indenture.

         "Servicing Fees" shall mean any fees payable by the Issuer to (1) a Servicer in respect of Financed Student Loans pursuant to the provisions of a Servicing Agreement and (2) a collection agent in respect of Financed Student Loans in default.

         "Sinking Fund Payment Date" shall mean the date on which any Term Note is to be mandatorily redeemed pursuant to the applicable provisions of the Supplemental Indenture providing for the issuance thereof and from funds allocated as provided in
Section 4.7.2 hereof, or, if not redeemed, the Stated Maturity thereof.

         "Special Allowance Payments" shall mean special allowance payments authorized to be made by the Secretary of Education by Section 438 of the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.

         "Special Record Date" shall mean, with respect to the payment of any Defaulted Interest, a date fixed by the Trustee pursuant to Section 2.2 hereof.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, shall mean the date specified in such Note as the fixed date on which principal of such Note or such installment of interest is due and payable.

         "Student Loan" shall mean a loan to a borrower for or in connection with post-secondary education, bar preparation expenses or medical residency expenses.

         "Subordinate Asset Percentage" shall mean, as of the date of determination, the percentage resulting by dividing (1) the difference of the Aggregate Value less the sum of (a) all accrued interest on Outstanding Senior Notes and Outstanding Subordinate Notes, (b) all accrued Issuer Swap Payments (other than with respect to Junior Subordinate Swap Agreements), and (c) all accrued fees with respect to Credit Enhancement Facilities (other than Junior Subordinate Credit Enhancement Facilities), by (2) the aggregate Principal Amount of Outstanding Senior Notes and Outstanding Subordinate Notes.

         "Subordinate Asset Requirement" shall mean, at any time, any requirement set forth as such in a Supplemental Indenture providing for the issuance of one or more series of Notes any of which are then Outstanding.

         "Subordinate Beneficiaries" shall mean (1) the Holders of any Outstanding Subordinate Notes, and (2) any Other Subordinate Beneficiary holding any Other Subordinate Obligation that is Outstanding.

         "Subordinate Credit Enhancement Facility" shall mean a Credit Enhancement Facility designated as a Subordinate Credit Enhancement Facility in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is furnished by the Issuer.

         "Subordinate Credit Facility Provider" shall mean any Person who provides a Subordinate Credit Enhancement Facility.

         "Subordinate Notes" shall mean any Notes designated in a Supplemental Indenture as Subordinate Notes, which are secured under this Indenture on a basis subordinate to any Senior Obligations (as such subordination is described herein), on a basis senior to any Junior Subordinate Obligations (as such subordination is herein described), and on a parity with Other Subordinate Obligations.

         "Subordinate Obligations" shall mean, collectively, the Subordinate Notes and any Other Subordinate Obligations.

         "Subordinate Swap Agreement" shall mean a Swap Agreement designated as a Subordinate Swap Agreement in the Supplemental Indenture pursuant to which such Swap Agreement is furnished by the Issuer.

         "Subordinate Swap Counterparty" shall mean any Person who provides a Subordinate Swap Agreement.

         "Subservicing Agreement" shall mean any agreement between a Servicer and any subservicer relating to subservicing and/or administration of Financed Student Loans, which Subservicing Agreement shall satisfy the Rating Agency condition.

         "Supplemental Indenture" shall mean any amendment of or supplement to this Indenture made in accordance with Article VIII hereof.

         "Surplus Fund" shall mean the Surplus Fund created and established by
Section 4.1 hereof.

         "Swap Agreement" shall mean an interest rate or other hedge agreement between the Issuer and a Swap Counterparty, as supplemented or amended from time to time.

         "Swap Counterparty" shall mean any Person with whom the Issuer shall, from time to time, enter into a Swap Agreement.

         "Swap Counterparty Guaranty" shall mean a guarantee in favor of the Issuer given in connection with the execution and delivery of a Swap Agreement under this Indenture.

         "Tender Agent" shall mean, with respect to any series of Notes, any commercial bank or banking association having trust powers or trust company designated as such with respect to such Notes pursuant to the provisions of
Section 7.18 hereof and its successor or successors and any other commercial bank or banking association having trust powers or trust company at any time substituted in its place pursuant to this Indenture.

         "Tender Agent Agreement" shall mean an agreement among a Tender Agent, the Trustee, the Issuer, any Remarketing Agent and/or any related Credit Facility Provider setting forth the rights and obligations of the Tender Agent acting in such capacity under this Indenture and otherwise meeting the requirements of Section 7.18 hereof, including any supplement thereto or amendment thereof entered into in accordance with the provisions thereof.

         "Tender Date" shall mean, with respect to any Note, a date on which such Note is required to be tendered for purchase by or on behalf of the Issuer, or has been tendered for purchase by or on behalf of the Issuer pursuant to a right given the Holder or Beneficial Owner of such Note, in accordance with the provisions in the Supplemental Indenture providing for the issuance thereof.

         "Term Notes" shall mean Notes the payment of the principal of which is provided for from moneys credited to the Principal Account pursuant to Section
4.7.2 hereof.

         "Trust Agreement" shall mean the Trust Agreement dated as of November 1, 2001 between the Delaware Trustee and the Depositor, as the same may be amended from time to time.

          "Trust Estate" shall mean the Trust Estate as described in the Granting Clauses hereof.

         "Trust Funds" shall mean, in the aggregate, all of the Funds and Accounts.

         "Trustee" shall mean U.S. Bank National Association, as trustee under this Indenture, and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to this Indenture.

         "Unamortized Premium" shall mean for each Eligible Loan, the portion of the related Premium that has not been amortized based upon an assumed average life for such Eligible Loan of seven years and straight line method of amortization (or such other method that satisfies the Rating Agency Condition).

         "Value" shall mean, on any calculation date when required under this Indenture, the value of the Trust Estate calculated by the Issuer, in accordance with the following:

                  a. with respect to any Financed Eligible Loan, the Principal Balance thereof, plus accrued interest and Special Allowance Payments thereon; provided, however, such amount shall not include the Principal Balance of any Alternative Loan that is more than 180 days delinquent;

                  b. with respect to any funds of the Issuer on deposit in any commercial bank or as to any banker's acceptance or repurchase agreement or investment agreement, the amount thereof plus accrued interest thereon;

                  c. with respect to any Investment Securities of an investment company, the bid price, or the net asset value if there is no bid price, of the shares as reported by the investment company;

                  d. as to other investments, (a) the bid price published by a nationally recognized pricing service, or (b) if the bid and asked prices thereof are published on a regular basis by Bloomberg Financial Markets Commodities News (or, if not there, then in The Wall Street Journal), the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination plus accrued interest thereon;

                  e. as to investments the bid prices of which are not published by a nationally recognized pricing service and the bid and asked prices of which are not published on a regular basis by Bloomberg Financial Markets Commodities News (or, if not there, then in The Wall Street Journal) the lower of the bid prices at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Issuer in its absolute discretion) at the time making a market in such investments, plus accrued interest thereon; and

                  f. any accrued but unpaid Swap Counterparty Payment, unless the Swap Counterparty is in default of its obligations under the Swap Agreement.

         "Variable Rate Notes" shall mean Notes whose interest rate is not fixed but varies on a periodic basis as specified in the Supplemental Indenture providing for the issuance thereof.

         Section 1.2 Definitions of General Terms. Unless the context shall clearly indicate otherwise, or may otherwise require, in this Indenture the terms "herein," "hereunder," "hereby," "hereto," "hereof" and any similar terms refer to this Indenture as a whole and not to any particular article, section or subdivision hereof.

         Unless the context shall clearly indicate otherwise, or may otherwise require, in this Indenture: (i) references to articles, sections and other subdivisions, whether by number or letter or otherwise, are to the respective or corresponding articles, sections or subdivisions of this Indenture as such articles, sections or subdivisions may be amended from time to time; (ii) references to articles, chapters, subchapters and sections of the Statutes, or to any public law or other statute of the United States or any section thereof, are to the respective or corresponding chapters, subchapters, sections and statutes as they may be amended from time to time; (iii) the word "heretofore" means before the date of execution of this Indenture, the word "now" means at the date of execution of this Indenture, and the word "hereafter" means after the date of execution of this Indenture and (iv) the word "or" is not exclusive.

         Section 1.3 Computations. Unless the facts shall then be otherwise, all computations required for the purposes of this Indenture shall be made on the assumption that: (i) the principal of and interest on all Notes shall be paid as and when the same become due; (ii) all credits required by this Indenture to be made to any Fund or Account shall be made in the amounts and at the times required; (iii) all Notes required by this Indenture to be paid from moneys credited to the Note Principal Account shall be paid on the respective Sinking Fund Payment Dates therefor in the amounts and at the times as required by this Indenture; and (iv) all Issuer Swap Payments and Counterparty Swap Payments (unless the Swap Counterparty is then in default of its obligations under the Swap Agreement) shall be paid when the same become due.

         Section 1.4 Compliance Certificates and Opinions, etc. Except as otherwise specifically provided in this Indenture, upon any application or request by the Issuer to the Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Trustee (i) an Issuer Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                           (iv) a statement that each signatory of such
                  certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                           (v) a brief statement as to the nature and scope of
                  the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                           (vi) a statement that, in the opinion of each such
                  signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                           (vii) a statement as to whether, in the opinion of
                  each such signatory, such condition or covenant has been complied with.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate of an Authorized Officer is based are erroneous. Any such certificate of an Authorized Officer or opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Servicer or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer or the Issuer, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VII.

         Section 1.5 Evidence of Action by the Issuer. Except as otherwise specifically provided in this Indenture, any request, direction, command, order, notice, certificate or other instrument of, by or from the Issuer shall be effective and binding upon the Issuer for the purposes of this Indenture if signed by an Authorized Officer.

         Section 1.6 Exclusion of Notes Held By or For the Issuer. In determining whether the Holders of the requisite Principal Amount of Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Notes owned by the Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes which the Trustee knows to be so owned shall be disregarded.

         Section 1.7 Exhibits. Attached to and by reference made a part of this Indenture are the following Exhibits:

Exhibit A:  Form of Eligible Loan Acquisition Certificate;
Exhibit B:  Form of Eligible Loan Origination Certificate; and
Exhibit C:  Form of Student Loan Acquisition Certificate.

                                   ARTICLE II

                         THE NOTES AND OTHER OBLIGATIONS

         Section 2.1 General Title. There is hereby created and established an issue of Notes of the Issuer to be known and designated as "Student Loan Asset-Backed Notes," which Notes may be issued in series as hereinafter provided. With respect to the Notes of any particular series, the Issuer may incorporate in or add to the general title of such Notes any words, letters or figures designed to distinguish that series.

         Section 2.2 General Limitations; Issuable in Series; Purposes and Conditions for Issuance; Payment of Principal and Interest. The aggregate Principal Amount of Notes that may be authenticated and delivered and Outstanding under this Indenture is not limited, except as may be limited by law. The Notes may be issued in series as from time to time authorized by Issuer Order.

         Notes shall be issued only for the purposes of (a) providing funds for the origination or acquisition, or both, by the Issuer of Eligible Loans (including, for this purpose, the acquisition under this Indenture of Eligible Loans previously purchased or originated by the Issuer or any affiliate of the Issuer from other available moneys of the Issuer or such affiliate) or for the payment of guarantee or origination fees with respect to FFELP Loans and Alternative Loans, or (b) refunding at or before their Stated Maturity any or all Outstanding Notes issued for that purpose, (c) paying Servicing Fees, Administration Fees, Note Fees, Costs of Issuance and capitalized interest on the Notes being issued, (d) making deposits to the Reserve Fund and the

Alternative Loan Loss Reserve Fund, and (e) such other purposes relating to the Issuer's loan programs as may be provided in a Supplemental Indenture.

         The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and Other Obligations are limited obligations of the Issuer, payable solely from the revenues and assets of the Issuer pledged therefor under this Indenture.

         In the event a default occurs in the due and punctual payment of any interest on any Note, interest shall be payable thereon to the extent permitted by law on the overdue installment of interest, at the interest rate borne by the
Note in respect of which such interest is overdue.

         The principal of and premium, if any, on the Notes, together with interest payable on the Notes at the Maturity thereof if the date of such Maturity is other than a regularly scheduled Interest Payment Date, shall, except as hereinafter provided or as otherwise provided in a Supplemental Indenture, be payable upon presentation and surrender of such Notes at the Principal Office of the Trustee or, at the option of the Holder, at the Principal Office of a duly appointed Paying Agent. Interest due on the Notes on each regularly scheduled Interest Payment Date shall, except as hereinafter provided or as otherwise provided in a Supplemental Indenture, be payable by check or draft drawn upon the Trustee mailed to the Person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date relating thereto, at the address of such Holder as it appears on the Note Register. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the Person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the Person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such defaulted interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Notes not less than ten (10) days prior thereto by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of, premium, if any, and interest on the Notes shall be made in lawful money of the United States of America.

         After the issuance of the Initial Notes, and from time to time, one or more additional series of Notes may be issued upon compliance with the provisions of Article II hereof (except where specifically indicated otherwise in this Section 2.2) in such Principal Amounts as may be determined by the Issuer for any of the purposes hereinbefore specified in this Section 2.2 upon compliance with the following conditions and any additional conditions specified in a Supplemental Indenture:

                           A. An Authorized Officer of the Issuer shall have certified (as evidenced by an Issuer Certificate filed with the Trustee) that the Issuer is not in default in the performance of any of its covenants and agreements in this Indenture made (unless, in the opinion of Counsel, any such default does not deprive any Beneficiary in any material respect of the security afforded by this Indenture).

                  B. The Rating Agency Condition shall have been satisfied with respect to the issuance of such additional series of Notes.

                  C. An opinion of Counsel to the Issuer to the effect that: (i) this Indenture and such Supplemental Indenture have been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the other parties thereto, is valid and binding upon the Issuer (subject to the operation of bankruptcy, insolvency, preferential transfer, fraudulent transfer, fraudulent conveyance or other laws relating to or affecting creditors rights generally, now existing or hereafter enacted, and by the application of general principles of equity including those relating to equitable subordination and judicial discretion); (ii) pursuant to this Indenture the Issuer has assigned and pledged, and all necessary action on the part of the Issuer has been taken as required to assign and pledge under this Indenture, all of the Trust Estate to the Trustee, subject to customary exceptions; (iii) upon the execution, authentication and delivery thereof, such Notes will have been duly and validly authorized and issued in accordance with the provisions of this Indenture; (iv) such Notes are valid and binding obligations of the Issuer; (v) the Notes will be classified as debt for federal income tax purposes; and (vi) the Issuer shall have acquired a perfected security interest in all Financed Student Loans purchased, originated, or financed in favor of the Trustee in the manner provided for by applicable law and, with respect to FFELP Loans, the Higher Education Act.

                  D. A written order as to the delivery of such Notes, signed by an Authorized Officer.

         Section 2.3 Terms of Particular Series. Each series of Notes shall be created by and issued pursuant to a Supplemental Indenture and such Supplemental Indenture shall designate Notes of each series as Senior Notes, Subordinate Notes or Junior Subordinate Notes. The Notes of each series shall bear such date or dates, shall be payable at such place or places, shall have such Stated Maturities and Sinking Fund Payment Dates, shall bear interest at such rate or rates, from such date or dates, payable in such installments and on Interest Payment Dates and at such place or places, may be subject to redemption at such Prepayment Price or Prices and upon such terms, may be entitled to distributions of principal upon such terms, may have such provisions for accrual of Carry-Over Amounts (and interest thereon), payable in such installments and on Interest Payment Dates and at such place or places, upon such terms as shall be provided for in the Supplemental Indenture creating that series. The Supplemental Indenture creating any series of Notes may contain a provision limiting the aggregate Principal Amount of the Notes of that series or the aggregate Principal Amount of Notes which may thereafter be issued.

         All Notes of the same series shall be substantially identical in tenor and effect, except as to denomination, the differences specified herein or in a Supplemental Indenture between interest rates, Stated Maturities and redemption and principal distribution provisions.

         Section 2.4 Form and Denominations. The Notes of each series and the Trustee's or Authenticating Agent's certificate of authentication shall be in substantially the forms set forth in the Supplemental Indenture providing for the issuance thereof, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or such Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their signing of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Notes of each series shall be distinguished from the Notes of other series and Term Notes shall be distinguished from Serial Notes in such manner as the Issuer may determine.

         The Notes of any series may be issuable only as fully registered Notes.

         The Notes of each series shall be issuable in such denominations as shall be provided in the provisions of the Supplemental Indenture creating such series.

         Section 2.5 Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by the Delaware Trustee, which signature may be facsimiles.

         Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Trustee or an Authenticating Agent for authentication; and, upon Issuer Order, the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver such Notes as in this Indenture provided and not otherwise.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for in the Supplemental Resolution authorizing the issuance thereof executed by the Trustee or the Authenticating Agent by manual signature of one of its authorized officers, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.6 Temporary Notes. Pending the preparation of definitive Notes, the Issuer may execute and, upon Issuer Order, the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued, in fully registered form, without coupons, and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Issuer executing such Notes may determine, as evidenced by their signing of such Notes.

         If temporary Notes are issued, the Issuer will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the Principal Office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Notes of the same series and Stated Maturity of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

         Section 2.7 Registration, Transfer and Exchange. The Issuer shall cause to be kept at the Principal Office of the Note Registrar a Note Register in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and of transfers of Notes as herein provided. The Issuer may, in a Supplemental Indenture, appoint an Authenticating Agent for the purpose of receiving, authenticating and delivering Notes in connection with transfers, exchanges and registrations as herein provided. Unless an Authenticating Agent is designated to serve in such capacity pursuant to a Supplemental Indenture or is otherwise directed, and agrees, to so serve in accordance with an Issuer Order, the Trustee shall be Note Registrar for the purpose of registering Notes and transfer of Notes as herein provided. At reasonable times and under reasonable regulations established by the Note Registrar, the Note Register may be inspected and copied by the Issuer or by the Holders (or a designated representative thereof) of ten percent (10%) or more in Principal Amount of Notes then Outstanding.

         The Trustee and any Authenticating Agent shall adhere, with respect to transfer of Notes, to the standards for efficiency in transfer agent performance established in Securities and Exchange Commission Rules 17Ad-2 through 17Ad-7 under the Exchange Act, most particularly Rule 17Ad-2, which requires that registered transfer agents process at least ninety percent (90%) of routine items (such as certificates presented for transfer) received during any month within three (3) business days of their receipt.

         Upon surrender for transfer or exchange of any Note at the Principal Office of the Note Registrar or at the Principal Office of any Authenticating Agent, or on a Tender Date with respect to Notes which are required to be tendered for purchase, whether or not surrendered on such date, the Issuer shall execute, and the Trustee or the Authenticating Agent, as the case may be, shall authenticate and deliver, in the name of the designated transferee or transferees, including transferees designated by a Tender Agent with respect to Notes required to be tendered for purchase, or in exchange for the Note surrendered, one or more new fully registered Notes of any authorized denomination or denominations, of like aggregate Principal Amount, of the same series, having the same Stated Maturity and interest rate and bearing numbers not previously assigned.

         All Notes executed, delivered and authenticated pursuant to the preceding paragraph shall be registered in the name of the Holder presenting the Note for exchange or the designated transferee, as the case may be, on the Note Register on the date of such transfer or exchange.

         All Notes surrendered upon any exchange or transfer provided for in this Indenture shall be promptly canceled by the Trustee upon receipt thereof from the Note Registrar or the Authenticating Agent, as the case may be, and thereafter disposed of as directed by Issuer Order.

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

         All Notes issued upon any transfer or exchange of Notes, including Notes issued in lieu of Notes required to be tendered for purchase on a Tender Date, whether or not surrendered, shall be the valid obligations of the Issuer evidencing the same debt, and entitled to the same security and benefits under this Indenture, as the Notes surrendered upon such transfer or exchange or in lieu of which such Notes were issued.

         Every Note presented or surrendered for transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Note Registrar or the Authenticating Agent, as the case may be, duly executed, by the Holder thereof or his, her or its attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar or the Authenticating Agent, as the case may be, which requirements include membership or participation in a "signature guarantee program" determined by the Note Registrar or the Authenticating Agent, as the case may be, in accordance with the Exchange Act, and such other documents as the Trustee may require.

         The Issuer may require payment by the Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes, other than exchanges upon a partial redemption of, or distribution of principal with respect to, a Note not involving any transfer. All other expenses incurred by the Issuer, the Trustee, the Note Registrar or the Authenticating Agent in connection with any transfer or exchange of Notes shall be paid by the Issuer.

         Except in connection with a Tender Date, the Issuer shall not be required to transfer any Note (i) during a period beginning at the opening of business fifteen (15) days before any selection of Notes of the same series for redemption and ending at the close of business on the day of such selection,
(ii) selected for redemption in whole or in part, (iii) after receipt by the Tender Agent of a properly completed demand for purchase of such Note in accordance with the Supplemental Indenture pursuant to which it was issued and through the corresponding Tender Date, or (iv) on or after the date notice of a Tender Date is given and through such Tender Date. In the event that a Note is transferred in connection with a Tender Date either during the period referred to in clause (i) or after being selected for redemption in whole or in part, the Note Registrar or the Authenticating Agent, as appropriate, shall give written notice to any transferee thereof that such Note may be, or has been, selected for redemption, as the case may be.

         The Book-Entry Notes (i) shall be delivered by the Issuer to the Depository or, pursuant to the Depository's instructions, shall be delivered by the Issuer on behalf of the Depository to and deposited with the DTC Custodian, and in each case shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

                  "Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Note Registrar or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to

                  Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein."

         The Book-Entry Notes may be deposited with such other Depository as the Issuer may from time to time designate, and shall bear such legend as may be appropriate; provided that such successor Depository maintains a book-entry system that qualifies to be treated as "registered form" under Section 163(f)(3) of the Code.

         The Issuer and the Trustee are hereby authorized to execute and deliver a Letter of Representations with the Depository relating to the Notes of each series.

         With respect to Notes registered in the Note Register in the name of Cede & Co., as nominee of the Depository, the Issuer and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Notes from time to time as a Depository. Without limiting the immediately preceding sentence, the Issuer and the Trustee shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Notes, (b) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note, (c) the payment to any Direct or Indirect Participant or any other Person, other than a registered Holder of a Note as shown in the Note Register, of any amount with respect to any distribution of principal or interest on the Notes or (d) the making of book-entry transfers among Participants of the Depository with respect to Notes registered in the Note Register in the name of the nominee of the Depository. No Person other than a registered Holder of a Note as shown in the Note Register shall receive a Note evidencing such Note.

         Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of distributions by the mailing of checks or drafts to the registered Holders of Notes appearing as registered Owners in the Note Register, the name "Cede & Co." in this Indenture shall refer to such new nominee of the Depository.

         In the event that (i) the Depository or the Issuer advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Notes and the Issuer is unable to locate a qualified successor or
(ii) the Issuer at its sole option elects to terminate the book-entry system through the Depository, the Book-Entry Notes shall no longer be restricted to being registered in the Note Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Issuer may determine that the Book-Entry Notes shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Issuer, or such depository's agent or designee but, if the Issuer does not select such alternative global book-entry system, then upon surrender to the Note Registrar of the

Book-Entry Notes by the Depository, accompanied by the registration instructions from the Depository for registration, the Trustee shall at the Issuer's expense authenticate Individual Notes. Neither the Issuer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Individual Notes, the Trustee, the Note Registrar, the Issuer, any Paying Agent and the Depositor shall recognize the Holders of the Individual Notes as Noteholders hereunder.

         Notwithstanding any other provision of this Agreement to the contrary, so long as any Book-Entry Notes are registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal and interest on such Book-Entry Notes and all notices with respect to such Book-Entry Notes shall be made and given, respectively, in the manner provided in the applicable Letter of Representations.

         Subject to the preceding paragraphs, upon surrender for registration of transfer of any Note at the office of the Note Registrar and, upon satisfaction of the conditions set forth below, the Issuer shall execute in the name of the designated transferee or transferees, a new Note of the same Principal Amount and dated the date of authentication by the Trustee. The Note Registrar, if not the Trustee, shall notify the Indenture Trustee of any such transfer.

         By acceptance of an Individual Note, whether upon original issuance or subsequent transfer, each holder of such a Note acknowledges the restrictions on the transfer of such Note set forth in the Securities Legend and agrees that it will transfer such a Note only as provided herein.

         No transfer of any Note shall be made unless such transfer is exempt from the registration requirements of the Securities Act and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, unless such transfer is made in reliance upon Rule 144A under the Securities Act, (i) the Trustee may require a written opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which opinion of Counsel shall not be an expense of the Trustee, the Issuer or the Trust Estate and (ii) the Trustee shall require the transferee to execute a transferee letter certifying to the Issuer and the Trustee the facts surrounding such transfer, which transferee letter shall not be an expense of the Trustee, the Issuer or the Trust Estate. The holder of a Note desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Issuer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. None of the Issuer, the Trustee or the Depositor intends or is obligated to register or qualify any Note under the Securities Act or any state securities laws.

         Section 2.8 Mutilated, Destroyed, Lost and Stolen Notes. If a mutilated
Note is surrendered to the Trustee or the Note Registrar, the Issuer shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver in exchange therefor a new Note of the same series and of like tenor and Principal Amount, Stated Maturity and interest rate, bearing a number not contemporaneously outstanding. If the Issuer, the Note Registrar, any Authenticating Agent and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Issuer, the Note Registrar, any Authenticating Agent and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar, any Authenticating Agent or the Trustee that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of such destroyed, lost or stolen Note, a new Note of the same series and of like tenor, Principal Amount, Stated Maturity and interest rate.

         In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note.

         Every new Note issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of such series duly issued and authenticated hereunder. Neither the Issuer, the Trustee, the Note Registrar nor any Authenticating Agent shall be required to treat both the original Note and any duplicate Note as being Outstanding for the purpose of determining the Principal Amount of Notes which may be issued hereunder or for the purpose of determining any percentage of Notes Outstanding hereunder, but both the original and duplicate Note shall be treated as one and the same.

         Upon the issuance of any new Note under this Section 2.8, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Note Registrar, any Authenticating Agent and the Trustee) connected therewith.

         The provisions of this Section 2.8 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 2.9 Interest Rights Preserved; Dating of Notes. Each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry all the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note. Each Note shall bear an original issue date as provided in the Supplemental Indenture authorizing the issuance of the series of Notes of which such Note is a part and, upon the original delivery of a series of Notes or an exchange or transfer of Notes pursuant to Section 2.7 hereof, the Trustee or the Authenticating Agent, as the case may be, shall date each Note to be delivered as of the date of authentication thereof, except as may be otherwise provided in a Supplemental Indenture with respect to Notes of the series authorized to be issued thereby.

         Section 2.10 Persons Deemed Holders. The Issuer, the Trustee, each Authenticating Agent, each Paying Agent, each Note Registrar, each Tender Agent and any other agent of the Issuer may treat the Person in whose name any Registered Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any), interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to such Note and (except as may be provided in a Supplemental Indenture with respect to Beneficial Ownership Interests) for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Trustee, any Authenticating Agent, any Paying Agent, any Note Registrar, any Tender Agent nor any other agent of the Issuer shall be affected by notice to the contrary.

         Section 2.11 Cancellation. All Notes surrendered for payment, redemption, transfer or exchange, if surrendered to the Trustee, shall be promptly canceled by it, and, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Issuer may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder, which Notes so delivered shall be promptly canceled by the Trustee. All canceled Notes held by the Trustee shall be disposed of as directed by an Issuer Order.

         Section 2.12 Credit Enhancement Facilities and Swap Agreements. The Issuer may from time to time, pursuant to a Supplemental Indenture, enter into or obtain the benefit of any Credit Enhancement Facility with respect to any Notes of any series or any Swap Agreement; provided that (1) the Rating Agency Condition is satisfied with respect to any such Credit Enhancement Facility or Swap Agreement, and (2) any such Credit Enhancement Facility or Swap Agreement satisfies any conditions specified in a prior Supplemental Indenture.

         Notwithstanding anything in this Indenture to the contrary, (1) any Supplemental Indenture authorizing the execution by the Issuer of a Swap Agreement or Credit Enhancement Facility may include provisions with respect to the application and use of all amounts to be paid thereunder, (2) no amounts paid under any such Credit Enhancement Facility shall be part of the Trust Estate except to the extent, if any, specifically provided in such Supplemental Indenture and no Beneficiaries shall have any rights with respect to any such amounts so paid except as may be specifically provided in such Supplemental Indenture, (3) Notes of one or more series or any portions thereof may be secured by a pledge of any or all amounts payable pursuant to such Credit Enhancement Facility, in the manner and to the extent provided in such Supplemental Indenture, and such Notes may be either Senior Notes or Subordinate Notes for purposes hereof, and (4) except as otherwise provided in the Supplemental Indenture pursuant to which such Credit Enhancement Facility is obtained or such Swap Agreement is entered into, the Issuer's obligations under any such Credit Enhancement Facility or Swap Agreement shall be limited obligations, payable solely from the revenues and assets of the Issuer pledged therefor under this Indenture.

                                  ARTICLE III

                               PREPAYMENT OF NOTES

         Section 3.1 Right of Prepayment. The Notes of any series shall be subject to redemption or principal distribution as provided in this Article III and in the Supplemental Indenture creating such series. As used in this Article III and elsewhere in this Indenture, references to "prepay" shall mean to make payments of principal prior to Stated Maturity, and shall be deemed to include references to "redeem" or "make distributions of principal with respect to," as appropriate.

         Notes which may be prepaid before their Stated Maturity shall be prepaid in accordance with their terms, this Indenture and (except as otherwise provided with respect to the Notes of any particular series by the provisions of the Supplemental Indenture creating such series) in accordance with this Article III.

         Section 3.2 Election To Prepay or Purchase; Notice to Trustee; Senior Asset Requirement and Subordinate Asset Requirement. The election of the Issuer to prepay any Notes or cause any Notes then subject to prepayment to be purchased by the Trustee (other than on a Tender Date) shall be evidenced by an Issuer Order, received by the Trustee no later than the fifth day prior to the Monthly Calculation Date prior to the Prepayment Date established with respect to a series of Notes in the Supplemental Indenture authorizing the issuance of the Notes of such series, stating the Prepayment Date, the Principal Amount, the series of Notes, and, if applicable, the Stated Maturity within a series, to be prepaid.

         Notwithstanding any provision hereof to the contrary but apart from the prepayment of Subordinate Notes which are no longer Outstanding by reason of
Section 9.1 hereof or the prepayment of Subordinate Notes on a Sinking Fund Payment Date, no prepayment or purchase (other than on a Tender Date) of Subordinate Notes by the Trustee shall be effected hereunder unless prior to the Trustee giving notice of redemption, transferring moneys to the Retirement Account to make a principal distribution or soliciting a purchase, as the case may be, the Issuer furnishes the Trustee an Issuer Certificate to the effect that, as of the date Subordinate Notes are to be selected for prepayment or purchase or such determination to prepay is made, and after giving effect to such prepayment or purchase, the Senior Asset Requirement will be met. Such Subordinate Notes may be prepaid on the Prepayment Date or purchased on the purchase date therefor if the foregoing conditions are met on the date such Notes are selected for redemption or purchase or as of the date on which moneys are transferred to the Retirement Account to make any distribution of principal with respect to such Notes, whether or not such conditions are met on the Prepayment Date or the date of purchase. Any election to prepay Notes of a series may also be conditioned upon such additional requirements as may be set forth in the Supplemental Indenture authorizing the issuance of such Notes.

         Notwithstanding any provision hereof to the contrary but apart from the prepayment of Junior Subordinate Notes which are no longer Outstanding by reason of Section 9.1 hereof or the prepayment of Junior Subordinate Notes on a Sinking Fund Payment Date, no prepayment or purchase (other than on a Tender Date) of Junior Subordinate Notes by the Trustee shall be effected hereunder unless prior to the Trustee giving notice of redemption, transferring moneys to the Retirement Account to make a principal distribution or soliciting a purchase, as the case may be, the Issuer furnishes the Trustee an Issuer Certificate to the effect that, as of the date Junior Subordinate Notes are to be selected for prepayment or purchase or such determination to prepay is made, and after giving effect to such prepayment or purchase, both the Senior Asset Requirement and the Subordinate Asset Requirement will be met. Such Junior Subordinate Notes may be prepaid on the Prepayment Date or purchased on the purchase date therefor if the foregoing conditions are met on the date such Notes are selected for redemption or purchase or as of the date on which moneys are transferred to the Retirement Account to make any distribution of principal with respect to such Notes, whether or not such conditions are met on the Prepayment Date or the date of purchase. Any election to prepay Notes of a series may also be conditioned upon such additional requirements as may be set forth in the Supplemental Indenture authorizing the issuance of such Notes.

         Section 3.3 Selection by Trustee of Notes To Be Prepaid. Subject to
Section 3.2 hereof, Balances deposited to the credit of the Retirement Account to provide for the payment of the Prepayment Price of Notes subject to mandatory redemption, or required distributions of principal with respect to Notes, shall be applied to the payment of Notes of all series subject to such prepayment (or to the reimbursement of any Credit Facility Provider for such payment) in such order of priority as may be established by the Supplemental Indentures pursuant to which such Notes have been issued or, in the absence of direction from such Supplemental Indentures, in the order of the Stated Maturities of such Notes, and among Notes with the same Stated Maturity, in the order in which such Notes were issued.

         If less than all Notes of a series are to be prepaid, the Trustee shall select the particular Notes to be prepaid as provided in the Supplemental Indenture providing for the issuance of such Notes. The Trustee may provide for the selection for prepayment of portions of the principal of Notes in the denomination larger than the smallest authorized denomination of the Notes of that series or multiple thereof.

         The Trustee shall promptly notify the Issuer and any Paying Agent in writing of the Notes selected for prepayment and, in the case of any Note selected for partial prepayment, the Principal Amount thereof to be prepaid.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the prepayment of Notes shall relate, in the case of any Note prepaid or to be prepaid only in part, to the portion of the principal of such Note which has been or is to be prepaid.

         Section 3.4 Notice of Prepayment. Notice of prepayment with respect to any series of Notes shall be given by first-class mail, postage prepaid, mailed by the date specified in the Supplemental Indenture creating such series to each Holder of Notes to be prepaid at the address of such Holder appearing in the Note Register; but neither failure to give such notice nor any defect in any notice so given shall affect the validity of the proceedings for prepayment of any Note not affected by such failure or defect.

         All notices of prepayment shall state:

                  (a) the Prepayment Date,

                  (b) the Prepayment Price,

                  (c) the name (including series designation), Stated Maturity and CUSIP numbers of the Notes to be prepaid, the Principal Amount of Notes of each series to be prepaid, and, if less than all outstanding Notes of a series are to be prepaid, the identification (and, in the case of partial prepayment, the respective Principal Amounts) of the Notes of each series to be prepaid,

                  (d) that, on the Prepayment Date, the Prepayment Price of and accrued interest on each such Note will become due and payable and that interest on each such Note shall cease to accrue on and after such date,

                  (e) the place or places where such Notes are to be surrendered for payment of the Prepayment Price thereof and accrued interest thereon, and

                  (f) if it be the case, that such Notes are to be prepaid by the application of certain specified trust moneys and for certain specified reasons.

         Within sixty (60) days after any Prepayment Date, a second notice of prepayment shall be given, in the manner described above, to the Holder of any Note that was not presented for prepayment within thirty (30) days after the Prepayment Date.

         Section 3.5 Notes Payable on Prepayment Date and Sinking Fund Payment Date. Notice of prepayment having been given as aforesaid, the Notes so to be prepaid shall, on the Prepayment Date, become due and payable at the Prepayment Price specified plus accrued interest thereon to the Prepayment Date and on and after such date (unless the Issuer shall default in the payment of the Prepayment Price and accrued interest) such Notes (or portions thereof) shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid at the Prepayment Price thereof plus (unless the Prepayment Date is a regularly scheduled Interest Payment Date) accrued interest to the Prepayment Date. Installments of interest whose Stated Maturity is on or prior to the Prepayment Date shall continue to be payable to the applicable Noteholder.

         If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the Prepayment Price and, to the extent lawful, interest thereon shall, until paid, bear interest from the Prepayment Date at the rate borne by the Note.

         Section 3.6 Notes Prepaid in Part. Any Note which is to be redeemed only in part shall (except as otherwise provided in the Supplemental Indenture pursuant to which the Notes of such series were issued) be surrendered to the Paying Agent (with, if the Paying Agent so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Paying Agent duly executed by, the Holder thereof or his, her or its attorney duly authorized in writing) and the appropriate officers of the Issuer shall execute and the Trustee or an Authenticating Agent shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes of the same series, of any authorized denomination or denominations, having the same Stated Maturity and interest rate as requested by such Holder, in aggregate Principal Amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.

         Any Note with respect to which a partial distribution of principal is made shall remain Outstanding in the then current Principal Amount. The Trustee shall retain a record of the Principal Amount of each Note any portion of the principal of which has been distributed, and shall give the Note Registrar (if other than the Trustee) prompt written notice of the current Principal Amount of each such Note as of the end of each calendar month.

Section 3.7 Purchase of Notes. The Issuer may at any time, but subject to
Section 3.2 hereof, authorize and direct the Trustee to purchase Notes in the open market out of any funds available for such purpose, such purchases to be made at a price not in excess of the amount specified in this Indenture or, if no amount is specified, the Principal Amount thereof plus accrued interest and any applicable prepayment premium. In addition, the Issuer may, from time to time, direct the Trustee to request the submission of tenders following published notice requesting such submission prior to making the purchases authorized pursuant to this Section 3.7. The Issuer may specify the maximum and minimum period of time which shall transpire between the date upon which such notice is to be given and the date upon which such tenders are to be accepted or may authorize the Trustee to determine the same in its discretion. No tenders shall be considered or accepted at any price exceeding the maximum price specified by the Issuer for the purchase of Notes. The Trustee shall accept bids with the lowest price and, in the event the moneys available for purchase pursuant to such tenders are not sufficient to permit acceptance of all tenders and if there shall be tenders at an equal price above the amounts of moneys available for purchase, then the Trustee shall, determine in its discretion, the Notes tendered which shall be purchased. All Notes purchased by the Trustee pursuant to this Section 3.7 shall be canceled and not reissued.

                                   ARTICLE IV

     CREATION OF FUNDS AND ACCOUNTS; CREDITS THERETO AND PAYMENTS THEREFROM

         Section 4.1 Creation of Funds and Accounts. There are hereby created and established the following Funds and Accounts to be held by the Trustee and maintained in accordance with the provisions of this Indenture:

                  a. An Acquisition Fund.

                  b. An Administration Fund.

                  c. A Reserve Fund.

                  d. An Alternative Loan Loss Reserve Fund.

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

                  e. A Collection Fund.

                  f. A Debt Service Fund, within which there shall be an Interest Account, a Principal Account and a Retirement Account.

                  g. A Surplus Fund.

         The Supplemental Indenture for any series of Notes may provide for the creation of additional Funds, separate Accounts within any Fund or separate sub-accounts within any Account, into which moneys representing proceeds of such series, moneys set aside for the payment of such series, or moneys otherwise allocable to such series shall be deposited or credited. Notwithstanding the creation of such Accounts or sub-accounts, moneys therein shall (except as provided in this Section 4.1 with respect to amounts paid pursuant to a Credit Enhancement Facility and amounts set aside in an Escrow Account) be available for any purpose for which other moneys in the Fund of which such Account is a part or the Account of which such sub-account is a part, as the case may be, are authorized to be applied or used.

         Any Supplemental Indenture providing for the issuance of any series of Notes, the payment of which is to be provided pursuant to or secured by a Credit Enhancement Facility, shall also provide for the creation of separate sub-accounts within the Interest Account, the Principal Account and the Retirement Account. Any payment received pursuant to such Credit Enhancement Facility shall be deposited into such sub-accounts, and moneys deposited therein shall be used only for the payment of Debt Service on Notes of such series, or for such other purposes as may be permitted by such Supplemental Indenture, upon the conditions set forth in such Supplemental Indenture.

         Any Supplemental Indenture providing for the issuance of any series of Notes which (or the Beneficial Ownership Interests in which) must, upon the occurrence of certain circumstances, or may, at the option of the Holder or Beneficial Owner, be tendered for purchase by or on behalf of the Issuer shall also provide for the creation of a separate Fund for such purpose. Any payment received from any source provided for in accordance with the provisions in the Supplemental Indenture (including proceeds of remarketing of such Notes or Beneficial Ownership Interests, amounts provided pursuant to a Credit Enhancement Facility which provides liquidity for the payment of such purchase price, or amounts received from other sources) shall be deposited into such Fund, and moneys deposited therein shall be used only for the payment of the purchase price of Notes of such series (or the Beneficial Ownership Interests therein) on a Tender Date, or for such other purposes as may be permitted by such Supplemental Indenture (including reimbursement of the Credit Facility Provider for the payment of such purchase price).

         In addition, a Supplemental Indenture may provide for the creation of one or more Escrow Accounts within the Debt Service Fund, upon the defeasance of Notes pursuant to Section 9.1. Moneys deposited in any Escrow Account shall be used only for the payment of the Notes with respect to which the Escrow Account was established.

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

         Section 4.2 Acquisition Fund. With respect to each series of Notes, the Trustee shall, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the Acquisition Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee shall also deposit in the Acquisition Fund: (i) any funds to be transferred thereto from the Collection Fund as provided in Section 4.6 hereof, or from the Surplus Fund as provided in Section 4.8 hereof, and (ii) any other amounts specified in a Supplemental Indenture to be deposited therein.

         Balances in the Acquisition Fund shall be used only for (a) the acquisition of Eligible Loans including the payment of any related Premium and origination and guarantee fees, if any, and any related Add-On Loan, (b) the origination of Eligible Loans, including all origination and guarantee fees, if any, in connection therewith, and any related Add-On Loan, (c) the redemption or purchase of, or distribution of principal with respect to, Notes as provided in a Supplemental Indenture providing for the issuance of such Notes, (d) the payment of Debt Service on the Notes and Other Obligations when due (upon transfer to the Debt Service Fund as set forth below in this Section 4.2), (e) the deposit of amounts into the Alternative Loan Loss Reserve Fund, (f) following the Acquisition Period, the deposit of amounts into the Surplus Fund,
(g) the deposit of amounts into the Administration Fund to pay Administration Fees, Servicing Fees or Note Fees or (h) such other purposes related to the Issuer's loan programs as may be provided in the Supplemental Indenture authorizing a series of Notes. The Trustee shall make payments from the Acquisition Fund to Lenders for the acquisition of Eligible Loans, including all related Premiums and origination and guarantee fees, if any, in connection therewith, and any related Add-On Loan, upon receipt by the Trustee of an Eligible Loan Acquisition Certificate and all documents and certificates required thereby. The Trustee shall make payments from the Acquisition Fund for the origination of Eligible Loans, including all origination, guarantee and other fees, if any, in connection therewith, and any related Add-On Loan, upon receipt by the Trustee of an Eligible Loan Origination Certificate and all documents and certificates required thereby or by any other Issuer Order or Issuer Certificate. Notwithstanding the foregoing, unless the Rating Agency Condition is satisfied, the Issuer shall not pay any Premium unless, after giving effect to such payment, the Senior Asset Percentage would be at least 103.0% and the Subordinate Asset Percentage would be at least 97.0%.

         If, on any Monthly Calculation Date, the Balance in the Acquisition Fund available for such purpose is less than the amount set forth in an Issuer Certificate as the amount expected to be needed to pay such origination fees, guarantee fees, related premiums and other fees due in the next month, the Trustee shall transfer to the Acquisition Fund an amount equal to such deficiency from the following Funds in the following order of priority: the Collection Fund and the Surplus Fund.

         Balances in the Acquisition Fund (other than any portion of such Balance consisting of Student Loans) shall be transferred to the credit of the Debt Service Fund on the Monthly Calculation Date of each calendar month to the extent required to provide for the payment of the Debt Service on the Notes and any Other Obligations, all as provided in Section 4.7 hereof. Transfers of amounts from the Acquisition Fund to the Debt Service Fund pursuant to the preceding sentence shall be made by the Trustee without any further authorization or direction.

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

If any amounts have been transferred to the Debt Service Fund pursuant to this paragraph, the Trustee shall, to the extent necessary to cure the deficiency in the Acquisition Fund as a result of such transfer or transfers, transfer to the Acquisition Fund amounts from the Collection Fund as provided in Section 4.6 hereof.

         On the first Monthly Calculation Date following the end of the Acquisition Period relating to a series of Notes, the Trustee shall transfer from the Acquisition Fund to the Retirement Account of the Debt Service Fund, for the redemption of, or distribution of principal with respect to, Notes, an amount equal to the Remaining Acquisition Amount.

         The Principal Balance of Financed Student Loans in the Acquisition Fund shall be included in the Balance of the Acquisition Fund until such Financed Student Loans shall have been paid in full or sold or exchanged as herein provided. Interest and principal payments, including Guarantee payments, and Special Allowance Payments received with respect to Financed Student Loans (excluding, except as otherwise provided in a Supplemental Indenture, any federal interest subsidy payments and Special Allowance Payments that accrued prior to the date on which such Student Loans were Financed) and proceeds from the sale or other conveyance of Financed Student Loans shall be credited to the Collection Fund as provided in Section 4.6 hereof.

         Except as otherwise set forth in a Supplemental Indenture, the Issuer may direct the Trustee to sell to any purchaser one or more Student Loans Financed with moneys in the Acquisition Fund (i) in exchange for one or more Eligible Loans (of approximately the same aggregate Principal Balance and accrued borrower interest as such Financed Student Loans) which (a) evidence the additional obligations of borrowers whose Student Loans have been previously Financed hereunder, or (b) are to be substituted for Financed Student Loans which are not Eligible Loans or (ii) at a price equal to or greater than the Principal Balance of such Student Loan as of the sale date, plus any Unamortized Premium; provided that prior to any such sale and exchange the Trustee shall have received an Eligible Loan Acquisition Certificate and all documents and certifications required thereby with respect to all Eligible Loans to be so transferred to this Indenture in exchange, together with (A) except in the case of Eligible Loans referred to in the preceding clause (i)(b), an Issuer Certificate certifying that such sale and exchange will not materially adversely affect the Issuer's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Servicing Fees, Administration Fees or Note Fees, and (B) a written instrument satisfactory to the Trustee assigning all right, title, interest and privilege of the Issuer in, to and under the student loan purchase agreement pursuant to which each such Eligible Loan to be transferred to this Indenture was acquired by the Issuer or the Depositor (or by the Eligible Lender Trustee on behalf of the Issuer or the Depositor), to the extent such right, title, interest and privilege relate to such Eligible Loan; provided further, that the Issuer shall give prior written notice to the Rating Agencies any time the Financed Student Loans sold or exchanged are either sold for a price less than the Principal Balance thereof, plus any Unamortized Premium, or exchanged for Student Loans with an aggregate Principal Balance less than that of the Financed Student Loans being sold. Any money received by the Issuer in connection with a sale and exchange of Financed Student Loans pursuant to this paragraph, including those moneys representing the excess of the aggregate Principal Balance of and accrued borrower interest on such Financed Student Loans released from this Indenture over the aggregate Principal Balance of and accrued borrower interest on the Eligible Loans transferred to this Indenture in exchange therefor, shall be deposited to the credit of the Collection Fund in accordance with the preceding paragraph. Any such Eligible Loans so transferred to this Indenture in exchange for Student Loans previously Financed from the Acquisition Fund shall, for all purposes of this Indenture, be deemed to have been Financed with moneys in the Acquisition Fund and shall be credited to the Acquisition Fund and included in the Balance thereof.

         Pending application of moneys in the Acquisition Fund, such moneys shall be invested in Investment Securities, as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.3 Administration Fund. With respect to each series of Notes, the Trustee shall, upon delivery thereof and from the proceeds thereof, credit to the Administration Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee shall also credit to the Administration Fund all amounts transferred thereto from the Collection Fund as provided in Section 4.6 hereof and the Surplus Fund as provided in Section 4.8 hereof. Amounts in the Administration Fund shall be used for the payment of Costs of Issuance, Servicing Fees, Administration Fees and Note Fees as provided in this Section 4.3

         On each Monthly Calculation Date, the Trustee shall transfer and credit to the Administration Fund moneys available hereunder for transfer thereto in such amounts and at such times as an Authorized Officer of the Issuer shall direct by Issuer Order, for the payment of Servicing Fees, Administration Fees or Note Fees due during the next month. Deposits to the credit of the Administration Fund shall be made from the following sources in the following order of priority: the Collection Fund to the extent and in the manner provided in Section 4.6 hereof; and the Surplus Fund to the extent and in the manner provided in Section 4.8 hereof.

         Amounts in the Administration Fund may, subject to any limitations specified in a Supplemental Indenture, be paid out for Servicing Fees, Administration Fees or Note Fees at any time upon receipt of an Issuer Order and shall be paid in the full amount designated therein. Amounts in the Administration Fund may, as provided in a Supplemental Indenture pursuant to which Notes are issued, be paid out for Costs of Issuance related to such Notes upon receipt of an Issuer Order and shall be paid in the full amount designated therein. Upon receipt by the Trustee of Issuer Orders directing the payment of Note Fees or Costs of Issuance to designated payees in designated amounts for stated services or, in the case of reimbursement of the Issuer for its payment of such Note Fees or Costs of Issuance or the payment of Servicing Fees or Administration Fees, to the Issuer, and in each case certifying that such payment is authorized by this Indenture, be used for and applied only to pay Servicing Fees, Administration Fees, Note Fees and Costs of Issuance or to reimburse another fund, account or other source of the Issuer for the previous payment of Administration Fees, Servicing Fees, Note Fees or Costs of Issuance. Payments from the Administration Fund for such purposes shall be made by check or wire transfer by the Trustee in accordance with such Issuer Orders. Amounts in the Administration Fund in excess of amounts needed to pay Servicing Fees, Administration Fees or Note Fees may, upon Issuer Order, be transferred to the Collection Fund.

         Pending application of moneys in the Administration Fund, the moneys therein shall be invested in Investment Securities, as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.4 Reserve Fund. Immediately upon the delivery of any series of Notes, and from the proceeds thereof or, at the option of the Issuer, from any amounts to be transferred thereto from the Surplus Fund pursuant to Section
4.8 hereof or from any other available moneys of the Issuer not otherwise credited to or payable into any Fund or Account under this Indenture or otherwise subject to the pledge and security interest created by this Indenture, the Trustee shall credit to the Reserve Fund the amount, if any, specified in the Supplemental Indenture providing for the issuance of that series of Notes, such that upon issuance of such Notes, the Balance in the Reserve Fund shall not be less than the Reserve Fund Requirement.

         If on any Monthly Calculation Date the Balance in the Reserve Fund shall be less than the Reserve Fund Requirement, the Trustee shall transfer and credit thereto an amount equal to the deficiency from the following Funds and Accounts in the following order of priority (to the extent not required for credit to the Administration Fund, the Debt Service Fund or the Acquisition
Fund): the Collection Fund and the Surplus Fund.

         The Balance in the Reserve Fund shall be used and applied solely for the payment when due of Debt Service on the Notes and the Other Obligations and the other purposes specified in Section 4.7 hereof. Amounts in the Reserve Fund shall be transferred by the Trustee to the credit of the Debt Service Fund at any time and to the extent that the Balance therein and the Balances available for deposit to the credit thereof from the Collection Fund and the Surplus Fund are insufficient to meet the requirements specified in Section 4.7 hereof for deposit to the credit of the Debt Service Fund at such time; (provided, however, that such amounts shall be applied in the following order: (i) to the payment of interest on the Senior Notes and the payment of Other Senior Obligations payable from the Interest Account, (ii) to the payment of principal and the purchase price of the Senior Notes and the payment of Other Senior Obligations payable from the Principal Account, (iii) to the payment of interest on the Subordinate Notes and the payment of Other Subordinate Obligations payable from the Interest Account and (iv) to the payment of principal and the purchase price of the Subordinate Notes and the payment of Other Subordinate Obligations payable from the Principal Account.

         On the Stated Maturity or any Prepayment Date of any Notes, amounts in the Reserve Fund shall, upon Issuer Order, be applied to the payment at Maturity or prepayment of all Outstanding Notes of a series, to the extent that such application will not reduce the Balance of the Reserve Fund below the Reserve Fund Requirement (calculated as though the Notes to be retired on such Stated Maturity or Prepayment Date were not Outstanding as of the date of such calculation), and, after giving effect to such payment or prepayment, the conditions of

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

Section 3.2 will be met. In addition, at any time when the aggregate of the Balances in the Debt Service Fund, the Reserve Fund and the Surplus Fund (exclusive of Financed Student Loans) equals an amount sufficient to discharge and satisfy the obligations of the Issuer with respect to all of the Outstanding Notes and Other Obligations, all in the manner described in Section 9.1 hereof, said Balances shall, upon Issuer Order, be so applied.

         Notwithstanding the foregoing, if on any Monthly Calculation Date the Balance in the Reserve Fund exceeds the Reserve Fund Requirement, such excess shall, upon Issuer Order, be transferred to the Collection Fund.

         Pending application of moneys in the Reserve Fund, the moneys therein shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.5 Alternative Loan Loss Reserve Fund. With respect to each series of Notes entitled to the benefits of the Alternative Loan Loss Reserve Fund, the Trustee shall, upon delivery to the initial purchasers thereof and from the proceeds thereof, credit to the Alternative Loan Loss Reserve Fund an amount set forth in the Supplemental Indenture pursuant to which the issuance of such series of Notes is authorized.

         Pending application of moneys in the Alternative Loan Loss Reserve Fund, such moneys shall be invested in Investment Securities as provided in
Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.6 Collection Fund. The Trustee shall credit to the Collection
Fund: (i) all amounts received as interest, including federal interest subsidy payments, late fees and principal payments with respect to Financed Student Loans, including all Guarantee payments, and all Special Allowance Payments with respect to Financed Student Loans (excluding, unless otherwise provided in a Supplemental Indenture, any federal interest subsidy payments and Special Allowance Payments that accrued prior to the date on which such Student Loans were Financed), (ii) unless otherwise provided in a Supplemental Indenture, proceeds of any sale of any Financed Student Loans as permitted by Section 4.2,
(iii) amounts transferred thereto from the Acquisition Fund as provided in
Section 4.2, the Administration Fund as provided in Section 4.3, the Reserve Fund as provided in Section 4.4, and the Alternative Loan Loss Reserve Fund as provided in Section 4.5, (iv) all amounts received as earnings on or income from Investment Securities in the Acquisition Fund, the Administration Fund, the Reserve Fund, the Alternative Loan Loss Reserve Fund, the Collection Fund, the Debt Service Fund and the Surplus Fund and (v) all Counterparty Swap Payments.

         The Issuer shall cause all amounts required to be credited to the Collection Fund, upon receipt by the Issuer or a Servicer, or any agent thereof, as the case may be, to be forthwith transmitted to the Trustee for such credit.

         On each Monthly Calculation Date, the Trustee shall transfer the moneys received during the preceding month in the Collection Fund, as follows:

                  (i) to make any payments due and payable by the Issuer to the U.S. Department of Education related to the Financed Student Loans or any other payment due and payable to a Guarantee Agency relating to its Guarantee of Financed Student Loans;

                  (ii) to the credit of the Administration Fund to the extent and in the manner provided in Section 4.3 hereof;

                  (iii) to the credit of the Interest Account to the extent and in the manner provided in Section 4.7.1 hereof to provide for the payment of interest on Senior Notes or Other Senior Obligations (except termination payments due under Senior Swap Agreements as a result of Swap Counterparty default) payable therefrom;

                  (iv) to the credit of the Principal Account to the extent and in the manner provided in Section 4.7.2 hereof to provide for the payment of principal of Senior Notes at their Stated Maturity or on a Sinking Fund Payment Date, or the reimbursement of Senior Credit Facility Providers for the payment of principal of the Notes;

                  (v) to the credit of the Interest Account to the extent and in the manner provided in Section 4.7.1 hereof to provide for the payment of interest on Subordinate Notes or Other Subordinate Obligations (except termination payments due under Subordinate Swap Agreements as a result of Swap Counterparty default) payable therefrom;

                  (vi) to the credit of the Principal Account to the extent and in the manner provided in Section 4.7.2 hereof to provide for the payment of principal of Subordinate Notes at their Stated Maturity or on a Sinking Fund Payment Date, or the reimbursement of Subordinate Credit Facility Providers for the payment of principal of the Notes;

                  (vii) to the credit of the Reserve Fund to the extent and in the manner provided in Section 4.4 hereof;

                  (viii) to the credit of the Interest Account to the extent and in the manner provided in Section 4.7.1 hereof to provide for the payment of interest on Junior Subordinate Notes or Other Junior Subordinate Obligations (except termination payments due under Junior Subordinate Swap Agreements as a result of Swap Counterparty default) payable therefrom;

                  (ix) to the credit of the Principal Account to the extent and in the manner provided in Section 4.7.2 hereof to provide for the payment of principal of Junior Subordinate Notes at their Stated Maturity or on a Sinking Fund Payment Date or the reimbursement of Junior Subordinate Credit Facility Providers for the payment of principal of the Notes;

                  (x) to make such other payments or distributions as may be set forth in a Supplemental Indenture;

                  (xi) during the Revolving Period, to the extent directed by Issuer Order, to the credit of the Acquisition Fund and, after the Revolving Period, to the extent directed by Issuer Order, to the credit of the Acquisition Fund an amount equal to any Add-On Loans required to be funded;

                  (xii) to the credit of the Retirement Account, but only at the direction of the Issuer, to the extent and in the manner provided in
         Section 4.7.3 hereof for the redemption of, or distribution of principal with respect to, Notes (or the reimbursement of Credit Facility Providers for the payment of the Prepayment Price of the Notes);

                  (xiii) to the credit of the Interest Account to the extent and in the manner provided in Section 4.7.1 for the payment of Carry-Over Amounts (and interest thereon) with respect to the Senior Notes;

                  (xiv) (but only if the Senior Asset Percentage would be at least 100% upon the application of such amounts), to the credit of the Interest Account to the extent and in the manner provided in Section
         4.7.1 for the payment of Carry-Over Amounts (and interest thereon) with respect to the Subordinate Notes;

                  (xv) (but only if the Senior Asset Percentage and the Subordinate Asset Percentage would be at least 100% upon the application of such amounts), to the credit of the Interest Account to the extent and in the manner provided in Section 4.7.1 for the payment of Carry-Over Amounts (and interest thereon) with respect to the Junior Subordinates Notes;

                  (xvi) to the credit of the Interest Account for the payment of termination payments due under Senior Swap Agreements as a result of Swap Counterparty default;

                  (xvii) to the credit of the Interest Account for the payment of termination payments due under Subordinate Swap Agreements as a result of Swap Counterparty default;

                  (xviii) to the credit of the Interest Account for the payment of termination payments due under Junior Subordinate Swap Agreements as a result of Swap Counterparts defaults; and

                  (xix) to the credit of the Surplus Fund in the manner provided in Section 4.8 hereof.

         Pending application of moneys in the Collection Fund, such moneys shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be retained therein.

         Section 4.7 Debt Service Fund. The Debt Service Fund shall be used only for the payment of principal of, premium, if any, and interest on the Notes, the purchase price of the Notes to be purchased in accordance with Section 3.7 hereof, Other Obligations and Carry-Over Amounts (including any accrued interest thereon).

         Section 4.7.1 Interest Account. With respect to each series of Notes, the Trustee shall, upon delivery to the original purchasers thereof and from the proceeds thereof, credit to the Interest Account the amount, if any, specified in the Supplemental Indenture providing for the issuance of such series of Notes. The Trustee shall also deposit in the Interest Account (i) that portion of the proceeds from the sale of the Issuer's refunding bonds, notes or other evidences of indebtedness, if any, to be used to pay interest on the Notes, (ii) all payments under any Credit Enhancement Facilities by Credit Facility Providers to be used to pay interest on Notes, and (iii) all amounts required to be transferred thereto from the Funds and Accounts specified in this Section 4.7.1.

         With respect to each series of Notes on which interest is paid at intervals of less than every 60 days, the Trustee shall deposit to the credit of the Interest Account on each Monthly Calculation Date an amount equal to the interest that will become payable on such Notes during the following calendar month. With respect to each series of Notes on which interest is paid at intervals of more than every 60 days, the Trustee shall make equal monthly deposits to the credit of the Interest Account on each Monthly Calculation Date preceding each Interest Payment Date, to aggregate the full amount of such interest. With respect to Variable Rate Notes for which any such amount cannot be determined on the Monthly Calculation Date, the Trustee will make such deposit based upon assumptions set forth in the Supplemental Indenture authorizing such Notes.

         With respect to each Swap Agreement under which Issuer Swap Payments are paid no less frequently than every 60 days, the Trustee shall deposit to the credit of the Interest Account on each Monthly Calculation Date an amount equal to the Issuer Swap Payments that will become payable under such Swap Agreement during the following calendar month. With respect to each Swap Agreement under which Issuer Swap Payments are paid less frequently than every 60 days, the Trustee shall make equal monthly deposits to the credit of the Interest Account on each Monthly Calculation Date preceding each date on which such Issuer Swap Payments are due, to aggregate the full amount of such Issuer Swap Payments. With respect to any Swap Agreement for which any such amount cannot be determined on the Monthly Calculation Date, the Trustee will make such deposit based upon assumptions set forth in the Supplemental Indenture authorizing such Swap Agreement.

         With respect to each Credit Enhancement Facility under which fees or premiums are due no less frequently than every 60 days, the Trustee shall deposit to the credit of the Interest Account on each Monthly Calculation Date an amount equal to the fees or premiums that will become payable under such Credit Enhancement Facility during the following calendar month.

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

With respect to each Credit Enhancement Facility under which fees or premiums are paid less frequently than every 60 days, the Trustee shall make equal monthly deposits to the credit of the Interest Account on each Monthly Calculation Date preceding each Interest Payment Date, to aggregate the full amount of such fees or premiums.

         In making the deposits required to be deposited and credited to the Interest Account, all other deposits and credits otherwise made or required to be made to the Interest Account shall, to the extent available for such purpose, be taken into consideration and allowed for. Each deposit required by this
Section 4.7.1 to pay the foregoing amounts shall be made by transfer from the following Funds and Accounts, in the following order of priority: the Collection Fund, the Surplus Fund, the Reserve Fund and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund (other than that portion of the Balance thereof consisting of Student Loans).

         On each Monthly Calculation Date, if any Carry-Over Amount (including any accrued interest thereon) will be due and payable with respect to a series of Notes during the next month, as provided in the related Supplemental Indenture, the Trustee shall transfer to the Interest Account (to the extent amounts are available therefor in the Collection Fund or the Surplus Fund after taking into account all prior applications of moneys in such Funds on such Monthly Calculation Date in accordance with Sections 4.6 and 4.8 hereof) an amount equal to such Carry-Over Amount (including any accrued interest thereon) so due and payable.

         The moneys in the Interest Account required for the payment of interest on the Notes of any series (including, without limitation, the payment of that portion of the purchase price of Notes purchased pursuant to Section 4.7.2 or
4.7.3 hereof attributable to accrued interest thereon), any Issuer Swap Payments or fees payable to a Credit Facility Provider under a Credit Enhancement Facility or any Carry-Over Amount (including any accrued interest thereon) shall be applied by the Trustee to the payment of such interest or amounts when due without further authorization or direction.

         Pending application of moneys in the Interest Account, such moneys shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.7.2 Principal Account. With respect to each series of Notes, the Trustee shall, upon delivery to the original purchasers thereof and from the proceeds thereof, credit to the Principal Account the amount, if any, representing premium on such Notes paid as part of the purchase price thereof. The Trustee shall also deposit to the credit of Principal Account: (i) that portion of the proceeds from the sale of the Issuer's bonds, notes or other evidences of indebtedness, if any, to be used to pay principal of the Notes on a Principal Payment Date, (ii) all payments under any Credit Enhancement Facility to be used to pay principal of Notes, and (iii) all amounts required to be transferred thereto from the Funds and Accounts specified in this Section 4.7.2.

         Each deposit required by this Section 4.7.2 to pay the foregoing amounts shall be made by transfer from the following Funds, in the following order of priority (after transfers therefrom to the Interest Account required on the date of any such transfer): the Collection Fund, the

Surplus Fund, the Reserve Fund and, as to Senior Notes and Other Senior Obligations only, the Acquisition Fund (other than that portion of the Balance thereof consisting of Financed Student Loans).

         The moneys in the Principal Account required for the payment of the principal of Notes at the Stated Maturity thereof or on a Sinking Fund Payment Date therefor (or for the reimbursement to any Credit Facility Provider for the payment of such principal) shall be applied by the Trustee to such payment when due without further authorization or direction.

         Subject to Section 3.2 hereof, Balances in the Principal Account may also be applied to the purchase of Notes at a purchase price (including any brokerage or other charges) not to exceed the Principal Amount thereof plus accrued interest, in accordance with the provisions of Section 3.7 hereof, or to the redemption of or distribution of principal with respect to Notes at a Prepayment Price not to exceed the Principal Amount thereof plus accrued interest, upon transfer to the Retirement Account, as determined by the Issuer at such time, provided the Trustee shall have first certified that no deficiency exists at such time in the Debt Service Fund. Any such purchase, redemption, or distribution of principal shall be limited to those Notes whose Stated Maturity or Sinking Fund Payment Date is the next succeeding Principal Payment Date. If any moneys credited to the Principal Account for the retirement of the Term Notes are applied to the purchase or redemption of, or distribution of principal with respect to, such Notes as provided in this Section 4.7.2, the Principal Amount of such Notes to be prepaid on the next respective Sinking Fund Payment Date shall be reduced by the Principal Amount of the Notes so purchased, redeemed or distributed; provided, however, that no Term Notes shall be so purchased during the interval between the date on which notice of prepayment of said Notes on a Sinking Fund Payment Date is given and the date of prepayment set forth in such notice, unless the Notes so purchased are Notes called for prepayment in such notice or are purchased from moneys other than those credited to the Principal Account with respect to sinking fund installments.

         All Notes retired by prepayment, purchase or payment at Stated Maturity pursuant to this Section 4.7.2 shall be canceled and shall not be reissued. The accrued interest to be paid on the prepayment, purchase or payment at Stated Maturity of such Notes shall be paid from the Interest Account.

         Pending application of moneys in the Principal Account, such moneys shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.7.3 Retirement Account. The Trustee shall deposit to the credit of the Retirement Account (i) any amounts transferred thereto from the Acquisition Fund, the Collection Fund, the Reserve Fund, the Surplus Fund or the Principal Account to provide for the redemption or purchase of, or the distribution of principal with respect to, Notes, (ii) that portion of the proceeds from the sale of the Issuer's bonds, notes or other evidences of indebtedness, if any, to be used to pay the principal or Prepayment Price of Notes on a date other than the Stated Maturity thereof or a Sinking Fund Payment Date therefor, (iii) that portion of the proceeds of the sale or securitization of an Eligible Loan, if any, to be used to pay the principal or

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Prepayment Price of Notes on a date other than the Stated Maturity thereof or a
Sinking Fund Payment Date thereof, and (iv) all payments made by a Credit Facility Provider under a Credit Enhancement Facility to be used to pay the principal or Prepayment Price of Notes payable from the Retirement Account.

         Subject to Section 3.2 hereof, all redemptions of and distributions of principal with respect to Notes (other than at Stated Maturity or on a Sinking Fund Payment Date), shall be made with moneys deposited to the credit of the Retirement Account. Moneys in the Retirement Account shall also be used for the reimbursement to any Credit Facility Provider for the payment of such amounts pursuant to a Credit Enhancement Facility.

         Subject to Section 3.2 hereof, Balances in the Retirement Account may also be applied to the purchase of Notes at a purchase price (including any brokerage or other charges) not to exceed the Principal Amount thereof plus accrued interest plus any then applicable prepayment premium, in accordance with the provisions of Section 3.7 hereof, as determined by the Issuer at such time; provided the Trustee shall have first certified that no deficiency exists at such time in the Debt Service Fund.

         In the event that Notes are to be prepaid from the Retirement Account on a date other than a regularly scheduled Interest Payment Date or are to be purchased from Balances in the Retirement Account pursuant to the preceding paragraph, accrued interest on such Notes shall be paid from the Interest Account.

         The moneys in the Retirement Account required for the payment of the Prepayment Price of Notes to be redeemed, or required distributions or principal with respect to Notes (or for the reimbursement to any Credit Facility Provider for the payment of such amounts) shall be applied by the Trustee to such payment when due without further authorization or direction.

         Pending application of moneys in the Retirement Account, such moneys shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investment shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.8 Surplus Fund. On each Monthly Calculation Date, the Trustee shall transfer from the Collection Fund to the Surplus Fund any amounts permitted to be transferred to the Surplus Fund pursuant to Section 4.6 hereof. The Trustee shall also credit to the Surplus Fund any amounts transferred from the Acquisition Fund pursuant to Section 4.2.

         At any time there is a deficiency in any of the other Funds or Accounts, Balances in the Surplus Fund shall be transferred to such Funds or Accounts to remedy such deficiency in the same order of priority as set forth in
Section 4.6 hereof for the application of moneys in the Collection Fund.

         Upon receipt by the Trustee of an Issuer Order directing such transfer, Balances in the Surplus Fund may also be transferred to the Acquisition Fund for the acquisition or origination of Eligible Loans or the payment of origination or guarantee fees with respect to Financed

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Alternative Loans as provided in Section 4.2 hereof and as further authorized or limited in a Supplemental Indenture.

         Subject to Section 3.2 hereof, Balances in the Surplus Fund may also be applied to any one or more of the following purposes at any time as determined by the Issuer at such time, provided the Trustee shall have first certified that no deficiencies exist at such time in the Administration Fund, the Debt Service Fund or the Reserve Fund:

                  (i) transfer to the Retirement Account for the redemption or purchase of, or the distribution of principal with respect to, Notes;

                  (ii) the purchase of Notes in accordance with the provisions of Section 3.7 hereof; or

                  (iii) transfer to the Acquisition Fund for the acquisition or origination of Eligible Loans pursuant to Section 4.2 hereof.

         Any amounts in the Surplus Fund shall, upon Issuer Order, be released to the Issuer free and clear of the lien of this Indenture if, after taking into account any such release and excluding, for these purposes only, from the calculation of Aggregate Value, any Financed Student Loans which are not Eligible Loans, the Asset Release Requirement will be met.

         Pending application of moneys in the Surplus Fund, such moneys shall be invested in Investment Securities as provided in Section 4.11 hereof, and any earnings on or income from such investments shall be deposited in the Collection Fund as provided in Section 4.6 hereof.

         Section 4.9 Termination. When no Notes remain Outstanding and no Other Obligations are Outstanding, the Trustee shall transfer to the Issuer, or to the order of the Issuer, the Balances in all Funds and Accounts if, and to the extent that, such Balances are in excess of amounts needed to pay principal of, premium, if any, and interest on, and any Carry-Over Amounts (and accrued interest thereon) due and payable with respect to the Notes, to satisfy any Other Obligations, and to pay the fees, compensation and expenses of the Trustee and any Authenticating Agent, Note Registrar, Remarketing Agents, Tender Agents, Auction Agents, Market Agents, Broker-Dealers, and Paying Agents. To the extent that such Balances are needed to pay such amounts or fees, the Trustee shall retain such Balances hereunder and pay such amounts or fees to the Persons to whom such amounts are due and payable as provided hereunder. In the event that any portion or all of the Balances in the Funds and Accounts payable to the Issuer pursuant to this Section 4.9 consist of Investment Securities which are payable solely to the Trustee and cannot be effectively transferred to the Issuer, the Trustee shall continue to hold such Investment Securities under this Indenture on behalf of the Issuer until such time as such securities can be transferred to the Issuer or amounts payable thereunder received, whether by acceleration at the option of the holder thereof, at maturity or otherwise, all at the direction of an Authorized Officer of the Issuer.

         Section 4.10 Pledge. The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto,

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and Other Obligations shall be limited obligations of the Issuer specifically secured as provided in the Granting Clauses hereof. Financed Student Loans purchased with the proceeds of the Issuer's bonds, notes or other obligations as described in Section 4.2 hereof, or resold to a Lender pursuant to its repurchase obligation, or sold or exchanged for Eligible Loans in accordance with the provisions of Section 4.2 hereof, shall, contemporaneously with receipt by the Trustee of the purchase price thereof in freely transferable funds, including any Eligible Loans to be received in exchange therefor, no longer be pledged to nor serve as security for the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes or any Other Obligations. Moneys paid out to the Issuer as provided in Section 4.3 hereof for Costs of Issuance, Servicing Fees, Administration Fees, and reimbursement for the prior payment of Note Fees, moneys released to the Issuer pursuant to Section 4.8 hereof, and other moneys applied as herein provided shall, upon such payment, release, or application, no longer be pledged to nor serve as security for the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes or any Other Obligations.

         The Issuer pledges and agrees with the Beneficiaries that the Issuer will not limit or alter its powers to fulfill the terms of any agreements made in this Indenture or in any Notes or in any way impair the rights and remedies of the Beneficiaries until the Notes, together with interest thereon, including interest on any unpaid installments of interest, and all costs and expenses in connection with any action or proceeding by or on behalf of the Holders and all amounts owing to Other Beneficiaries, are fully met and discharged.

         The Notes, including the principal thereof, premium, if any, and interest thereon and any Carry-Over Amounts (and accrued interest thereon) with respect thereto, and any Other Obligations shall be secured hereunder by the foregoing pledge of the Financed Student Loans, revenues, securities and other moneys hereby made, and by a lien thereon, subject to the priorities expressly provided herein. The pledge in the Granting Clauses hereof shall constitute a prior and paramount lien and charge on such Financed Student Loans, revenues, contract rights, securities and other moneys from time to time held hereunder (subject only to the valid exercise of the constitutional powers of the United States of America, valid bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights, and to the provisions of this Indenture permitting the application of such Financed Student Loans, revenues, securities and other moneys for the purposes and on the terms and conditions hereof), over and ahead of any claims (whether in tort, contract or otherwise irrespective of whether the parties possessing such claims have notice of the foregoing pledges or charges), encumbrances or obligations of any nature hereafter arising or incurred, and over and ahead of all other indebtedness payable from or secured by such revenues which may hereafter be created or incurred. The pledge of such Financed Student Loans, revenues, securities and other moneys made herein and hereby shall be valid and binding from the time of the delivery of and payment for the first series of Notes issued hereunder, and such Financed Student Loans, revenues, securities and other moneys shall thereupon be immediately subject to the lien, pledge and charge hereof upon receipt thereof by the Issuer or Trustee, without any physical delivery or segregation thereof or further act.

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         No Beneficiary shall be required to see that the moneys derived from any Note are applied to the purpose or purposes for which the Note is issued. The validity of the Notes shall neither be dependent upon nor affected by the use and application of the proceeds of such Notes.

         The pledge of the Financed Student Loans, revenues, securities and other moneys made hereby includes the pledge of any contract or any evidence of indebtedness or other rights of the Issuer to receive any of the same, whether now existing or hereafter coming into existence, and whether now or hereafter acquired, and the proceeds thereof.

         Section 4.11 Investments. Moneys held by the Trustee for the credit of any Fund or Account shall be invested by the Trustee, in accordance with the Sections hereof relating to such Funds and Accounts, as directed by the Issuer, to the fullest extent practicable and reasonable, in Investment Securities which shall mature or be redeemable at the option of the holder prior to the respective times when the moneys held for the credit of such Fund or Account will be required for the purposes intended.

         Subject to the right of the Issuer to direct the investment of funds hereunder, moneys in any Fund or Account or any combination of Funds and Accounts shall be continuously invested and reinvested or deposited and redeposited by the Trustee in the highest yield Investment Securities reasonably known to the Trustee, with a view toward maximizing yield (with proper preservation of principal) and minimizing the instances of uninvested funds. The Investment Securities purchased shall be held by the Trustee and shall be deemed at all times to be part of such Fund or Account or combination thereof, and the Trustee shall inform the Issuer of the details of all such investments. The Trustee shall sell at the best price obtainable, or present for redemption, any Investment Securities purchased by it as an investment whenever it shall be necessary to provide moneys to meet any payment from such Fund or Account. The Trustee may purchase from or sell to itself or an affiliate, as principal or agent, any Investment Securities. The Trustee shall advise the Issuer of all investments held for the credit of each Fund or Account in its custody under the provisions of this Indenture as provided in Section 7.14 hereof.

         Any investment of funds in Investment Securities shall be held by a financial institution in accordance with the following requirements:

                           (i) all Investment Securities shall be held in an
                  account with such financial institution in the name of the Trustee;

                           (ii) all Investment Securities held in such account
                  shall be delivered to the Trustee in the following manner:

                           (A) with respect to bankers' acceptances, commercial
                  paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-102(a)(47) of the UCC (other than certificated securities) and are susceptible of physical delivery, transferred to the Trustee by physical delivery to the Trustee, indorsed to, or registered in the name of, the Trustee or its nominee or indorsed in blank; or such additional or alternative

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

                  procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (B) with respect to a "certificated security" (as
                  defined in Section 8-102(a)(4) of the UCC), transferred:

                                    (1) by physical delivery of such
                           certificated security to the Trustee, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trustee or indorsed in blank;

                                    (2) by physical delivery of such
                           certificated security in registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trustee if the certificated security has been specially indorsed to the Trustee by an effective endorsement;

                           (C) with respect to any security issued by the U.S.
                  Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trustee of the purchase by the securities intermediary on behalf of the Trustee of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trustee and indicating that such securities intermediary holds such book-entry security solely as agent for the Trustee; or such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Investment Securities to the Trustee free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                           (D) with respect to any "uncertificated security" (as
                  defined in Section 8-102(a)(18) of the UCC) that is not governed by clause (C) above, transferred:

                                    (1) (a) by registration to the Trustee as
                           the registered owner thereof, on the books and records of the issuer thereof, or

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

                                    (b) by registration to another Person (not a
                           securities intermediary) that either becomes the registered owner of the uncertificated security on behalf of the Trustee or, having become the registered owner, acknowledges that it holds for the Trustee; or

                                    (2) by the issuer thereof having agreed that
                           it will comply with instructions originated by the Trustee without further consent of the registered owner thereof;

                           (E) with respect to any "security entitlement" (as
                  defined in Section 8-102(a)(17) of the UCC):

                                    (1) if a securities intermediary

                                        (a) indicates by book entry that a
                              "financial asset" (as defined in Section
                              8-102(a)(9) of the UCC) has been credited to the Trustee's "securities account" (as defined in Section 8-501(a) of the UCC),

                                        (b) receives a financial asset (as so
                              defined) from the Trustee or acquires a financial asset for the Trustee, and, in either case, accepts it for credit to the Trustee's securities account (as so defined),

                                        (c) becomes obligated under other law,
                              regulation or rule to credit a financial asset to the Trustee's securities account, or

                                        (d) has agreed that it will comply with
                              "entitlement orders" (as defined in Section
                              8-102(a)(8) of the UCC) originated by the Trustee, without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), and

                                    (2) such financial asset either is such
                           Investment Security or a security entitlement evidencing a claim thereto; and

                           (F) in each case of delivery contemplated pursuant to
                  clauses (A) through (E) above, the Trustee shall make appropriate notations on its records, and shall cause the same to be made on the records of its nominees, indicating that such Investment Security is held in trust pursuant to and as provided in this Indenture.

         Any cash held by the Trustee shall be considered a "financial asset" for purposes of this paragraph. Subject to the other provisions hereof, the Trustee shall have sole control over each such investment and the income thereon, and any certificate or other instrument evidencing any such investment, if any, shall be delivered directly to the Trustee or its agent, together with each document of transfer, if any, necessary to transfer title to such investment to the Trustee in a manner which complies with this paragraph.

         The Trustee agrees that it has no security interest or other adverse claim to the Funds and Accounts or the Investment Securities therein that are part of the Trust Estate other than pursuant to this Indenture and that it will not enter into any agreement that would give any Person or entity other than the Trustee the right to give entitlement orders with respect to such Investment Securities or the Funds and Accounts.

         Section 4.12 Transfer of Investment Securities. Whenever any transfer is required by this Indenture to be made from any Fund or Account to any other Fund or Account, the Trustee may use Investment Securities, or allocable portions thereof, included in the Balance of the former to the extent necessary to make such transfer, but only to the extent such Investment Securities are permissible investments for the Fund or Account to which they are to be transferred. The amount of any such transfer of Investment Securities shall be the Investment Security Balance Valuation determined with respect thereto as of the date of transfer.

                                   ARTICLE V

            COVENANTS TO SECURE NOTES, REPRESENTATIONS AND WARRANTIES

         Section 5.1 Eligible Lender Trustee to Hold Financed Student Loans. The Issuer shall cause all Financed Student Loans to be endorsed and otherwise conveyed to the Issuer or the Eligible Lender Trustee on behalf of the Issuer. In the case of any origination of Financed Student Loans, the Issuer shall cause such Student Loans to be originated in the name of the Issuer or the Eligible Lender Trustee.

         Section 5.2 Enforcement and Amendment of Guarantee Agreements. So long as any Notes or Other Obligations are Outstanding and Financed Eligible Loans are guaranteed by a Guarantor, the Issuer will (a) from and after the date on which the Eligible Lender Trustee on its behalf shall have either entered into, or succeeded to the rights and interests of any Lender under, any FFELP Guarantee Agreement covering Financed Eligible Loans, cause the Eligible Lender Trustee to maintain such FFELP Guarantee Agreement and diligently enforce the Eligible Lender Trustee's rights thereunder, (b) cause the Eligible Lender Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Financed Eligible Loans covered thereby,
(c) from and after the date on which the Issuer shall have either entered into, or succeeded to the rights and interests of any Lender under, any Alternative Loan Guarantee Agreement covering Financed Eligible Loans, maintain such Alternative Loan Guarantee Agreement and diligently enforce its rights thereunder and (d) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any such Guarantee Agreement or Alternative Loan Guarantee Agreement or any similar or supplemental agreement which in any manner will materially adversely affect the rights of the Holders from time to time of the Notes or Other Beneficiaries hereunder. Notwithstanding the foregoing, the Issuer may amend any Guarantee Agreement or Alternative Loan Guarantee Agreement, or may cause the Eligible Lender Trustee to amend any Guarantee

Agreement, in any respect if the Rating Agency Condition is satisfied with respect to such amendment.

         Section 5.3 Acquisition, Collection and Assignment of Student Loans. The Issuer shall originate or acquire only Eligible Loans with moneys in any of the Funds and shall diligently cause to be collected all principal and interest payments (subject to any adjustments described in Section 5.4 hereof) on all the Financed Student Loans and other sums to which the Issuer is entitled with respect to such Financed Student Loans, and all Special Allowance Payments and all defaulted payments guaranteed by any Guarantor which relate to such Financed Student Loans.

         Section 5.4 Enforcement of Financed Student Loans. The Issuer shall cause to be diligently enforced, and shall cause to be taken all steps, actions and proceedings reasonably necessary for the enforcement of, all terms, covenants and conditions of all Financed Student Loans and agreements in connection therewith, including the prompt payment of all principal and interest payments (as such payments may be adjusted to take into account (i) any discount the Issuer may cause to be made available to borrowers who make payments on Financed Student Loans through automatic withdrawals, and (ii) any reduction in the interest payable on Financed Student Loans provided for in any borrower incentive or other special program under which such loans were originated) and all other amounts due the Issuer thereunder. The Issuer shall not permit the release of the obligations of any borrower under any Financed Student Loan and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Eligible Lender Trustee, the Trustee and the Beneficiaries under or with respect to each Financed Student Loan and agreement in connection therewith. The Issuer shall not consent or agree to or permit any amendment or modification of any Financed Student Loan or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the Beneficiaries; provided, that nothing in this Section 5.4 or in Sections 5.3 and 5.5 hereof shall be construed to prevent the Issuer from (a) settling a default or from curing a delinquency on any Financed Student Loan on such terms as shall be required by law, (b) amending the terms of a Financed Student Loan to provide for a different rate of interest thereon to the extent required by law, or (c) amending the terms of any Financed Student Loan or agreement in connection therewith in any manner if the Rating Agency Condition is met with respect to such amendment.

         Section 5.5 Administration and Collection of Financed Student Loans. The Issuer shall service and collect, or shall enter into one or more Servicing Agreements pursuant to which the Servicers agree to service and collect, (i) all FFELP Loans in accordance with all applicable requirements of the Higher Education Act, the Secretary of Education and this Indenture, and each Guarantee Agreement and (ii) all Alternative Loans with a standard of servicing at least as high as that for the servicing and collection of the FFELP Loans, provided that each such Servicer shall (a) be in compliance with the laws of each state necessary to enable it to perform its obligations under the related Servicing Agreement and (b) either have a net worth of at least $5,000,000 or be an affiliate of the Issuer. The Issuer may enter into the Administration Agreement with the Issuer Administrator and into other administration agreements with other administrators, provided that the Issuer Administrator and each such other administrator shall (a)

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

be in compliance with the laws of each state necessary to enable it to perform its obligations under the Administration Agreement or related administration agreement (as applicable) and (b) either have a net worth of at least $5,000,000 or be an affiliate of the Issuer.

         The Issuer shall cause to be diligently enforced, and take all reasonable steps, actions and proceedings necessary for the enforcement of, all terms, covenants and conditions of all Servicing Agreements, the Administration Agreement and all other administration agreements, including, in the case of the Servicing Agreements, the prompt payment of all principal and interest payments and all other amounts due the Issuer or the Trustee thereunder, including all Special Allowance Payments and all defaulted payments guaranteed by any Guarantor which relate to any Financed Student Loans. The Issuer shall not permit the release of the obligations of any Servicer under any Servicing Agreement or the Issuer Administrator or any other administrator under the Administration Agreement or the related administration agreement, as applicable, except in accordance with the terms thereof, and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Issuer, the Trustee and the Beneficiaries under or with respect to each Servicing Agreement, the Administration Agreement and each other administration agreement. The Issuer shall not consent or agree to or permit any amendment or modification of any Servicing Agreement, the Administration Agreement or any other administration agreement which will in any manner materially adversely affect the rights or security of the Beneficiaries, unless, in the case of the Administration Agreement or any other administration agreement, the requisite amount of Beneficiaries vote in favor of such amendment or modification in accordance with the terms thereof. Notwithstanding the foregoing, the Issuer may amend, or cause the Eligible Lender Trustee to amend, any Servicing Agreement, the Administration Agreement or any other administration agreement in any respect if the Rating Agency Condition is met with respect to such amendment.

         Each Servicer may enter into Subservicing Agreements for any servicing and administration of Financed Student Loans with any entity, satisfying the Rating Agency Condition. The Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and to either itself directly service the related Financed Student Loans or enter into a Subservicing Agreement with a successor subservicer.

         Section 5.6 Punctual Payments. The Issuer shall duly and punctually pay, or cause to be paid, the principal of, premium, if any, and interest on and any Carry-Over Amount (and accrued interest thereon) due and payable with respect to each and every Note and each Other Obligation from the revenues and other assets pledged hereunder on the dates and at the places, and in the manner provided, in the Notes and with respect to each Other Obligation according to the true intent and meaning thereof, and the Issuer shall faithfully do and perform and at all times fully observe and keep any and all of its covenants, undertakings, stipulations and provisions contained in the Notes, the Other Obligations and this Indenture.

         Section 5.7 Further Assurances. Each of the Issuer and the Eligible Lender Trustee shall at any and all times, insofar as it may be authorized so to do, pass, make, do, execute,

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

acknowledge and deliver all and every such further resolutions, indentures, acts, deeds, conveyances, assignments, transfers and assurances as may be necessary or desirable for the better assuring, conveying, granting, assigning and confirming any and all of the rights, revenues, securities and other moneys hereby pledged or charged with or assigned to the payment of the Notes or Other Obligations, or intended so to be, or which the Issuer and/or the Eligible Lender Trustee may hereafter become bound to pledge or charge or assign.

         Section 5.8 Protection of Security; Power to Issue Notes and Pledge Revenues and Other Funds. The Issuer is duly authorized under all applicable law to create and issue the Notes, to enter into this Indenture, to enter into Other Obligations and to pledge the revenues and other moneys, Financed Student Loans, securities, properties, rights, interests and evidences of indebtedness purported to be pledged by this Indenture in the manner and to the extent provided in this Indenture. The revenues and other moneys, securities, evidences of indebtedness and properties so pledged are and will be free and clear of any pledge, lien, charge or encumbrance thereon or with respect thereto prior to, or of equal rank with, the pledge created by this Indenture, except as otherwise expressly provided herein, and all action on the part of the Issuer to that end has been duly and validly taken. The Notes and the provisions of this Indenture, each Supplemental Indenture and each Other Obligation are and will be valid and legally enforceable obligations of the Issuer in accordance with their terms and the terms of this Indenture and each Supplemental Indenture. The Issuer shall at all times, to the extent permitted by law, defend, preserve and protect the pledge of the revenues and other moneys, Financed Student Loans, securities, properties, rights, interests and evidences of indebtedness pledged under this Indenture and each Supplemental Indenture and all the rights of the Beneficiaries hereto against all claims and demands of all Persons whomsoever.

         The pledge of the revenues and other moneys, Financed Student Loans, securities, properties, rights, interests and evidences of indebtedness made hereby includes the pledge of any contract or any evidence of indebtedness or other rights of the Issuer to receive any of the same, whether now existing or hereafter coming into existence, and whether now or hereafter acquired, and the proceeds thereof.

         In consideration of the purchase and acceptance of the Notes by those who shall hold the same from time to time and the execution and delivery by Other Beneficiaries of any Other Obligations, the provisions of this Indenture shall be a part of the contract of the Issuer with the Beneficiaries and shall be deemed to be and shall constitute a contract between the Issuer, the Trustee and the Beneficiaries.

         Section 5.9 No Encumbrances. The Issuer will not create, or permit the creation of, any pledge, lien, charge or encumbrance upon the Financed Student Loans or the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness pledged under this Indenture, except only as to a lien subordinate to the lien of this Indenture created by any other indenture authorizing the issuance of bonds, notes or other evidences of indebtedness of the Issuer the proceeds of which have been or will be used to refund or otherwise retire all or a portion of the Outstanding Notes (but only upon receipt by the Trustee of an opinion of Counsel that the creation of such lien will not be prejudicial to the Trustee or the Holders of any

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Outstanding Notes or any Other Beneficiary) or as otherwise provided in or permitted by this Indenture. The Issuer will not issue any bonds or other evidences of indebtedness, other than the Notes as permitted by this Indenture and other than Swap Agreements and Credit Enhancement Facilities relating to Notes as permitted by this Indenture, secured by a pledge of the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness herein pledged or held aside by the Issuer or by a fiduciary under this Indenture, creating a lien or charge on such revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness equal or superior to the lien of this Indenture; provided that nothing in this Indenture shall prevent the Issuer from issuing obligations secured by assets and revenues of the Issuer other than the revenues and other moneys, securities, properties, rights, interests and evidences of indebtedness pledged in this Indenture.

         Section 5.10 Continuing Existence; Merger and Consolidation. The Issuer will maintain its existence as a Delaware business trust and will not dispose of all or substantially all of its assets (by sale, lease or otherwise), except as otherwise specifically authorized in this Indenture, or consolidate with or merge into another entity or permit any other entity to consolidate with or merge into it unless either the Issuer is the surviving entity or each of the following conditions is satisfied:

                  A. the surviving, resulting or transferee entity, as the case may be, shall be a corporation, limited liability company or other legal entity organized under the laws of the United States or one of the states thereof;

                  B. at least thirty (30) days before any merger, consolidation or transfer of assets becomes effective, the Issuer shall give the Trustee written notice of the proposed transaction;

                  C. immediately after giving effect to any merger, consolidation or transfer of assets, no Event of Default shall have occurred and be continuing;

                  D. the Rating Agency Condition shall have been satisfied with respect to any merger, consolidation or transfer of assets; and

                  E. prior to or concurrently with any merger, consolidation or transfer of assets, (1) any action as is necessary to maintain the lien and security interest created in favor of the Trustee by this Indenture shall have been taken, (2) the surviving, resulting or transferee entity, as the case may be, shall deliver to the Trustee an instrument assuming all of the obligations of the Issuer under this Indenture, any Notes, any Swap Agreement, any Credit Enhancement Facility, any Remarketing Agreement, any Tender Agent Agreement, any Auction Agent Agreement and any Servicing Agreement, together with the consent of the other parties, if any, to each such instrument to such assumption, and
         (3) the Issuer shall have delivered to the Trustee and each Rating Agency an Issuer Certificate and an opinion of Counsel (which shall describe the actions taken as required by clause (1) of this paragraph or that no such action need be taken) each stating that all conditions precedent herein provided for relating to such merger, consolidation or transfer of assets have been compiled with.

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         Section 5.11 Amendment of Remarketing Agreements and Tender Agent
Agreements. The Issuer shall notify the Trustee and any related Credit Facility Provider in writing of any proposed amendments to any Remarketing Agreement or Tender Agent Agreement. No such amendment shall become effective unless and until (1) the Trustee consents in writing thereto, which consent shall not be given unless the Trustee receives an opinion of Counsel that such amendment is required by a Credit Enhancement Facility or this Indenture or is not to the material prejudice of the Holders of the Notes, and (2) any related Credit Facility Provider consents in writing thereto, which consent shall not be unreasonably withheld, provided that no consent of the Credit Facility Provider shall be required if the Credit Facility Provider receives an opinion of Counsel that such amendment is required by this Indenture.

         Section 5.12 Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note, agree to treat the Notes for federal, state and local income, business and franchise tax purposes as indebtedness of the Issuer.

         Section 5.13 Representations and Warranties of the Issuer. By execution of this Indenture, the Issuer makes the following representations and warranties:

                  (a) Organization and Good Standing. It has been duly organized and is validly existing as a Delaware business trust, with power and authority to own its properties and to conduct its business as such properties are currently owned and as such business is currently conducted and is proposed to be conducted pursuant to this Indenture.

                  (b) Power and Authority. It has the power and authority to execute and deliver this Indenture and to perform its obligations pursuant thereto; and the execution, delivery and performance of this Indenture, the Notes and each Other Obligation have been duly authorized by all necessary corporate action.

                  (c) No Consent Required. No consent, license, approval or authorization of, or registration or declaration with, any Person or any governmental authority, bureau or agency is required to be obtained by the Issuer in connection with the execution, delivery or performance of this Indenture, the Notes or any Other Obligation, except for such as have been obtained, effected or made.

                  (d) No Violation. The consummation of the transactions contemplated by this Indenture, the Notes and each Other Obligation and the fulfillment of its obligations under this Indenture, the Notes and each Other Obligation will not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice, lapse of time or both) a default under, its certificate of incorporation or by-laws, or any indenture, agreement, mortgage, deed of trust or other instrument to which it is a party or by which it is bound, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to it of any

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         court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

                  (e) No Proceedings. There are no proceedings or investigations pending or, to its knowledge, threatened against it before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over it or its properties (A) asserting the invalidity of this Indenture, any Note or any Other Obligation, (B) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture, any Note or any Other Obligation, or (C) seeking any determination or ruling that might materially and adversely affect its performance of its obligations under, or the validity or enforceability of, this Indenture, any Note or any Other Obligation.

                  (f) Place of Business. The principal offices of the Issuer are in [Wilmington, Delaware].

                  (g) Not an Investment Company. The Issuer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (h) Binding Obligations. This Indenture, the Notes and each Other Obligation constitutes the legal, valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect, affecting the enforcement of creditors' rights in general, and (B) as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (i) Valid Security Interest. This Indenture creates a valid and continuing security interest (as defined in the Uniform Commercial Code as in effect in the State of New York) in the Student Loans in favor of the Trustee, and is enforceable as such against any creditors of the Issuer.

         Section 5.14 Use of Trustee Eligible Lender Number. The Eligible Lender Trustee covenants and agrees not to hold any other FFELP Loans under the federal eligible lender number under which it holds any Financed FFELP Loans.

         Section 5.15 Additional Covenants. The Issuer covenants that it will acquire or cause to be acquired Student Loans as described herein. The Holders of the Notes shall not in any circumstances be deemed to be the owner or holder of the Financed Student Loan.

         The Issuer, or its designated agent, shall be responsible for each of the following actions:

                           (a) With respect to Financed Student Loans originated
                  under the Higher Education Act, the Issuer, or its designated agent, shall be responsible for dealing with the Secretary of Education with respect to the rights, benefits and

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                  obligations under the certificates of insurance and the
                  contract of insurance with respect to Financed Student Loans originated under the Higher Education Act, and the Issuer, or its designated agent, shall be responsible for dealing with the Guarantee Agency with respect to the rights, benefits and obligations under any Guarantee Agreement with respect to the Financed Student Loans.

                           (b) With respect to Financed Student Loans originated
                  under the Higher Education Act, the Issuer, or its designated agent, shall comply, and shall cause all of its officers, directors, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings thereunder, and with the provisions of any Guarantee Agreement with respect to the Financed Student Loans.

                           (c) The Issuer, or its designated agent, shall cause
                  the benefits of the Guarantee Agreements, the federal interest subsidy payments and the Special Allowance Payments to flow to the Trustee.

                           (d) The Trustee shall have no obligation to
                  administer, service or collect the loans in the Trust Estate or to maintain or monitor the administration, servicing or collection of such loans.

         The Trustee shall not be deemed to be the designated agent for the purposes of this Section unless it has agreed in writing to be such agent.

         Section 5.16 Covenant Regarding Financed Student Loans. The Issuer hereby covenants that all Student Loans to be acquired hereunder will meet the following:

                           (a) Each Student Loan is evidenced by an executed
                  promissory note (which may be in electronic form), which note is a valid and binding obligation of the borrower, enforceable by or on behalf of the holder thereof in accordance with its terms, subject to bankruptcy, insolvency and other laws relating to or affecting creditors' rights.

                           (b) The amount of the unpaid principal balance of
                  each Student Loan is due and owing, and no counterclaim, offset, defense or right to rescission exists with respect to any such Student Loan which can be asserted and maintained or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the borrower against the Issuer as assignee thereof. The Issuer shall take all reasonable actions to assure that no maker of a Student Loan has or may acquire a defense to the payment thereof.

                           (c) No Student Loan has a payment that is more than
                  90 days overdue.

                           (d) The Issuer has full right, title and interest in
                  each Student Loan free and clear of all liens, pledges or encumbrances whatsoever, and other than

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                  the security interest granted to the Trustee hereunder, the
                  Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Student Loans to any other Person. The Issuer has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering the Student Loans, other than any financing statement relating to the security interest granted to the Trustee hereunder or any financing statement that has been terminated. The Issuer is not aware of any judgment or tax lien filings against it.

                           (e) Each Student Loan was made in compliance with all
                  applicable local, state and federal laws, rules and regulations, including, without limitation, all applicable nondiscrimination, truth-in-lending, consumer credit and usury laws.

                           (f) Except as otherwise approved in writing by each
                  Credit Facility Provider, if any, all loan documentation shall be delivered to a custodian (as custodian for the Trustee) prior to payment of the purchase price of such Student Loan.

                           (g) Each Student Loan is accruing interest (whether
                  or not such interest is being paid currently, either by the borrower or the Secretary of Education, or is being capitalized), except as otherwise expressly permitted by this Indenture.

                           (h) Each Student Loan constitutes an "instrument" as
                  defined in the Uniform Commercial Code as in effect in the state of Delaware.

                           (i) The Issuer has received all consents and
                  approvals required by the terms of each Student Loan to the pledge of such Student Loan hereunder to the Trustee.

                           (j) The Issuer has caused or will have caused, within
                  ten days of the Closing Date, the filing of all appropriate financing statements in the proper offices of all jurisdictions in which filing is necessary under applicable law in order to perfect the security interest of the Trustee in the Student Loans.

                           (k) The original executed copy of each promissory
                  note that constitutes or evidences a Student Loan will be delivered to the Custodian on behalf of and for the benefit of the Trustee.

                           (l) At the time each Student Loan is delivered to the
                  Custodian, the Issuer will receive a written acknowledgment from the Custodian that the Custodian is holding each promissory note that constitutes or evidences a Student Loan solely on behalf of and for the benefit of the Trustee.

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                           (m) The promissory notes that constitute or evidence
                  the Student Loans will not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee. All financing statements filed or to be filed against the Issuer in favor of the Trustee in connection herewith describing the Student Loans contain the following statement: "A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Trustee."

         Section 5.17 Opinions as to Trust Fund. On or before April 30 in each calendar year, beginning in 2003, the Issuer will furnish to the Trustee an opinion of Counsel at the expense of the Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until April 30 in the following calendar year.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

         Section 6.1 Events of Default. If any of the following events occur, it is hereby defined as and declared to be and to constitute an Event of Default, whatever the reason therefor and whether voluntary or involuntary or effected by operation of law:

                  (A) default in the due and punctual payment of any interest on any Senior Note; or

                  (B) default in the due and punctual payment of the principal of, or premium, if any, on, any Senior Note, whether at the Stated Maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

                  (C) default by the Issuer in its obligation to purchase any Senior Note on a Tender Date therefor; or

                  (D) default in the due and punctual payment of any amount owed by the Issuer to any Other Senior Beneficiary under a Senior Swap Agreement or Senior Credit Enhancement Facility; or

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                  (E) if no Senior Obligations are Outstanding, default in the due and punctual payment of any interest on any Subordinate Note; or

                  (F) if no Senior Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Subordinate Note, whether at the Stated Maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

                  (G) if no Senior Obligations are Outstanding, default by the Issuer in its obligation to purchase any Subordinate Note on a Tender Date therefor; or

                  (H) if no Senior Obligations are Outstanding, default in the due and punctual payment of any amount owed by the Issuer to any Other Subordinate Beneficiary under a Subordinate Swap Agreement or Subordinate Credit Enhancement Facility; or

                  (I) if no Senior Obligations and no Subordinate Obligations are Outstanding, default in the due and punctual payment of any interest on any Junior Subordinate Note; or

                  (J) if no Senior Obligations and no Subordinate Obligations are Outstanding, default in the due and punctual payment of the principal of, or premium, if any, on, any Junior Subordinate Note, whether at the Stated Maturity thereof, at the date fixed for prepayment thereof (including, but not limited to, Sinking Fund Payment Dates) or otherwise upon the maturity thereof; or

                  (K) if no Senior Obligations and no Subordinate Obligations are Outstanding, default by the Issuer in its obligation to purchase any Junior Subordinate Note on a Tender Date therefor; or

                  (L) If no Senior Obligations and no Subordinate Obligations are Outstanding, default in the due and punctual payment of any amount owed by the Issuer to any Other Junior Subordinate Beneficiary under a Junior Subordinate Swap Agreement or Junior Subordinate Credit Enhancement Facility; or

                  (M) default in the performance of any of the Issuer's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund or the Debt Service Fund under the provisions hereof and such default shall have continued for a period of thirty days; or

                  (N) default in the performance or observance of any other of the covenants, agreements or conditions on the part of the Issuer in this Indenture or in the Notes contained, and such default shall have continued for a period of thirty days after written notice thereof, specifying such default, shall have been given to the Issuer by the Trustee, which may give such notice in its discretion and shall give such notice at the written request of the Acting Beneficiaries Upon Default); provided that, if the default is such that it can be corrected, but not within such thirty days, it shall not constitute an Event of

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         Default if corrective action is instituted by the Issuer within such thirty days and is diligently pursued until the default is corrected;
         or

                  (O) if the Issuer shall

                           (1) admit in writing its inability to pay its debts
                  generally as they become due; or

                           (2) consent to the appointment of a custodian (as
                  that term is defined in the federal Bankruptcy Code) for or assignment to a custodian of the whole or any substantial part of the Issuer's property, or fail to stay, set aside or vacate within ninety (90) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction ordering such appointment or assignment; or

                           (3) commence any proceeding or file a petition under
                  the provisions of the federal Bankruptcy Code for liquidation, reorganization or adjustment of debts, or under any insolvency law or other statute or law providing for the modification or adjustment of the rights of creditors or fail to stay, set aside or vacate within ninety (90) days from the date of entry thereof any order or decree entered by a court of competent jurisdiction pursuant to an involuntary proceeding, whether under federal or state law, providing for liquidation or reorganization of the Issuer or modification or adjustment of the rights of creditors.

                  (P) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidation, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

         Section 6.2 Acceleration. (A) Whenever any Event of Default described in Section 6.1 shall have occurred and be continuing, the Trustee may (and upon the written request of the Acting Beneficiaries Upon Default, the Trustee shall), by notice in writing delivered to the Issuer, declare the principal of and interest accrued on all Notes then Outstanding due and payable. A copy of such notice shall also be provided to any Tender Agent, any Remarketing Agent, any Auction Agent, any Market Agent and any Broker-Dealer. (B) In the event that the Trustee shall declare the principal of and interest accrued on all Notes then Outstanding due and payable in accordance with subsection (A) of this
Section 6.2, such principal and interest shall become immediately due and payable on the date of declaration. At any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Acting Beneficiaries Upon Default may, by written notice to the Issuer and the Trustee, rescind and annul such declaration and its consequences if:

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                  a. There has been paid to or deposited with the Trustee by or for the account of the Issuer, or provision satisfactory to the Trustee has been made for the payment of, a sum sufficient to pay:

                           (a) if Senior Obligations are Outstanding:

                                    (i) all overdue installments of interest on
                           all Senior Notes;

                                    (ii) the principal of (and premium, if any,
                           on) any Senior Notes which have become due otherwise than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Senior Notes;

                                    (iii) to the extent that payment of such
                           interest is lawful, interest upon overdue installments of interest on the Senior Notes at the rate or rates borne by such Senior Notes;

                                    (iv) all Other Senior Obligations which have
                           become due other than as a direct result of such declaration of acceleration;

                                    (v) all other sums required to be paid to
                           satisfy the Issuer's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account under the provisions of this Indenture; and

                                    (vi) all sums paid or advanced by the
                           Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers; or

                           (b) if no Senior Obligations are Outstanding but
                  Subordinate Obligations are Outstanding:

                                    (i) all overdue installments of interest on
                           all Subordinate Notes;

                                    (ii) the principal of (and premium, if any,
                           on) any Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Subordinate Notes;

                                    (iii) to the extent that payment of such
                           interest is lawful, interest upon overdue installments of interest on the Subordinate Notes at the rate or rates borne by such Subordinate Notes;

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                                    (iv) all Other Subordinate Obligations which
                           have become due otherwise as a direct result of such declaration of acceleration;

                                    (v) all other sums required to be paid to
                           satisfy the Issuer's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account under the provisions of this Indenture; and

                                    (vi) all sums paid or advanced by the
                           Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Remarketing Agents, Tender Agents, Auction Agents and Broker-Dealers; or

                           (c) if no Senior Obligations and no Subordinate
                  Obligations are Outstanding but Junior Subordinate Notes are
                  Outstanding:

                                    (i) all overdue installments of interest on
                           all Junior Subordinate Notes;

                                    (ii) the principal of (and premium, if any,
                           on) any Junior Subordinate Notes which have become due other than by such declaration of acceleration, together with interest thereon at the rate or rates borne by such Junior Subordinate Notes;

                                    (iii) to the extent that payment of such
                           interest is lawful, interest upon overdue installments of interest on the Junior Subordinate Notes at the rate or rates borne by such Junior Subordinate Notes;

                                    (iv) all Other Junior Subordinate
                           Obligations which have became due otherwise as a direct result of such declaration of acceleration;

                                    (v) all other sums required to be paid to
                           satisfy the Issuer's obligations with respect to the transmittal of moneys to be credited to the Collection Fund, the Acquisition Fund and the Interest Account under the provisions of this Indenture; and

                                    (vi) all sums paid or advanced by the
                           Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any Paying Agents, Remarketing Agents, Tender Agents, Auction Agents and Broker-Dealers.

                  b. All Events of Default, other than the non-payment of the principal of Notes or Other Obligations which have become due solely by, or as a direct result of, such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

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         No such rescission and annulment shall affect any subsequent default or impair any right consequent thereon.

         Section 6.3 Other Remedies; Rights of Beneficiaries. If an Event of Default has occurred and is continuing, the Trustee may (a) institute judicial proceedings in its own name and as or on behalf of a trustee of an express trust for the collection of all amounts then payable on the Notes and any Other Obligations or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes and Other Obligations moneys adjudged due, and (b) pursue any other available remedy by suit at law or in equity to enforce the covenants of the Issuer herein, including, without limitation, any remedy of a secured party under the Minnesota Uniform Commercial Code, foreclosure and mandamus, and may pursue such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce, or aid in the protection and enforcement of, the covenants and agreements herein.

         If an Event of Default shall have occurred and is continuing, and if it shall have been requested so to do by the Acting Beneficiaries Upon Default and shall have been indemnified as provided in Section 7.1 hereof, the Trustee shall be obliged to exercise such one or more of the rights and powers conferred by this Section 6.3 as the Trustee, being advised by its Counsel, shall deem most expedient in the interests of the Beneficiaries; provided, however, that the Trustee shall have the right to decline to comply with any such request if the Trustee shall be advised by Counsel that the action so requested may not lawfully be taken or if the Trustee receives, before exercising such right or power, contrary instructions from the Acting Beneficiaries Upon Default.

         Notwithstanding any other provisions of this Article VI, if an "Event of Default" (as defined therein) occurs under a Swap Agreement or a Credit Enhancement Facility and, as a result, the Other Beneficiary that is a party thereto is entitled to exercise one or more remedies thereunder, such Other Beneficiary may exercise such remedies, including, without limitation, the termination of such agreement, as provided therein, in its own discretion; provided that the exercise of any such remedy shall not adversely affect the legal ability of the Trustee or Acting Beneficiaries Upon Default to exercise any remedy available hereunder.

         No remedy by the terms of this Indenture conferred upon or reserved to the Trustee or to the Beneficiaries is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Trustee or to the Beneficiaries hereunder or now or hereafter existing at law or in equity or by statute. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or acquiescence therein; and every such right and power may be exercised from time to time and as often as may be deemed expedient by the Trustee or the Acting Beneficiaries Upon Default, as the case may be.

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         Section 6.4 Direction of Proceedings by Acting Beneficiaries Upon
Default. The Acting Beneficiaries Upon Default shall have the right, at any time, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all proceedings to be taken in connection with the enforcement of the terms and conditions of this Indenture; provided that (a) such direction shall not be otherwise than in accordance with the provisions of law and of this Indenture; (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders of Notes or Other Beneficiaries not taking part in such direction, other than by effect of the subordination of any of their interests hereunder; and (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

         Section 6.5 Waiver of Stay or Extension Laws. To the extent that such rights may lawfully be waived, neither the Issuer nor anyone claiming through it or under it shall or will set up, claim, or seek to take advantage of any stay or extension laws now or hereafter in force, which may affect the covenants or agreements contained in this Indenture, or in the Notes, and the Issuer, for itself and all who may claim through or under it, hereby waives, to the extent that it lawfully may do so, the benefit of all such laws.

         Section 6.6 Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article VI shall, after, except as otherwise provided in a Supplemental Indenture, payment of the cost and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee with respect thereto (provided that any moneys or Investment Securities held pursuant to Section 9.1 hereof with respect to Notes no longer deemed Outstanding hereunder shall not be available for, nor be applied to, the payment of any such costs, expenses, liabilities or advances), be applied as follows (except that moneys received with respect to Credit Enhancement Facilities shall be applied only to the purposes for which such Credit Enhancement Facilities were provided, and shall be so applied prior to the application of other moneys as provided in this Section 6.6):

                  (A) Unless the principal of all the Outstanding Notes shall have become or shall have been declared due and payable, all such moneys shall be applied:

                           (1) to the payment to the Senior Beneficiaries of all
                  installments of principal and interest then due on the Senior Notes and all Other Senior Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Senior Noteholders and to each Other Senior Beneficiary, without any discrimination or preference (provided, that the Trustee shall apply the amount so apportioned to the Senior Noteholders, as follows:

                                    (a) to the payment of all installments of
                           interest (other than interest on overdue principal) then due and payable in the order in which

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                           such installments became due and payable, and if the
                           amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the Senior Noteholders entitled thereto, without any discrimination or preference, and

                                    (b) to the payment of the unpaid principal
                           of any of the Senior Notes which shall have become due and payable (other than Senior Notes called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) in the order of their stated payment dates, with interest on the Principal Amount of such Notes at the respective rates specified therein from the respective dates upon which such Senior Notes became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the Senior Notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the Senior Noteholders entitled thereto without any discrimination or preference);

                           (2) (but only if the Senior Asset Percentage would be
                  at least 100% upon the application of such amounts or if there are no Senior Notes Outstanding), to the payment to the Subordinate Beneficiaries of all installments of principal and interest then due on the Subordinate Notes and all Other Subordinate Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Subordinate Noteholders and to each Other Subordinate Beneficiary, without any discrimination or preference (provided, that the Trustee shall apply the amount so apportioned to the Subordinate Noteholders, as follows:

                                    (a) to the payment of all installments of
                           interest (other than interest on overdue principal) then due and payable in the order in which such installments became due and payable, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the Subordinate Noteholders entitled thereto, without any discrimination or preference, and

                                    (b) to the payment of the unpaid principal
                           of any of the Subordinate Notes which shall have become due and payable (other than Subordinate Notes called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) in the order of their stated payment dates, with interest on the Principal Amount of such Notes at the respective rates specified therein from the respective dates upon

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                           which such Subordinate Notes became due and payable,
                           and, if the amount available shall not be sufficient to pay in full the principal of the Subordinate Notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the Subordinate Noteholders entitled thereto without any discrimination or preference);

                           (3) (but only if the Subordinate Asset Percentage
                  would be at least 100% upon the application of such amounts or if there are no Senior Notes or Subordinate Notes Outstanding), to the payment to the Junior Subordinate Beneficiaries of all installments of principal and interest then due on the Junior Subordinate Notes and all Other Junior Subordinate Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), and if the amount available shall not be sufficient to pay all such amounts in full, then to the payment ratably, in proportion to the amounts due, without regard to due date, to the Junior Subordinate Noteholders and to each Other Junior Subordinate Beneficiary, without any discrimination or preference (provided, that the Trustee shall apply the amount so apportioned to the Junior Subordinate Noteholders, as follows:

                                    (a) to the payment of all installments of
                           interest (other than interest on overdue principal) then due and payable in the order in which such installments became due and payable, and if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installment and other amounts, to the Junior Subordinate Noteholders entitled thereto, without any discrimination or preference, and

                                    (b) to the payment of the unpaid principal
                           of any of the Junior Subordinate Notes which shall have become due and payable (other than Junior Subordinate Notes called for redemption for the payment of which money is held pursuant to the provisions of this Indenture) in the order of their stated payment dates, with interest on the Principal Amount of such Notes at the respective rates specified therein from the respective dates upon which such Junior Subordinate Notes became due and payable, and, if the amount available shall not be sufficient to pay in full the principal of the Junior Subordinate Notes by their stated terms due and payable on any particular date, then to the payment of such principal, ratably, according to the amount of such principal then due on such date, to the Junior Subordinate Noteholders entitled thereto without any discrimination or preference);

                           (4) to the payment of the Holders of the Senior Notes
                  of all Carry-Over Amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available

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                  shall not be sufficient to pay in full all such Carry-Over
                  Amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Senior Noteholders entitled thereto, without any discrimination or preference;

                           (5) (but only if the Senior Asset Percentage would be
                  at least 100% upon the application of such amounts or if there are no Senior Notes Outstanding), to the payment to the Holders of the Subordinate Notes of all Carry-Over Amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such Carry-Over Amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Subordinate Noteholders entitled thereto, without any discrimination or preference;

                           (6) (but only if the Subordinate Asset Percentage
                  would be at least 100% upon the application of such amounts or if there are no Senior Notes or Subordinate Notes Outstanding), to the payment to the Holders of the Junior Subordinate Notes of all Carry-Over Amounts (together with interest thereon) then due and payable in the order in which such amounts became due and payable, and if the amount available shall not be sufficient to pay in full all such Carry-Over Amounts (and interest thereon) which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Junior Subordinate Noteholders entitled thereto, without any discrimination or preference;

                           (7) to the payment of termination payments then due
                  and payable to Swap Counterparties under Senior Swap Agreements as a result of Swap Counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Senior Swap Counterparties entitled thereto, without any discrimination or preference;

                           (8) (but only if the Senior Asset Percentage would be
                  at least 100% upon the application of such amounts or if there are no Senior Notes Outstanding), to the payment of termination payments then due and payable to Swap Counterparties under Subordinate Swap Agreements as a result of Swap Counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Subordinate Swap Counterparties entitled thereto, without any discrimination or preference; and

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                           (9) (but only if the Subordinate Asset Percentage
                  would be at least 100% upon the application of such amounts or if there are no Senior Notes or Subordinate Notes Outstanding), to the payment of termination payments then due and payable to Swap Counterparties under Junior Subordinate Swap Agreements as a result of Swap Counterparty default, in the order in which such termination payments became due and payable, and if the amount available shall not be sufficient to pay in full all such termination payments which became due and payable on any particular date, then to the payment, ratably, according to the amounts due on such date, to the Junior Subordinate Swap Counterparties entitled thereto, without any discrimination or preference.

                  (B) If the principal of all Outstanding Notes shall have become due or shall have been declared due and payable and such declaration has not been annulled and rescinded under the provisions of this Article VI, all such moneys shall be applied, as follows:

                           (1) to the payment to the Senior Beneficiaries of the
                  principal and interest then due and unpaid upon the Senior Notes and all Other Senior Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Senior Beneficiary over any other Senior Beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

                           (2) to the payment to the Subordinate Beneficiaries
                  of the principal and interest then due and unpaid upon the Subordinate Notes and all Other Subordinate Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Subordinate Beneficiary over any other Subordinate Beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

                           (3) to the payment to the Junior Subordinate
                  Beneficiaries of the principal and interest then due and unpaid upon the Junior Subordinate Notes and all Other Junior Subordinate Obligations (except termination payments due under Swap Agreements as a result of Swap Counterparty default), without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Junior Subordinate Beneficiary over any other Junior Subordinate Beneficiary, ratably, according to the amounts due, to the Persons entitled thereto without any discrimination or preference;

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                           (4) to the payment of the Holders of the Senior Notes
                  of all Carry-Over Amounts (together with interest thereon) then due and unpaid, without any preference or priority of Carry-Over Amounts over interest thereon or of interest thereon over Carry-Over Amounts, ratably, according to the amounts due, to the Senior Noteholders entitled thereto, without any discrimination or preference;

                           (5) to the payment to the Holders of the Subordinate
                  Notes of all Carry-Over Amounts (together with interest thereon) then due and unpaid, without any preference or priority of Carry-Over Amounts over interest thereon or of interest thereon over Carry-Over Amounts, ratably, according to the amounts due, to the Subordinate Noteholders entitled thereto, without any discrimination or preference;

                           (6) to the payment to the Holders of the Junior
                  Subordinate Notes of all Carry-Over Amounts (together with interest thereon) then due and unpaid, without any preference or priority of Carry-Over Amounts over interest thereon or of interest thereon over Carry-Over Amounts, ratably, according to the amounts due, to the Junior Subordinate Noteholders entitled thereto, without any discrimination or preference;

                           (7) to the payment of termination payments then due
                  and unpaid to Swap Counterparties under Senior Swap Agreements as a result of Swap Counterparty default, ratably, according to the amounts due on such date, to the Senior Swap Counterparties entitled thereto, without any discrimination or preference; and

                           (8) to the payment of termination payments then due
                  and unpaid to Swap Counterparties under Subordinate Swap Agreements as a result of Swap Counterparty default, ratably, according to the amounts due on such date, to the Subordinate Swap Counterparties entitled thereto, without any discrimination or preference; and

                           (9) to the payment of termination payments then due
                  and unpaid to Swap Counterparties under Junior Subordinate Swap Agreements as a result of Swap Counterparty default, ratably, according to the amounts due on such date, to the Junior Subordinate Swap Counterparties entitled thereto, without any discrimination or preference.

                  (C) If the principal of all the Outstanding Notes shall have been declared due and payable and if such declaration shall thereafter have been rescinded and annulled under the provisions of Section 6.2 hereof, then (subject to the provisions of paragraph (B) of this Section 6.6, in the event that the principal of all the Outstanding Notes shall later become or be declared due and payable) the money held by the Trustee hereunder shall be applied in accordance with the provisions of paragraph (A) of this Section 6.6.

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         Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section 6.6, such moneys shall be applied by it at such times, and from time to time, as the Trustee shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposits with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the Holder of any unpaid Note until such Note shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

         Whenever all Notes and interest thereon and all Other Obligations have been fully paid under the provisions of this Section 6.6, and all expenses and charges of the Trustee have been paid, the Issuer and the Trustee shall be restored to their former positions hereunder.

         Section 6.7 Remedies Vested in Trustee. All rights of action, including the right to file proof of claims under this Indenture or under any of the Notes may be enforced by the Trustee without the possession of any of the Notes or the production thereof in any trial or other proceedings relating thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its name as Trustee without the necessity of joining as plaintiffs or defendants any Beneficiaries, and any recovery of judgment shall be for the equal benefit of all Beneficiaries in respect of which such judgment has been recovered.

         Section 6.8 Limitation on Suits by Beneficiaries. Except as may be permitted in a Supplemental Indenture with respect to an Other Beneficiary, no Holder of any Note or Other Beneficiary shall have any right to institute any suit, action or proceeding in equity or at law for the enforcement of this Indenture or for the execution of any trust hereof or for the appointment of a receiver or any other remedy hereunder unless (1) an Event of Default shall have occurred and be continuing, (2) the Acting Beneficiaries Upon Default shall have made written request to the Trustee, (3) such Beneficiary or Beneficiaries shall have offered to the Trustee indemnity, as provided in Section 7.1 hereof, (4) the Trustee shall have thereafter failed for a period of sixty (60) days after the receipt of the request and indemnification or refused to exercise the powers hereinbefore granted or to institute such action, suit or proceeding in its own name and (5) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60)-day period by the Holders of not less than a majority in aggregate Principal Amount of the Notes then Outstanding or by any Other Beneficiary; it being understood and intended that no one or more Holders of the Notes or any Other Beneficiary shall have any right in any manner whatsoever to affect, disturb or prejudice the lien of this Indenture by his, her, its or their action or to enforce any right hereunder except in the manner herein provided, and that all proceedings at law or in equity shall be instituted, had and maintained in the manner herein provided and for the benefit of the Holders of all Outstanding Notes and Other Beneficiaries hereunder as their interests may appear hereunder; provided, however, that, notwithstanding the foregoing provisions of this Section 6.8, the Acting Beneficiaries Upon

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Default may institute any such suit, action or proceeding in their own names for the benefit of the Holders of all Outstanding Notes and Other Beneficiaries hereunder.

         Section 6.9 Unconditional Right of Noteholders To Enforce Payment. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and interest on such Note in accordance with the terms thereof and hereof and, upon the occurrence of an Event of Default with respect thereto, to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 6.10 Trustee May File Proofs of Claims. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer or the property of the Issuer, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (A) to file and prove a claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes then Outstanding and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel and any Paying Agents, Authenticating Agents, Note Registrar, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers) and of the Beneficiaries allowed in such judicial proceeding, and

                  (B) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses and disbursements of the Trustee, its agents and Counsel and any Paying Agents, Authenticating Agents, Note Registrar, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers.

         Nothing herein shall affect the right of any Paying Agent, Authenticating Agent, Note Registrar, Remarketing Agent, Tender Agent, Auction Agent, Market Agent or Broker-Dealer to file proofs of claim on their own behalf in any such proceeding.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder or Other Beneficiary any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any

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Holder thereof or Other Beneficiary, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

         Section 6.11 Undertaking for Costs. The Issuer and the Trustee agree, and each Holder of any Note by his, her or its acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to
(a) any suit instituted by the Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than ten percent (10%) of the Outstanding Principal Amount of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of the principal of, premium, if any, or interest on any Note in accordance with
Section 6.9 hereof.

         Section 6.12 Termination of Proceedings. In case the Trustee or any Beneficiary shall have proceeded to enforce any right under this Indenture by the appointment of a receiver, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or such Beneficiary, then and in every such case the Issuer and the Trustee or such Beneficiary shall, subject to any final determination in such proceedings, be restored to their former positions and rights hereunder with respect to this Indenture, and all rights, remedies and powers of the Trustee and the Beneficiaries shall continue as if no such proceedings had been taken.

         Section 6.13 Waiver of Defaults and Events of Default. The Trustee shall, unless the Trustee has declared the principal of and interest on all Outstanding Notes immediately due and payable in accordance with Section 6.2 hereof and a judgment or decree for payment of the money due has been obtained by the Trustee, waive any default or Event of Default hereunder and its consequences but only upon written request of the Acting Beneficiaries Upon Default; provided, however, that there shall not be waived (a) any Event of Default arising from the acceleration of the maturity of the Notes, except upon the rescission and annulment of such declaration as described in Section 6.2 hereof; (b) any Event of Default in the payment when due of any amount owed to any Beneficiary (including payment of principal of or interest on any Note) except with the consent of such Beneficiary or unless, prior to such waiver, the Issuer has paid or deposited (or caused to be paid or deposited) with the Trustee a sum sufficient to pay all amounts owed to such Beneficiary (including, to the extent permitted by law, interest upon overdue installments of interest);
(c) any Event of Default arising from the failure of the Issuer to pay unpaid expenses of the Trustee, its agents and counsel, and any Authenticating Agent, Paying Agents, Note Registrar, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers as required by this Indenture, unless, prior to such waiver, the Issuer has paid or deposited (or caused to be paid or deposited) with the Trustee sums required to satisfy such obligations of the Issuer under the provisions of this Indenture; or (d) any default in respect of a covenant or provision hereof which, under Article VIII hereof, cannot be modified or

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amended without the consent of the Holder of each Note affected thereby. No such waiver shall extend to any subsequent or other default or Event of Default, or impair any right consequent thereon.

         Section 6.14 Inspection of Books and Records. The Issuer covenants that if an Event of Default shall have happened and shall not have been remedied, the books of record and account of the Issuer relating to the Financed Student Loans and the Trust Estate, shall at all times be subject to the inspection and use of the Trustee and any Holder of at least twenty five percent (25%) of the Principal Amount of the Notes Outstanding and of their respective agents and attorneys.

         The Issuer covenants that if an Event of Default shall have happened and shall not have been remedied, the Issuer will continue to account, as a trustee of an express trust, for all other money, securities and property pledged under this Indenture.

                                  ARTICLE VII

                                   FIDUCIARIES

         Section 7.1 Acceptance of the Trustee. The Trustee hereby accepts the trusts imposed upon it by this Indenture, and agrees to perform said trusts, but only upon and subject to the following terms and conditions:

                  (A) Except during the continuance of an Event of Default,

                           (1) the Trustee undertakes to perform such duties and
                  only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the absence of bad faith on its part, the
                  Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                  (B) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                  (C) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

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                           (1) this subsection (C) shall not be construed to
                  limit the effect of subsection (A) of this Section;

                           (2) the Trustee shall not be liable for any error of
                  judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                           (3) the Trustee shall not be liable with respect to
                  any action taken or omitted to be taken by it in good faith in accordance with the direction of the Acting Beneficiaries Upon Default relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                           (4) no provision of this Indenture shall require the
                  Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (D) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers, or employees but shall be answerable for the conduct of the same in accordance with the standard specified in subsection (B) above, and shall be entitled to advice of Counsel concerning all matters of trusts hereof and duties hereunder, and may in all cases pay such reasonable compensation to any attorney, agent, receiver or employee retained or employed by it in connection herewith. The Trustee may act upon the opinion or advice of any Counsel or accountant selected by it in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or inaction based on its good faith reliance upon such opinion or advice.

                  (E) The Trustee shall not be responsible for any recital herein or in the Notes (except with respect to the certificate of the Trustee endorsed on the Notes), or for the filing or refiling of this Indenture, or for the validity of the execution by the Issuer of this Indenture, or of any Supplemental Indenture or instrument of further assurance, or for the sufficiency of the security for the Notes issued hereunder or intended to be secured hereby.

                  (F) The Trustee shall not be accountable for the use or application by the Issuer of any of the Notes or the proceeds thereof or for the use or application of any money paid over by the Trustee in accordance with the provisions of this Indenture or for the use and application of money received by any Paying Agent.

                  (G) The Trustee shall be protected in acting upon any notice, order, requisition, request, consent, certificate, order, opinion (including an opinion of Counsel), affidavit, letter, telegram or other paper or document in good faith deemed by it to be genuine and correct and to have been signed or sent by the proper person or persons.

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         Any action taken by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the Holder of any Note shall be conclusive and binding upon all future Holders of the same Note and Notes issued in exchange therefor or in place thereof.

                  (H) As to the existence or nonexistence of any fact or as to the sufficiency or authenticity of any instrument, paper or proceeding, the Trustee shall be entitled to rely upon an Issuer Certificate as sufficient evidence of the facts stated therein.

                  (I) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives, shall have the right fully to inspect all books, papers and records of the Issuer pertaining to the Financed Student Loans, and to take such memoranda from and in regard thereto as may be desired.

                  (J) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                  (K) Notwithstanding anything elsewhere in this Indenture contained, the Trustee, in respect to the authentication of any Notes, the withdrawal of any cash or any action whatsoever within the purview of this Indenture, and any Authenticating Agent, in respect of the authentication of Notes, shall have the right, but shall not be required, to demand any showings, certificates, opinions (including opinions of Counsel), appraisals or other information, or corporate action or evidence thereof, in addition to that by the terms hereof required as a condition of such action by the Trustee or the Authenticating Agent, as the case may be, deemed desirable for the purpose of establishing the right of the Issuer to the authentication of any Notes, the withdrawal of any cash, or the taking of any other action by the Trustee or the Authenticating Agent, as the case may be.

                  (L) Before taking any action hereunder requested by Noteholders or by any Other Beneficiary, the Trustee may require that it be furnished an indemnity bond or other indemnity satisfactory to it for the reimbursement of all expenses to which it may be put and to protect it against all liability, except liability which results from the negligence or willful misconduct of the Trustee, by reason of any action so taken by the Trustee.

                  (M) The Trustee shall periodically file Uniform Commercial Code continuation statements and take such other actions described in
         Section 4.11 hereof as required to maintain and continue the perfection of any security interests granted by the Issuer and the Eligible Lender Trustee as debtors to the Trustee as secured party hereunder.

         Section 7.2 Fees, Charges and Expenses of the Trustee, Paying Agents, Note Registrar, Authenticating Agents, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers. The Trustee and each Paying Agent, Note Registrar, Authenticating Agent, Remarketing Agent, Tender Agent, Auction Agent, Market Agent and Broker-Dealer

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shall be entitled to payment and/or reimbursement for reasonable fees for services rendered hereunder and all advances, legal fees and other expenses reasonably and necessarily made or incurred by it in and about the execution of the trusts created by this Indenture and in and about the exercise and performance of the powers and duties of the Trustee and each Paying Agent, Note Registrar, Authenticating Agent, Remarketing Agent, Tender Agent, Auction Agent, Market Agent and Broker-Dealer hereunder and for the reasonable and necessary costs and expenses incurred in defending any liability in the premises of any character whatsoever (unless such liability is adjudicated to have resulted from the negligence or willful misconduct of the Trustee, the Paying Agent, the Note Registrar, the Authenticating Agent, the Remarketing Agent, the Tender Agent, the Auction Agent, the Market Agent or the Broker-Dealer); provided that any moneys or Investment Securities held pursuant to Section 9.1 hereof with respect to Notes no longer deemed Outstanding hereunder, shall not be available for, nor be applied to, the payment of any such fees, advances, costs or expenses.

         Section 7.3 Notice to Beneficiaries if Default Occurs. The Trustee shall give to all Beneficiaries, in the manner provided in Section 10.4 hereof, notice of all Events of Default, and of all events which, with the passage of time or the giving of notice, or both, would become an Event of Default, known to the Trustee, within ninety (90) days after the occurrence of such Event of Default or other event unless such Event of Default or other event shall have been cured before the giving of such notice; provided that, except in the case of Events of Default in the payment of the principal of, premium, if any, or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as a trust committee of the Trustee in good faith determines that the withholding of such notice is in the interest of the Beneficiaries.

         Section 7.4 Intervention by Trustee. In any judicial proceeding to which the Issuer is a party and which in the opinion of the Trustee and its Counsel has a substantial bearing on the interest of the Beneficiaries, the Trustee may intervene on behalf of Beneficiaries and shall do so if requested in writing by the Acting Beneficiaries Upon Default. The rights and obligations of the Trustee under this Section 7.4 are subject to the approval of a court of competent jurisdiction in the premises.

         Section 7.5 Successor Trustee, Paying Agents, Authenticating Agents, and Tender Agents. Any corporation, association or agency into which the Trustee and any Paying Agent, any Authenticating Agent or any Tender Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, ipso facto, shall be and become successor Trustee, Paying Agent, Note Registrar, Authenticating Agent, or Tender Agent hereunder and vested with all of the trusts, powers, discretions, immunities, privileges and all other matters as was its predecessor, without the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that no such merger, conversion or consolidation shall relieve the Trustee of its obligation to comply with Section 7.13 hereof.

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         Section 7.6 Resignation by Trustee, Paying Agents, Authenticating
Agents, and Tender Agents. The Trustee, any Paying Agent, any Authenticating Agent and any Tender Agent may at any time resign from the trusts and be discharged of the duties and obligations hereby created by giving sixty (60) days' written notice to the Issuer and, in the case of the Trustee, a Paying Agent, an Authenticating Agent or a Tender Agent, by first-class mail to all Noteholders and Other Beneficiaries and such resignation shall take effect upon the appointment of a successor Trustee, Paying Agent, Authenticating Agent or Tender Agent. No such resignation of the Trustee shall become effective until the acceptance of appointment by a successor Trustee under Section 7.9 hereof. Upon the appointment and acceptance of a successor Trustee, Authenticating Agent, Paying Agent or Tender Agent, the Trustee shall promptly cause written notice of such appointment to be given to all Noteholders and Other Beneficiaries in the manner provided in Section 10.4 hereof, which notice shall include the address of the Principal Office of such successor. If an instrument of acceptance by a successor Trustee, Paying Agent, Authenticating Agent or Tender Agent shall not have been delivered to the resigning Trustee, Paying Agent, Authenticating Agent or Tender Agent within sixty (60) days after the giving of such notice of resignation, the resigning Trustee, Paying Agent, Authenticating Agent or Tender Agent may petition any court of competent jurisdiction for the appointment of a successor and any attorneys' fees incurred in connection with any such petition shall be payable by the Issuer.

         Section 7.7 Removal of Trustee. The Issuer may at any time, subject to the provisions of this Article VII, remove the Trustee by Issuer Order. The Issuer shall remove the Trustee if at any time so requested by an instrument or concurrent instruments in writing, filed with the Trustee and the Issuer, and signed by the Holders of a majority in Principal Amount of the Notes then Outstanding or their attorneys-in-fact duly authorized. Notwithstanding the foregoing, the Trustee may not be removed during the existence of an Event of Default.

         In case the Trustee shall be dissolved, fail to comply with Section
7.13 hereof or otherwise become incapable of acting hereunder, or in case it shall be taken under the control of any public officer or officers, or of a receiver appointed by a court, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         No removal of the Trustee, and no appointment of a successor Trustee, pursuant to the provisions of this Article VII shall become effective until the acceptance of appointment by the successor Trustee under Section 7.9 hereof.

         Section 7.8 Appointment of Successor Trustee. If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer shall, by Issuer Order, promptly appoint a successor trustee. If, within one (1) year of such resignation, removal or incapability, or the occurrence of such vacancy, the Holders of a majority in aggregate Principal Amount of the then Outstanding Notes, by an instrument or concurrent instruments in writing signed by such Holders, or by their attorney-in-fact duly authorized, appoint a successor, such successor shall, upon its acceptance of such appointment, supersede the successor appointed by the Issuer. If no successor trustee has been appointed and accepted appointment as herein provided after sixty (60) days from the mailing of notice of

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resignation by the Trustee under Section 7.6 hereof, or from the date the
Trustee is removed or otherwise incapable of acting hereunder, any Beneficiary may petition a court of competent jurisdiction to appoint a successor trustee. No appointment of a successor Trustee shall be effective without the written consent of all Other Beneficiaries, which consent shall not be unreasonably withheld.

         The Issuer shall promptly notify any Paying Agent, Authenticating Agent, Remarketing Agent and Tender Agent as to the appointment of any successor trustee and shall promptly cause written notice of such appointment to be given to all Noteholders and Other Beneficiaries in the manner provided in Section
10.4 hereof, which notice shall include the address of the Principal Office of the successor Trustee.

         Section 7.9 Concerning any Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor, and to the Issuer, an instrument in writing accepting such appointment hereunder, and thereupon such successor, without any further act, assignment or conveyance, shall become fully vested with all the estates, properties, rights, powers, trusts, duties and obligations of its predecessor as Trustee; but such predecessor shall, nevertheless, on the written request of the Issuer, or of its successor Trustee, execute and deliver an instrument transferring to such successor Trustee all the estates, properties, rights, powers and trusts of such predecessor hereunder, and every predecessor Trustee shall deliver all securities and moneys and Balances held by it as Trustee hereunder to its successor together with an accounting of the Balances held by it hereunder and shall take such actions as may be necessary to cause any Credit Enhancement Facility to be transferred to the successor Trustee. Should any instrument in writing from the Issuer be required by any successor Trustee for more fully and certainly vesting in such successor the estates, rights, powers and duties hereby vested or intended to be vested in the predecessor trustee, any and all such instruments in writing shall, on request, be executed, acknowledged and delivered by the Issuer.

         Section 7.10 Trustee Protected in Relying Upon Resolutions, Etc. The resolutions, orders, requisitions, opinions, certificates and other instruments conforming to the requirements of this Indenture may be accepted by the Trustee as conclusive evidence of the facts and conclusions stated therein and shall be full warrant, protection and authority to the Trustee for the withdrawal of cash hereunder.

         Section 7.11 Successor Trustee as Custodian of Funds. In the event of a change in the office of Trustee the predecessor Trustee which has resigned or been removed shall cease to be custodian of the Funds and Accounts, and the successor Trustee shall be and become such custodian.

         Section 7.12 Co-Trustee. At any time or times, for the purpose of (a) meeting any legal requirements of any state in which the Trustee determines it necessary to take any action hereunder or (b) establishing the eligibility of any Financed Student Loans for receipt of federal payments with respect thereto, the Trustee shall have power to appoint, and, upon the request of the Trustee or of the Holders of at least twenty-five percent (25%) in aggregate Principal

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Amount of Notes Outstanding or of any Other Beneficiary, the Issuer shall for such purpose join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint one or more Persons approved by the Trustee either to act as co-trustee or co-trustees, jointly with the Trustee of all or any part of the trust estate, or to act as separate trustee or separate trustees of all or any part of the trust estate, and to vest in such person or persons, in such capacity, such title to the trust estate or any part thereof, and such rights, powers, duties, trusts or obligations as the Trustee may consider necessary or desirable, subject to the remaining provisions of this Section 7.12. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 7.13 hereof and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 7.8 hereof.

         If the Issuer shall not have joined in such appointment within fifteen
(15) days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have power to make such appointment.

         The Issuer shall execute, acknowledge and deliver all such instruments as may be required by any such co-trustee or separate trustee.

         Every co-trustee or separate trustee shall, to the extent permitted by law but to such extent only, be appointed subject to the following terms, namely:

                  (A) The Notes shall be authenticated and delivered, and all rights, powers, trusts, duties and obligations by this Indenture conferred upon the Trustee in respect of the custody, control and management of moneys, papers, securities and other personal property shall be exercised, solely by the Trustee.

                  (B) All rights, powers, trusts, duties and obligations conferred or imposed upon the trustees shall be conferred or imposed upon and exercised or performed by the Trustee, or by the Trustee and such co-trustee or co-trustees or separate trustee or separate trustees jointly, as shall be provided in the instrument appointing such co-trustee or co-trustees or separate trustee or separate trustees, except to the extent that, under the law of any jurisdiction in which any particular act or acts are to be performed, the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such act or acts shall be performed by such co-trustee or co-trustees or separate trustee or separate trustees.

                  (C) Any request in writing by the Trustee to any co-trustee or separate trustee to take or to refrain from taking any action hereunder shall be sufficient warrant for the taking, or the refraining from taking, of such action by such co-trustee or separate trustee.

                  (D) Any co-trustee or separate trustee may delegate to the Trustee the exercise of any right, power, trust, duty or obligations, discretionary or otherwise.

                  (E) The Trustee at any time, by any instrument in writing, may accept the resignation of or remove any co-trustee or separate trustee appointed under this

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         Section 7.12. Upon the request of the Trustee, the Issuer shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal.

                  (F) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

                  (G) Any demand, request, direction, appointment, removal, notice, consent, waiver or other action in writing delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee.

                  (H) Any moneys, papers, securities or other items of personal property received by any such co-trustee or separate trustee hereunder shall forthwith, so far as may be permitted by law, be turned over to the Trustee.

         Upon the acceptance in writing of such appointment by any such co-trustee or separate trustee, it or he or she shall be vested with such title to the trust estate or any part thereof, and with such rights, powers, duties or obligations, as shall be specified in the instrument of appointment jointly with the Trustee (except insofar as local law makes it necessary for any such co-trustee or separate trustee to act alone) subject to all the terms of this Indenture. Every such acceptance shall be filed with the Trustee. Any co-trustee or separate trustee may, at any time by an instrument in writing, constitute the Trustee, his, her or its attorney-in-fact and agent, with full power and authority to do all acts and things and to exercise all discretion on his, her or its behalf and in his, her or its name.

         In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the trust estate, and all rights, powers, trusts, duties and obligations of said co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Trustee unless and until a successor co-trustee or separate trustee shall be appointed in the manner herein provided.

         Section 7.13 Corporate Trustee Required; Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, and shall be an "eligible lender" under the Higher Education Act, having a combined capital stock, capital surplus and undivided profits of at least $25,000,000, subject to supervision or examination by a federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 7.13, the combined capital stock, capital surplus and undivided profits of such corporation shall be deemed to be its combined capital stock, capital surplus and undivided profits as set forth in its most recent report of condition so published.

         Section 7.14 Statement by Trustee of Funds and Accounts and Other Matters. Not more than thirty (30) days after the close of each Fiscal Year the Trustee shall furnish the Issuer and any Noteholder or Other Beneficiary filing with the Trustee a written request for a copy, a

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statement setting forth (to the extent applicable) in respect to such Fiscal
Year, (a) all transactions relating to the receipt, disbursement and application of all moneys received by the Trustee pursuant to all terms of this Indenture,
(b) the Balances held by the Trustee at the end of such Fiscal Year to the credit of each Fund and Account, (c) a brief description of all moneys, Student Loans and Investment Securities held by the Trustee as part of the Balance of each Fund and Account as of the end of such Fiscal Year, (d) the Principal Amount of Notes of each series purchased by the Trustee during such Fiscal Year from moneys available therefor in any Fund pursuant to the provisions of this Indenture and the respective purchase price of such Notes, (e) the Principal Amount of Notes of each series retired, at their Stated Maturity or by prepayment, during such Fiscal Year and the Prepayment Prices thereof, if any, and (f) any other information which the Issuer may reasonably request.

         In addition, the Trustee shall furnish the Issuer on or before the fifteenth day of each calendar month a brief description of all moneys, Financed Student Loans and Investment Securities to the credit of each Fund and Account as of the last day of the preceding month.

         Section 7.15 Trustee, Authenticating Agent, Note Registrar, Paying Agents, Remarketing Agents, Tender Agents, Auction Agents, Market Agents and Broker-Dealers May Buy, Hold, Sell or Deal in Notes. The Trustee, any Authenticating Agent, any Note Registrar, any Paying Agent, any Remarketing Agent, any Tender Agent, any Auction Agent, any Market Agent or any Broker-Dealer and its directors, officers, employees or agents may, in good faith, buy, sell, own, hold and deal in any of the Notes and may join in any action which any Holder of a Note may be entitled to take, with like effect as if such Trustee, Authenticating Agent, Note Registrar, Paying Agent, Remarketing Agent, Tender Agent, Auction Agent, Market Agent or Broker-Dealer were not the Trustee, an Authenticating Agent, a Note Registrar, a Paying Agent, a Remarketing Agent, a Tender Agent, an Auction Agent, a Market Agent or a Broker-Dealer, as the case may be, under this Indenture.

         Section 7.16 Authenticating Agent and Paying Agents; Paying Agents To Hold Moneys in Trust. Any Paying Agent for a series of Notes shall be appointed by or pursuant to a Supplemental Indenture providing for the issuance of such series of Notes. Each Paying Agent shall hold in trust for the benefit of the Holders of the Notes and the Trustee any sums held by such Paying Agent for the payment of the principal of, premium, if any, and interest on and any Carry-Over Amounts (and accrued interest thereon) with respect to the Notes. Anything in this paragraph to the contrary notwithstanding, the Issuer may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, cause to be paid to the Trustee all sums held in trust by any Paying Agent hereunder as required by this paragraph, such sums to be held by the Trustee upon the trusts herein contained, and such Paying Agent shall thereupon be released from all further liability with respect to such sums.

         Any Authenticating Agent for a series of Notes shall be appointed by or pursuant to a Supplemental Indenture providing for the issuance of such series of Notes. The Authenticating Agent shall have the power to act in the receipt, authentication and delivery of Notes in connection with transfers, exchanges and registrations hereunder.

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         Each Authenticating Agent and Paying Agent other than the Trustee shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it by this Indenture by executing and delivering to the Issuer a written acceptance thereof under which, in the case of the Paying
Agent, the Paying Agent will agree particularly:

                  (1) to hold all sums held by it pursuant to this Indenture in trust for the benefit of the Holders of the Notes until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

                  (2) at any time during the continuance of any Event of Default, upon the written request of the Trustee, to forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

                  (3) in the event of the resignation or removal of such Paying Agent, pay over, assign and deliver any moneys, records or securities held by it as Paying Agent to its successor or, if there be no successor, to the Trustee.

         No Paying Agent shall be obligated to expend its own funds in paying Debt Service on, or Carry-Over Amounts (including accrued interest thereon) with respect to, the Notes.

         Section 7.17 Removal of Authenticating Agent and Paying Agents; Successors. Any Authenticating Agent and any Paying Agent may be removed at any time by an instrument filed with such Authenticating Agent or Paying Agent, as the case may be, and the Trustee and signed by the Issuer. Any successor Authenticating Agent or Paying Agent shall be appointed by the Issuer and shall be a bank having trust powers or trust company duly organized under the laws of any state of the United States or a national banking association having trust powers, having, in the case of a successor paying agent, a capital stock and surplus aggregating at least $25,000,000, and willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Indenture and any Supplemental Indenture. Upon the appointment and acceptance of a successor Authenticating Agent or Paying Agent, the Issuer shall promptly give written notice of such appointment to the Trustee and the Trustee shall promptly cause written notice thereof to be given to all Noteholders in the manner provided in Section 10.4 hereof, which notice shall include the address of the Principal Office of such successor.

         In the event of the resignation or removal of any Authenticating Agent or any Paying Agent, such Authenticating Agent or Paying Agent shall pay over, assign and deliver any moneys, records or securities held by it as Authenticating Agent (and Note Registrar, if appropriate) or Paying Agent, as the case may be, to its successors or, if there be no successor, to the Trustee.

         Section 7.18 Appointment and Qualifications of Tender Agents. The Issuer may, in a Supplemental Indenture, appoint a Tender Agent with respect to one or more series of Notes. The Tender Agent shall, by entering into a Tender Agent Agreement, designate to the Trustee its Principal Offices for the purposes of its functions as Tender Agent and, if applicable, Authenticating Agent and Note Registrar hereunder and signify its acceptance of the duties and

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obligations imposed upon it hereunder (including, if applicable, those of
Authenticating Agent and Note Registrar) and under the Tender Agent Agreement, and under which the Tender Agent will agree, particularly:

                  (a) to hold all Notes delivered to it hereunder in trust for the benefit of the respective Noteholders which shall have so delivered such Notes until moneys representing the purchase price of such Notes shall have been delivered to or for the account of or to the order of such Noteholders;

                  (b) to hold all moneys delivered to it hereunder for the purchase of Notes in trust for the benefit of the person or entity which shall have so delivered such moneys until the Notes purchased with such moneys shall have been delivered to or for the account of such person or entity; and

                  (c) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer and the Trustee at all reasonable times.

         The Issuer shall cooperate with the Tender Agent and the Trustee to cause the necessary arrangements to be made and to be thereafter continued whereby funds from the sources specified herein will be made available for the purchase of the Notes which are required to be tendered on a Tender Date and whereby Notes, executed by the Issuer and authenticated by the Trustee or the Authenticating Agent, shall be made available to the Remarketing Agent, the Trustee or the Tender Agent to the extent necessary for delivery pursuant the applicable provisions of the related Supplemental Indenture.

         The Tender Agent shall be a commercial bank or trust company duly organized under the laws of the United States or any state or territory thereof, having its Principal Office for the performance of its functions as Tender Agent hereunder located in New York, New York, having a combined capital stock, surplus and undivided profits of at least $100,000,000 and authorized by law to perform all the duties imposed upon it by this Indenture (including, if applicable, those of Authenticating Agent and Note Registrar) and the Tender Agent Agreement. The Tender Agent may at any time resign and be discharged of the duties and obligations created by this Indenture and the Tender Agent Agreement (including such duties and obligations as Note Registrar and Authenticating Agent hereunder) by giving at least sixty (60) days' notice to the Issuer, the Trustee and any related Credit Facility Provider, provided that such resignation shall not be effective until the appointment of a successor Tender Agent by the Issuer. The Tender Agent may be replaced at any time, at the direction of the Issuer, by an instrument, signed by an Authorized Officer of the Issuer, filed with the Remarketing Agent, the Tender Agent, the Trustee and any related Credit Facility Provider at least sixty (60) days prior to the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor Tender Agent by the Issuer. Upon the appointment and acceptance of a successor Tender Agent, the Issuer shall promptly give written notice of such appointment to the Trustee and the Trustee shall promptly cause written notice thereof to be given to all Noteholders in the

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manner provided in Section 10.4 hereof, which notice shall include the address of the Principal Office of such successor.

         In the event of the resignation or removal of the Tender Agent, the Tender Agent shall pay over, assign and deliver any moneys, Notes and records held by it in such capacity (including any such moneys, Notes and records held by it as Authenticating Agent and Note Registrar) to its successor or, if there be no successor, to the Trustee.

         In the event that the Tender Agent shall be removed or be dissolved, or if the property or affairs of the Tender Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Tender Agent, the Trustee, notwithstanding the foregoing provisions of this Section 7.18, shall ipso facto be deemed to be the Tender Agent for all purposes of this Indenture until the appointment by the Issuer of the successor Tender Agent, and the Trustee shall be required to perform the functions of the Tender Agent (and, if applicable, of Note Registrar and Authenticating Agent) as set forth in this Indenture and the Tender Agent Agreement.

         Section 7.19 Remarketing Agents. The Issuer may, in a Supplemental Indenture, appoint a Remarketing Agent with respect to one or more series of Notes. The Remarketing Agent shall designate its Principal Office and signify its acceptance of the duties and obligations imposed upon it hereunder by entering into a Remarketing Agreement under which the Remarketing Agent will agree, particularly:

                  (a) to determine any variable interest rate in accordance with the applicable provisions of the related Supplemental Indenture;

                  (b) to determine any fixed interest rate in accordance with the applicable provisions of the related Supplemental Indenture;

                  (c) to hold all Notes delivered to it hereunder in trust for the benefit of the respective Noteholders which shall have so delivered such Notes until moneys representing the purchase price of such Notes shall have been delivered to or for the account of or to the order of such Noteholders;

                  (d) to hold all moneys delivered to it hereunder for the purchase of Notes in trust for the benefit of the person or entity which shall have so delivered such moneys until the Notes purchased with such moneys shall have been delivered to or for the account of such person or entity; and

                  (e) to keep such books and records as shall be consistent with prudent industry practice and to make such books and records available for inspection by the Issuer and the Trustee at all reasonable times.

         Section 7.20 Qualifications of Remarketing Agents. The Remarketing Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least

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$50,000,000 and be authorized by law to perform all the duties imposed upon it by this Indenture and the Remarketing Agreement. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture and the Remarketing Agreement (i) by giving at least sixty (60) days' notice to the Issuer, the Trustee, the Tender Agent and any related Credit Facility Provider, provided that such resignation shall not be effective until a successor Remarketing Agent has been appointed by the Issuer and any related Credit Facility Provider has consented in writing thereto, which consent shall not be unreasonably withheld, or (ii) by giving notice to the Issuer, the Trustee and the Tender Agent under the circumstances set forth in the Remarketing Agreement. The Remarketing Agent may be replaced at any time, at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer, filed with the Remarketing Agent, the Trustee, the Tender Agent and any related Credit Facility Provider, provided that such replacement shall not be effective until a successor Remarketing Agent has been appointed by the Issuer and any related Credit Facility Provider has consented in writing thereto, which consent shall not be unreasonably withheld.

         In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Notes held by it in such capacity to its successor or, if there be no successor, to the Trustee.

         In the event that the Remarketing Agent shall resign, be removed or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer shall not have appointed its successor as Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 7.20, shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Issuer of the successor Remarketing Agent; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Notes or to determine the interest rate on the Notes. Nothing in this
Section 7.20 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

         Section 7.21 Indemnification of the Trustee. The Issuer agrees to indemnify the Trustee for, and to hold it harmless against, any loss, liability, or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder; provided, however, that any such indemnification shall be payable solely out of the Trust Estate.

                                  ARTICLE VIII

                             SUPPLEMENTAL INDENTURES

         Section 8.1 Supplemental Indentures Not Requiring Consent of Beneficiaries. The Issuer and the Trustee may, from time to time and at any time, without the consent of, or notice to, any of the Noteholders or any Other Beneficiary (except to the extent, if any, required pursuant to a Supplemental Indenture authorizing the issuance of a series of Notes), and when so

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required by this Indenture shall, enter into an indenture or indentures supplemental to this Indenture as shall not be inconsistent with the terms and provisions hereof (which Supplemental Indenture or Indentures shall thereafter form a part hereof), so as to thereby (a) cure any ambiguity or formal defect or omission in this Indenture or in any Supplemental Indenture, (b) grant to or confer upon the Trustee for the benefit of the Beneficiaries any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Beneficiaries or the Trustee, (c) describe or identify more precisely any part of the Trust Estate or subject additional revenues, properties or collateral to the lien and pledge of this Indenture, (d) evidence the appointment of a separate trustee or a co-trustee or the succession of a new Trustee hereunder, (e) authorize issuance of a series of Notes, subject to the requirements of Article II hereof, (f) modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act of 1939, as then amended, or under any similar Federal statute enacted after the date of this Indenture, and to add to this Indenture such other provisions as may be expressly permitted by said Trust Indenture Act of 1939, excluding, however, the provisions referred to in Section 316(a)(2) of said Trust Indenture Act of 1939,
(g) modify, eliminate and/or add to the provisions of this Indenture to such extent as shall be necessary or advisable in order to acquire Eligible Loans described in clause (3) of the definition thereof in Section 1.1 hereof, (h) modify this Indenture (including deletions of or changes to provisions of this Indenture or additions to this Indenture or any combination of deletions, changes and additions) as required by any Credit Facility Provider or Swap Counterparty, or otherwise necessary to give effect to any Credit Enhancement Facility, Swap Agreement or Swap Counterparty Guaranty authorized to be obtained or entered into under Section 2.12 hereof, at the time of issuance of a series of Notes to which such agreements relate; provided that the Rating Agency Condition is met with respect to such modifications; and provided further that no such modifications shall be effective (1) if the consent of any Noteholders would be required therefor under the proviso contained in Section 8.2 hereof and such consent has not been obtained, or (2) if the Trustee shall determine that such modifications are to the prejudice of any Other Beneficiary, (i) create additional Funds, Accounts or sub-accounts as authorized by Section 4.1 hereof,
(j) to provide for the creation of one or more additional classes of Notes or Other Obligations; provided, (1) that no such class of Notes or Other Obligations may be senior in any respect to any previously created such class of Notes or Other Obligations any of which are then Outstanding, except to the extent specifically authorized or permitted by the Supplemental Indenture authorizing such previously created class or except to the extent consented to by each Beneficiary who would be adversely affected thereby and (2) that the Rating Agency Condition is met with respect to such additional classes of Notes or Other Obligations; or (k) make any other change in this Indenture if the Rating Agency Condition shall have been satisfied with respect thereto.

         Section 8.2 Supplemental Indentures Requiring Consent of Beneficiaries. Exclusive of Supplemental Indentures covered by Section 8.1 hereof and subject to the terms and provisions contained in this Section 8.2, and not otherwise, the Trustee (upon receipt of an instrument evidencing the consent to the below-mentioned Supplemental Indenture by: (i) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Senior Notes, (ii) if they are affected thereby, the Holders of not less than two-thirds of the aggregate Principal Amount of the Outstanding Subordinate Notes, (iii) if they are

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affected thereby, the Holders of not less than two-thirds of the Aggregate
Principal Amount of the Outstanding Junior Subordinate Notes, and (iv) each other Person which must consent to such Supplemental Indenture as provided in any then outstanding Supplemental Indenture authorizing the issuance of a series of Notes or any Other Obligation) shall join with the Issuer in the execution of such other indenture or indentures supplemental hereto as shall be deemed necessary and desirable for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture; provided, however, that nothing contained in this Article VIII shall permit or be construed as permitting without the consent of the Holder of each Note and each Other Beneficiary which would be affected thereby (a) an extension of the maturity of the principal of or the interest on any Note, whether at the Stated Maturity thereof, on a Sinking Fund Payment Date or otherwise, or (b) a reduction in the Principal Amount, Prepayment Price or purchase price of any Note or the rate of interest thereon, or (c) a privilege or priority of any Senior Obligation over any other Senior Obligation, (d) a privilege or priority of any Subordinate Obligation over any other Subordinate Obligation, or (e) a privilege of any Senior Notes over any Subordinate Notes or Junior Subordinate Notes, other than as provided herein, or (f) a privilege of any Subordinate Notes over any Junior Subordinate Notes, other than as provided herein, or (g) the surrendering of a privilege or a priority granted hereby if, in the judgment of the Trustee, to the detriment of another Beneficiary hereunder, or (h) a reduction or an increase in the aggregate Principal Amount of the Notes required for consent to such Supplemental Indenture, or (i) the creation of any lien ranking prior to or on a parity with the lien of this Indenture on the Trust Estate or any part thereof, except as hereinbefore expressly permitted, or (j) any Beneficiary to be deprived of the lien hereby created on the rights, title, interest, privileges, revenues, moneys and securities pledged hereunder, or (k) the modification of any of the provisions of this Section 8.2, or (l) the modification of any provision of a Supplemental Indenture which states that it may not be modified without the consent of the Holders of Notes issued pursuant thereto or any Notes of the same class or any Beneficiary that has provided a Credit Enhancement Facility or Swap Agreement of such class.

         For purposes of this Indenture, Notes are deemed "affected" by an amendment if such amendment adversely affects or diminishes the rights of the Holders thereof to be assured of the payment of principal of, premium, if any, and interest on and any Carry-Over Amount (and accrued interest thereon) with respect to such Notes, taking into account the priorities between classes of Notes theretofore prescribed hereby. The Trustee may in its discretion determine whether any Notes would be affected by any amendment and any such determination shall be conclusive upon the Holders of all Notes, whether theretofore or thereafter authenticated and delivered under this Indenture. The Trustee shall not be liable for any such determination made in good faith.

         If at any time the Issuer shall request the Trustee to enter into any such Supplemental Indenture for any of the purposes of this Section 8.2, the Trustee shall, upon being satisfactorily indemnified with respect to expenses, cause notice of the proposed execution of such Supplemental Indenture to be mailed to each Holder of an Outstanding Note in accordance with the provisions of Section 10.4 hereof and to each Other Beneficiary. Such notice shall briefly set forth the nature of the proposed Supplemental Indenture and shall state that copies thereof are on

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file at the Principal Office of the Trustee for inspection by all Beneficiaries.
The Trustee shall not, however, be subject to any liability to any Noteholder or any Other Beneficiary by reason of its failure to mail such notice, and any such failure shall not affect the validity of such Supplemental Indenture when consented to and approved as provided in this Section 8.2. If, at the time of the execution of any such Supplemental Indenture, the Holders of Notes and each other Beneficiary shall have consented to and approved the execution thereof as herein provided, no Beneficiary shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Issuer from executing the same or from taking any action pursuant to the provisions thereof. Upon the execution of any such Supplemental Indenture as in this Section 8.2 permitted and provided this Indenture shall be and be deemed to be modified and amended in accordance therewith.

         Section 8.3 Rights of Trustee. If, in the opinion of the Trustee, any Supplemental Indenture provided for in this Article VIII adversely affects the rights, duties or immunities of the Trustee under this Indenture or otherwise, the Trustee may, in its discretion, decline to execute such Supplemental Indenture, except to the extent that this may be required in the case of a Supplemental Indenture entered into under Section 8.1 hereof. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an opinion of its Counsel as conclusive evidence that any such Supplemental Indenture conforms to the requirements of this Indenture.

         Section 8.4 Consent of Tender Agents. So long as any Tender Agent Agreement is in effect, (i) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Tender Agent created by this Indenture or the Tender Agent Agreement (including, if applicable, such duties and obligations as Note Registrar and Authenticating Agent hereunder) shall become effective unless and until delivery to the Trustee of a written consent of the Tender Agent to such Supplemental Indenture, and (ii) the Trustee shall promptly furnish to the Tender Agent a copy of each Supplemental Indenture.

         Section 8.5 Consent of Remarketing Agents. So long as any Remarketing Agreement is in effect, (i) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Remarketing Agent created by this Indenture or the Remarketing Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Remarketing Agent to such Supplemental Indenture, and (ii) the Trustee shall promptly furnish to the Remarketing Agent a copy of each Supplemental Indenture.

         Section 8.6 Consent of Auction Agents. So long as any Auction Agent Agreement is in effect, (i) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Auction Agent created by this Indenture or the Auction Agent Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Auction Agent to such Supplemental Indenture, and (ii) the Trustee shall promptly furnish to the Auction Agent a copy of each Supplemental Indenture.

         Section 8.7 Consent of Broker-Dealers. So long as any Broker-Dealer Agreement is in effect, (i) no Supplemental Indenture which materially adversely affects the rights, duties or

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immunities of the Broker-Dealer created by this Indenture or the Broker-Dealer
Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Broker-Dealer to such Supplemental Indenture, and (ii) the Trustee shall promptly furnish to the Broker-Dealer a copy of each Supplemental Indenture.

         Section 8.8 Consent of Market Agents. So long as any Market Agent Agreement is in effect, (i) no Supplemental Indenture which materially adversely affects the rights, duties or immunities of the Market Agent created by this Indenture or the Market Agent Agreement shall become effective unless and until delivery to the Trustee of a written consent of the Market Agent to such Supplemental Indenture, and (ii) the Trustee shall promptly furnish to the Market Agent a copy of each Supplemental Indenture.

                                   ARTICLE IX

              DEFEASANCE; MONEYS HELD FOR PAYMENT OF DEFEASED NOTES

         Section 9.1 Discharge of Liens and Pledges; Notes No Longer Outstanding and Deemed To Be Paid Hereunder. The obligations of the Issuer under this Indenture, and the liens, pledges, charges, trusts, covenants and agreements of the Issuer herein made or provided for, shall be fully discharged and satisfied as to any Note and such Note shall no longer be deemed to be Outstanding hereunder:

                           (i) when such Note shall have been canceled, or shall
                  have been purchased by the Trustee from moneys held by it under this Indenture; or

                           (ii) as to any Note not canceled or so purchased,
                  when payment of the principal of and the applicable prepayment premium, if any, on such Note, plus interest on such principal to the due date thereof (whether such due date be by reason of Stated Maturity or upon prepayment, or otherwise), either (a) shall have been made or caused to be made in accordance with the terms hereof, or (b) shall have been provided for by irrevocably depositing with the Trustee and irrevocably appropriating and setting aside exclusively for such payment,
                  (1) moneys sufficient to make such payment or (2) Government Obligations maturing as to principal and interest in such amount and at such times as will ensure the availability of sufficient moneys to make such payment, and all necessary and proper fees, compensation and expenses of the Trustee, any Remarketing Agents, any Tender Agents, any Auction Agents, any Market Agents, any Broker-Dealers, any Authenticating Agents, the Note Registrar and any Paying Agents pertaining to the Note with respect to which such deposit is made shall have been paid or the payment thereof provided for to the satisfaction of the Trustee, said Remarketing Agents, said Tender Agents, said Auction Agents, said Market Agents, said Broker-Dealers, said Authenticating Agents, said Note Registrar and said Paying Agents.

         Any deposit under the preceding clause (b) shall be accompanied by an Issuer Certificate certifying that the moneys and Government Obligations so appropriated and set aside are

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sufficient, and will mature as needed, to pay the principal, premium, if any, and interest due on the Note with respect to which such deposit has been made on the Stated Maturity or Prepayment Date thereof and on each Interest Payment Date on and prior to such Stated Maturity or Prepayment Date. At such time as a Note shall be deemed to be no longer Outstanding hereunder, as aforesaid, such Note shall cease to draw interest from the due date thereof (whether such due date be by reason of Stated Maturity, or upon prepayment or by declaration as aforesaid, or otherwise) and, except for the purposes of any such payment from such moneys or Investment Securities, shall no longer be secured by or entitled to the benefits of this Indenture.

         Notwithstanding the foregoing, (A) in the case of Notes which by their terms may be prepaid prior to their Stated Maturities, no deposit under clause
(b) of subparagraph (ii) above shall constitute such payment, discharge and satisfaction as aforesaid, as to all such Notes which are to be paid prior to their respective Stated Maturities, until proper notice of such prepayment shall have been previously given in accordance with Section 3.4 hereof or provision satisfactory to the Trustee shall have been irrevocably made for the giving of such notice, and (B) in the case of Notes which may be required to be purchased on a Tender Date, no deposit under clause (b)(2) of subparagraph (ii) above shall constitute such payment, discharge and satisfaction as aforesaid.

         Any such moneys so deposited with the Trustee as provided in this
Section 9.1 may at the direction of the Issuer also be invested and reinvested in Government Obligations maturing in the amounts and time as hereinbefore set forth, and all income from all Government Obligations in the hands of the Trustee pursuant to this Section 9.1 which is not required for the payment of the Notes and interest and premium thereon with respect to which such moneys shall have been so deposited shall (A) if any Notes are then Outstanding, be deposited in the Collection Fund as and when realized and collected, for use and application as are other moneys credited to such Fund, and (B) if no Notes are then Outstanding and no amounts are owed to any Other Beneficiaries hereunder, be paid to the Issuer.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to any Note, the right to transfer and exchange such Note pursuant to
Section 2.7, and any rights to have such Note purchased on a Tender Date, shall survive.

         Notwithstanding any provision of any other Section of this Indenture which may be contrary to the provisions of this Section 9.1, all moneys or Investment Securities set aside and held in trust pursuant to the provisions of this Section 9.1 for the payment of the principal of, premium, if any, and interest on Notes shall be applied to and used solely for the payment of the principal of, premium, if any, and interest on the particular Note with respect to which such moneys and Investment Securities have been so set aside in trust.

         Anything in Article VIII hereof to the contrary notwithstanding, if moneys or Government Obligations have been deposited or set aside with the Trustee pursuant to this Section 9.1 for the payment of Notes and such Notes shall be deemed to have been paid and to be no longer Outstanding hereunder as provided in this Section 9.1, but such Notes shall not have in

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fact been actually paid in full, no amendment to the provisions of this Article
IX shall be made without the consent of the Holder of each Note affected thereby.

         The Issuer may at any time cause to be canceled any Notes previously executed and delivered, which the Issuer may have acquired in any manner whatever, and such Notes upon such surrender for cancellation shall be deemed to be paid and no longer Outstanding hereunder.

         The obligations of the Issuer under this Indenture, and the liens, pledges, charges, trusts, covenants and agreements of the Issuer herein made or provided for, shall be fully discharged and satisfied as to any Credit Enhancement Facility or Swap Agreement in the manner and with the effect provided in the Supplemental Indenture providing for such Credit Enhancement Facility or Swap Agreement.

         Notwithstanding the foregoing provisions of this Section 9.1, no Note shall be defeased hereunder if, after giving effect to the defeasance, the requirements in Section 3.2 hereof are not met on the date such Note is to be defeased, treating, for purposes of said Section 3.2, any Note that is to be defeased as being prepaid on the date it is to be defeased at an assumed Prepayment Price equal to the Principal Amount thereof with interest accrued thereon to the date of defeasance, plus, if the Note is to be prepaid under this
Section 9.1 at a Prepayment Price greater than the Principal Amount thereof, a premium equal to the amount by which the Prepayment Price exceeds such Principal Amount.

         Section 9.2 Notes Not Presented for Payment When Due; Moneys Held for the Notes after Due Date of Notes. Subject to the provisions of the next sentence of this paragraph, if any Note shall not be presented for payment when the principal thereof shall become due, whether at Stated Maturity, at the date fixed for redemption in full or otherwise, and if moneys or Investment Securities described in subdivision 1 of the definition thereof in Section 1.1 hereof shall at such due date be held by the Trustee, or a Paying Agent therefor, in trust for that purpose sufficient and available to pay the principal of and premium, if any, on such Note, together with all interest due on such principal to the due date thereof or to the date fixed for redemption thereof, all liability of the Issuer for such payment shall forthwith cease, determine and be completely discharged, and thereupon it shall be the duty of the Trustee, or such Paying Agent, to hold said moneys or Investment Securities without liability to the Holder of such Note for interest thereon, in trust for the benefit of the Holder of such Note, who thereafter shall be restricted exclusively to said moneys or Investment Securities for any claim of whatever nature on his, her or its part on or with respect to said Note, including any claim for the payment thereof. In the event any such moneys or Investment Securities, or any other moneys or Investment Securities with respect to interest due and payable on any Note prior to the Maturity thereof, held by the Trustee or any Paying Agent for the Holders of such Notes remain unclaimed as of
(a) fifty-five days after the principal of or interest on the respective Notes with respect to which such moneys or Investment Securities have been so set aside has become due and payable (whether at Stated Maturity, redemption or otherwise), the Trustee shall, within five days thereafter, give notice thereof to the Holders of such Notes in the same manner as a notice of redemption given in accordance with Section 3.4 hereof, and (b) two years after the principal of or interest on such Notes has become due and payable as aforesaid, the Trustee or such Paying

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Agent, as the case may be, shall, without further request by the Issuer, pay such moneys and Investment Securities, to the extent permitted by law, to the Issuer against a written receipt therefor, and otherwise hold or dispose of such moneys and Investment Securities as required by law; provided that, if applicable law requires the Trustee or any Paying Agent to dispose of any such moneys or Investment Securities prior to the end of the period described in the preceding clause (b), disposition of such moneys and Investment Securities shall be made at the time and otherwise in accordance with such law.

                                   ARTICLE X

                                  MISCELLANEOUS

         Section 10.1 Consent, Etc., of Noteholders. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by Noteholders may be in any number of writings of similar tenor and may be signed or executed by such Noteholders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Notes, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Issuer, any Paying Agent, any Remarketing Agent, any Tender Agent, any Auction Agent, any Market Agent, any Broker-Dealer or the Trustee with regard to any action taken by it under such consent, request, direction, approval, objection or other instrument, namely:

                  (A) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgements within such jurisdiction that the person signing such writing acknowledged before him the execution thereof, or by an affidavit of any witness to such execution.

                  (B) The fact of ownership of Notes, the numbers and other identification of such Notes, and the date of holding the same shall be proved by the Note Register.

         Section 10.2 Limitation of Rights. With the exception of rights herein conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Notes is intended or shall be construed to give to any Person other than the parties hereto, any Authenticating Agent, each Paying Agent, each Remarketing Agent, each Tender Agent, each Auction Agent, each Market Agent, each Broker-Dealer and the Beneficiaries, any legal or equitable right, remedy, or claim under or in respect to this Indenture or any covenants, conditions and provisions herein contained; this Indenture and all of the covenants, conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto, any Authenticating Agent, each Paying Agent, each Remarketing Agent, each Tender Agent, each Auction Agent, each Market Agent, each Broker-Dealer and the Beneficiaries as herein provided.

         Section 10.3 Severability. If any provision of this Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever.

         The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Indenture contained shall not affect the remaining portions of this Indenture or part thereof.

         Section 10.4 Notices. (A) All notices, certificates or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by certified mail, postage prepaid, with proper address as indicated below or, as to Other Beneficiaries, to a proper address specified in or pursuant to a Supplemental Indenture. The Issuer, the Trustee and any Rating Agency may, by written notice given by each to the others, designate any other address or addresses to which notices, certificates or other communications to them shall be sent when required as contemplated by this Indenture. Until otherwise provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

                  To the Issuer:

                  Collegiate Funding Services Education Loan Trust I c/o Wilmington Trust Company, as Delaware Trustee Rodney Square North
                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attn: Corporate Trust Administration

                  with a copy to the General Counsel at the same address

                  To the Eligible Lender Trustee:

                  U.S. Bank National Association
                  425 Walnut Street, Box 111-8
                  Cincinnati, OH 45201-1118
                  Attn: Corporate Trust Department

                  To the Trustee:

                  U.S. Bank National Association
                  425 Walnut Street, Box 111-8
                  Cincinnati, OH  45201-1118
                  Attn:  Corporate Trust Department

                  To the Delaware Trustee:
                  Wilmington Trust Company
                  Rodney Square North

                  1100 North Market Street
                  Wilmington, Delaware 19890-0001
                  Attn: Corporate Trust Administration

                  To the Depositor:
                  Collegiate Funding of Delaware, L.L.C.
                  100 Riverside Parkway, Suite 125
                  Fredericksburg, Virginia  22406
                  Attn: Kevin Landgraver

                  To S&P:

                  Standard &Poor's
                  55 Water Street
                  New York, New York  10041
                  Attn:  __________________

                  To Moody's:

                  Moody's Investors Service
                  99 Church Street
                  4th Floor
                  New York, New York  10007
                  Attn:  Structured Finance Group

         (B) Except as is otherwise provided in this Indenture, any provision in this Indenture for the mailing of notice or other instrument to Holders of Notes shall be fully complied with if it is mailed by first-class mail, postage prepaid, to each Holder of Notes outstanding at the address appearing on the Note Register.

         Section 10.5 Counterparts. This Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         Section 10.6 Indenture Constitutes a Security Agreement. An executed counterpart or certified copy of this Indenture delivered to and accepted by the Trustee shall constitute a security agreement pursuant to and for all purposes of the Uniform Commercial Code of the State of Minnesota and of any other state or jurisdiction.

         Section 10.7 Payments Due on Non-Business Days. Except as may be otherwise provided in a Supplemental Indenture, in any case where the principal of, premium, if any, or interest on the Notes or amounts due to any Beneficiary shall be due on a day other than a Business Day, then payment of such principal, premium and interest may be made on the next succeeding Business Day with the same force and effect as if made on the date due and no interest shall accrue for the intervening period.

         Section 10.8 Notices to Rating Agencies. So long as any Outstanding Notes are rated by a Rating Agency, the Trustee agrees to give the Rating Agency prompt written notice of the appointment of any successor Trustee.

         Section 10.9 Governing Law. This Indenture shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

         Section 10.10 Rights of Other Beneficiaries. All rights of any Other Beneficiary under this Indenture to consent to or direct certain remedies, waivers, actions and amendments hereunder shall cease for so long as such Other Beneficiary is in default of any of its obligations or agreements under the Swap Agreement or the Credit Enhancement Facility by reason of which such Person is an Other Beneficiary.

         Section 10.11 Subcontracting by Issuer. The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Trustee in an Issuer Certificate shall be deemed to be action taken by the Issuer.

         Section 10.12 Role of Eligible Lender Trustee. The Eligible Lender Trustee has entered into this Indenture for the sole purpose of pledging, hypothecating, assigning and granting a security interest in its right, title and interest in the Financed Student Loans and related documentation and contracts, all as provided in the Granting Clauses and Sections 5.7 and 5.15 hereof. The Eligible Lender Trustee shall have no responsibility or liability for the payment of the Note or the performance of any other obligation of the Issuer hereunder, except to the extent of such pledge, hypothecation, assignment and grant.

         Section 10.13 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Delaware Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreement herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligations, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or the other Basic Documents.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first above written.

                       Collegiate Funding Services Education Loan Trust I

                       By:  Wilmington Trust Company,
                            not in its individual capacity but
                            solely as Delaware Trustee

                       By: /s/ David A. Vanaskey, Jr.
                           -----------------------------------------------------
                           Title: Vice President

                       U.S. Bank National Association, as Eligible
                       Lender Trustee

                       By: /s/ Daniel R. Bley
                           -----------------------------------------------------
                           Title: Vice President & Trust Officer

                       U.S. Bank National Association, as Trustee

                       By: /s/Daniel R. Bley
                           -----------------------------------------------------
                           Its: Vice President & Trust Officer

                                                                [EXECUTION COPY]

================================================================================

                      FIRST SUPPLEMENTAL INDENTURE OF TRUST

                                     between

               COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST I,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                          ----------------------------

                          Dated as of November 1, 2001

                          ----------------------------

================================================================================

                                TABLE OF CONTENTS

 SECTION                                             HEADING                                                         PAGE
 -------                                             -------                                                         ----
Section 1.        Definitions...................................................................................        1

Section 2.        Authorization and Terms of Series 2001 Notes..................................................      102

Section 3.        Interest Payable on Series 2001 Notes.........................................................      104

Section 4.        Determining the Applicable Interest Rate......................................................      107

Section 5.        Determination of Payment Defaults and Payment of Auction Agent
                  and Broker-Dealer Fees........................................................................      116

Section 6.        Calculation of Various Rates..................................................................      116

Section 7.        Notification of Rates, Amounts and Payment Dates..............................................      117

Section 8.        Auction Agent.................................................................................      117

Section 9.        Broker-Dealers................................................................................      119

Section 10.       Changes in Auction Period or Periods..........................................................      119

Section 11.       Changes in the Auction Date...................................................................      120

Section 12.       Additional Provisions Regarding the Applicable Interest Rate..................................      120

Section 13.       Qualifications of Market Agent................................................................      121

Section 14.       Purposes of Issuance of Series 2001 Notes.....................................................      121

Section 15.       Deposit of Series 2001 Note Proceeds..........................................................      121

Section 16.       Redemption of Series 2001 Notes...............................................................      122

Section 17.       Book-Entry Series 2001 Notes..................................................................      123

Section 18.       Limitation on Note Fees.......................................................................      125

Section 19.       Limitation on Acquisition of Alternative Loans................................................      125

Section 20.       Certain Designations Pursuant to the Indenture................................................      125

Section 21.       Mandatory Redemption of or Distributions of Principal with Respect to Notes...................      126

Section 22.       List of Non-Business Days.....................................................................      126

Section 23.       Transfer Restrictions.........................................................................      126

Section 24.       Certain Findings, Determinations and Designations.............................................      127

Section 25.       Governing Law.................................................................................      128

Section 26.       Headings; Table of Contents...................................................................      128

Section 27.       Severability..................................................................................      128

Section 28.       Counterparts..................................................................................      128

Section 29.       Effect of First Supplemental Indenture........................................................      128

Exhibit A         Form of Series 2001A Notes....................................................................      A-1
Exhibit B         Form of Series 2001B Subordinate Notes........................................................      B-1
Exhibit C         Form of Notice of Payment Default.............................................................      C-1
Exhibit D         Form of Notice of Cure of Payment Default.....................................................      D-1
Exhibit E         Form of Notice of Proposed Auction Period Adjustment..........................................      E-1
Exhibit F         Form of Notice Establishing Auction Period Adjustment.........................................      F-1
Exhibit G         Form of Notice of Change in Auction Date......................................................      G-1
Exhibit H-1       Form of Investment Letter.....................................................................    H-1-1
Exhibit H-2       Form of Investment Letter.....................................................................    H-2-1

         This First Supplemental Indenture of Trust, dated as of November 1, 2001, between Collegiate Funding Services Education Loan Trust I, a Delaware business trust (the "Issuer"), and U.S. Bank National Association, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (the "Trustee");

                                   WITNESSETH:

         WHEREAS, the Issuer, U.S. Bank National Association, as eligible lender trustee, and the Trustee, as indenture trustee, have heretofore executed and delivered an Indenture of Trust, dated as November 1, 2001 (the "Indenture"); and

         WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

         WHEREAS, the Issuer has authorized and determined to issue seven series of Senior Notes (collectively, the "Series 2001A Notes") and one series of Subordinate Notes (the "Series 2001B Subordinate Notes" and, together with the Series 2001A Notes, the "Series 2001 Notes"); and

         WHEREAS, the Issuer desires by this First Supplemental Indenture to prescribe the terms and provisions of the Series 2001 Notes, all as more fully set forth herein; and

         WHEREAS, the execution and delivery of this First Supplemental Indenture and the issuance of the Series 2001 Notes have been in all respects duly and validly authorized by the Issuer;

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

SECTION 1.        DEFINITIONS

         In this First Supplemental Indenture, the terms defined in the Indenture shall, except as otherwise provided in this Section 1, have the same meaning when used herein unless the context or use thereof indicates another or different meaning or intent. In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

         "Acquisition Period" shall mean the period beginning on the date of issuance of the Series 2001 Notes and ending on May 31, 2002, or the last day of such other month as may be provided by Issuer Order, provided that the Rating Agency Condition shall have been met with respect to such Issuer Order.

         "Administration Fee" shall mean a monthly fee equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount).

         "All Hold Rate" shall mean, on any date of determination, the Applicable LIBOR-Based Rate less 0.25%, provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

         "Applicable Interest Rate" shall mean the rate of interest per annum borne from time to time by a series of the Series 2001 Notes, which shall be (i) during the Initial Interest Period for such series, the Initial Interest Rate, and (ii) during each Interest Period thereafter, the rate of interest determined in accordance with the provisions of Sections 4 through 12 hereof.

         "Applicable LIBOR-Based Rate" shall mean (a) for an Auction Period of 35 days or less, One-Month LIBOR, (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR, (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR, and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

         "Applicable Number of Business Days" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

         "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

         "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

         "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

         "Auction Agent Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Auction Agent Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Auction Date" shall mean, initially, with respect to the Series 2001A-1 Senior Notes, January 14, 2002, with respect to the Series 2001A-2 Senior Notes, January 15, 2002, with respect to the Series 2001A-3 Senior Notes, January 18, 2002, with respect to the Series 2001A-4 Senior Notes, January 22, 2002, with respect to the Series 2001A-5 Senior Notes, January 28, 2002, with respect to the Series 2001A-6 Senior Notes, January 29, 2002, with respect to the Series 2001A-7 Senior Notes, February 6, 2002, and with respect to the Series 2001B Subordinate Notes, February 11, 2002, and thereafter, with respect to each such series of Series 2001 Notes, the Business Day immediately preceding the first day of each Auction Period for such series, other than:

                  (a) an Auction Period commencing after the ownership of such series is no longer maintained in Book-Entry Form by the Securities Depository;

                  (b) an Auction Period commencing after the occurrence and during the continuance of a Payment Default; or

                  (c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 11 of this First Supplemental Indenture.

         "Auction Period" shall mean the Interest Period applicable to each series of the Series 2001 Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of 28 days, as the same may be adjusted pursuant to Section 10 hereof.

         "Auction Period Adjustment" shall mean an adjustment to the Auction Period as provided in Section 10 hereof.

         "Auction Procedures" shall mean the procedures set forth in Section 4 through Section 11 hereof by which the Auction Rate is determined.

         "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 4(c)(ii) hereof.

         "Authorized Denominations" shall mean $50,000 and any multiple thereof.

         "Available Series 2001 Notes" shall have the meaning ascribed to such term in Section 4(c)(i)(A) hereof.

         "Bid" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

          "Bidder" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Book-Entry Form" or "Book-Entry System" shall mean a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry and (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository.

         "Broker-Dealer" shall mean (i) initially, with respect to the Series 2001 Notes, UBS PaineWebber Inc. and (ii) with respect to any series of Series 2001 Notes, any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such with respect to such series of Series 2001 Notes by the Issuer pursuant to
Section 9 hereof and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

         "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement, dated as of November 1, 2001, between The Bank of New York, as Auction Agent, and UBS PaineWebber Inc., as Broker-Dealer.

         "Broker-Dealer Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Business Day" shall mean any day other than December 30, December 31, April 14, April 15, such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer, or a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the Trustee or the Auction Agent, are authorized or permitted by law or executive order to close.

         "Carry-Over Amount" shall mean the excess, if any, of (a) the amount of interest on a Series 2001 Note that would have accrued with respect to the related Auction Period at the Auction Rate over (b) the amount of interest on such a Series 2001 Note actually accrued with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in this First Supplemental Indenture, in the Indenture, and in the Series 2001 Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

         "Closing Date" shall mean November 29, 2001, the date of initial issuance and delivery of the Series 2001 Notes hereunder.

         "Debt Service Reserve Fund" shall mean the Debt Service Reserve Fund established pursuant to Section 16 hereof.

         "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Interest Period relating to a series of Series 2001 Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Maximum Auction Rate equals or exceeds the Auction Rate.

         "Existing Holder" shall mean (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the

Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2001 Notes.

         "Existing Holder Registry" shall mean the registry of Persons who are owners of the Series 2001 Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

         "First Supplemental Indenture" shall mean this First Supplemental Indenture of Trust, dated as of November 1, 2001, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

         "Hold Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Indenture" shall mean the Indenture of Trust, dated as of November 1, 2001, from the Issuer, and U.S. Bank National Association, as Eligible Lender Trustee, to the Trustee as amended and supplemented from time to time.

         "Initial Auction Agent" shall mean The Bank of New York, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

         "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of November 1, 2001, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

         "Initial Interest Period" shall mean, as to a series of Series 2001 Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

         "Initial Interest Rate" shall mean for each series of Series 2001 Notes, the per annum rate set forth below:

                                            Initial
    Series                               Interest Rate
    ------                               -------------
Series 2001A-1                               2.50%
Series 2001A-2                               2.50%
Series 2001A-3                               2.50%
Series 2001A-4                               2.50%
Series 2001A-5                               2.50%
Series 2001A-6                               2.50%
Series 2001A-7                               2.50%
Series 2001B                                 2.55%

         "Initial Interest Rate Adjustment Date" shall mean for each series of Series 2001 Notes, the date set forth below:

                                        Initial Interest
                                              Rate
    Series                              Adjustment Date
    ------                              ---------------
Series 2001A-1                          January 15, 2002
Series 2001A-2                          January 16, 2002
Series 2001A-3                          January 22, 2002
Series 2001A-4                          January 23, 2002
Series 2001A-5                          January 29, 2002
Series 2001A-6                          January 30, 2002
Series 2001A-7                          February 7, 2002
Series 2001B                            February 12, 2002

         "Interest Payment Date" shall mean (i) each regularly scheduled interest payment date on the Series 2001 Notes, which for each series of Series 2001 Notes shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Interest Period thereafter; provided, however, if the duration of the Interest Period is one year or longer, then the Interest Payment Date therefor shall be June 1 and December 1 during such Interest Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Period; or (ii) with respect to the payment of interest upon redemption or acceleration of the Series 2001 Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

         "Interest Period" shall mean (i) with respect to each series of Series 2001 Notes, unless otherwise changed as described herein, initially, the period commencing on the Closing Date through and not including the Initial Interest Rate Adjustment Date for the applicable series, and, thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Series Auction Date, and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and
(ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

         "Interest Rate Adjustment Date" shall mean the date on which the interest rate on a series of Series 2001 Notes is effective, which for each series of Series 2001 Notes shall be the date of commencement of each Auction Period for such series.

         "Interest Rate Determination Date" shall mean for each series of Series 2001 Notes, the Auction Date for such series, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

         "LIBOR Determination Date" shall mean the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of the applicable Interest Period.

         "Market Agent" shall mean UBS PaineWebber Inc., or with respect to any series of Series 2001 Notes, any successor in such capacity hereunder.

         "Market Agent Agreement" means that certain market agent agreement dated as of November 1, 2001, between the Market Agent and the Trustee, including any supplement thereto or amendment thereof.

          "Maximum Auction Rate" means, for any Auction, a per annum interest rate on the Series 2001 Notes which, when taken together with the interest rate on the Series 2001 Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series 2001 Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if all of the ratings assigned by the Rating Agencies to the Series 2001 Notes are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2001 Notes is less than "Aa3" or "AA-" but all are at least any category of "A"), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2001 Notes is less than the lowest category of "A"); provided, however, that if the Series 2001 Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series 2001 Notes were not Outstanding, the interest rates on the Series 2001 Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (A) written consent of the Market Agent and (B) written consent from each Rating Agency then rating the Series 2001 Notes that such change will not in and of itself result in a reduction of the rating on any Series 2001 Notes. For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with satisfaction of the Rating Agency Condition with respect to such increase.

         "Maximum Interest Rate" shall mean the lesser of (a) 17% per annum or
(b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series 2001 Notes.

         "Maximum Rate" on any date of determination, shall mean the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Restriction Period, the Net Loan Rate.

         "Net Loan Rate" shall mean, with respect to any Auction Period, the rate of interest per annum (rounded to the next highest 0.01%) equal to the Adjusted Student Loan Portfolio Rate of Return for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, less (ii) the Program Expense Percentage with respect to such Auction Period. "Adjusted Student Loan Portfolio Rate of Return" shall mean, for any calendar month, the amount determined by dividing (A) the product of 12 times the sum of the following amounts accrued during such calendar month (whether or not actually received or paid): (a) interest (including Interest Subsidy Payments) and Special Allowance Payments with respect to the Financed Student Loans plus (b) any Counterparty Swap Payments minus (c) any amount required to be paid to the Department of Education or to be repaid to Guarantee Agencies with respect to the Financed Student Loans that do not qualify for Guarantee, minus (d) the aggregate amount of default claims filed during the month with respect to Financed Student Loans which (i) exceed the amount the Guarantor is required to pay under the applicable Guarantee Agreement or (ii) are payable only by a Guarantor that is in default of its Guarantee obligations with respect to Financed Student Loans and has not provided collateral security sufficient to pay such claims, minus (e) any reduction in interest as a result of borrower incentive programs, minus (f) any Issuer Swap Payments; by (B) the average daily outstanding Principal Balance of the Financed Student Loans during such calendar month. For this purpose, the Special Allowance Payment shall be computed based upon the average of the bond equivalent rates of 91-day United States Treasury Bills auctioned, or the commercial paper rates published, during that portion of the then current calendar month which ends on the date as of which the "Adjusted Student Loan Portfolio Rate of Return" is determined.

         "Net Loan Rate Restriction Period" shall mean, with respect to any series of the Series 2001 Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

         "Net Loan Rate Termination Date" shall mean, for a series of Series 2001 Notes for which the Net Loan Rate Trigger Date has occurred, the first day of an Auction Period which immediately follows three consecutive Auction Dates for such series of the Series 2001 Notes where the Auction Rate established on each such Auction Date for such series was equal to or less than a per annum rate equal to the sum of (i) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (ii) 1.0%.

         "Net Loan Rate Trigger Date" shall mean, for a series of Series 2001 Notes, the first day of an Auction Period which immediately follows six consecutive Auction Dates for such series of the Series 2001 Notes where the Auction Rate established on each such Auction Date for such series exceeded a per annum rate equal to the sum of (i) the Ninety-One Day United States Treasury Bill Rate in effect as of each such Auction Date plus (ii) 1.0%.

         "Ninety-One Day United States Treasury Bill Rate" shall mean the bond-equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

         "Non-Payment Rate" shall mean for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) 150 basis points and (b) the Maximum Interest Rate.

         "Note Registrar" shall mean, with respect to the Series 2001 Notes, the Trustee.

         "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" shall mean the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

         "Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Participant" shall mean a member of, or participant in, the Securities Depository.

         "Paying Agent" shall mean the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of, premium, if any, or interest on the Series 2001 Notes is payable.

         "Payment Default" shall mean, with respect to a series of Series 2001 Notes, (i) a default in the due and punctual payment of any installment of interest on such series, or (ii) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Series 2001 Notes of such series on the Interest Payment Date immediately following such Auction Date.

         "Potential Holder" shall mean any Person (including an Existing Holder) that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Series 2001 Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of Series 2001 Notes).

         "Program Expense Percentage" shall mean, with respect to any Auction Period, the per annum rate of interest (rounded to the next highest 0.01%) equal to the sum of the Note Fees, Administration Fee and Servicing Fees, in each case for the calendar month immediately preceding such Auction Period, as determined by the Issuer on the last day of such calendar month, expressed as a percentage of the average daily outstanding Principal Balance of the Financed Student Loans during such month.

          "Regular Record Date" shall mean, with respect to any series of Series 2001 Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and (b) if and for so long as interest on such series of Series 2001 Notes is payable semiannually, one Business Day prior to each Interest Payment Date.

         "Reserve Fund Requirement" shall mean, at any time, an amount equal to
(1) 0.75% of the aggregate Principal Amount of Series 2001 Notes then Outstanding, or (2) such other amount specified as the Reserve Fund Requirement in another supplemental indenture; provided, however, that in no event shall the amount be less than $500,000.

         "Revolving Period" shall mean the period beginning on the date of issuance of the Series 2001 Notes and ending on December 31, 2003 or the last day of such other month as may be provided by Issuer Order, provided that the Rating Agency Condition shall have been met with respect to such Issuer Order.

         "Securities Depository" shall mean The Depository Trust Company, New York, New York, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Series 2001 Notes or (ii) the Issuer discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2001 Notes and which is selected by the Issuer with the consent of the Trustee.

         "Sell Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Series Auction Date" shall mean (i) Monday, with respect to the Series 2001A-1 Senior Notes, the Series 2001A-3 Senior Notes, the Series 2001A-5 Senior Notes and the Series 2001B Subordinate Notes, (ii) Tuesday, with respect to the Series 2001A-2 Senior Notes, the Series 2001A-4 Senior Notes and the Series 2001A-6 Senior Notes and (iii) Wednesday, with respect to the Series 2001A-7 Senior Notes.

         "Series 2001 Notes" shall mean the Series 2001A Notes and the Series 2001B Subordinate Notes.

         "Series 2001A Senior Notes" shall mean the Series 2001A-1 Senior Notes, the Series 2001A-2 Senior Notes, the Series 2001A-3 Senior Notes, the Series 2001A-4 Senior Notes, the Series 2001A-5 Senior Notes, the Series 2001A-6 Senior Notes and the Series 2001A-7 Senior Notes.

         "Series 2001A-1 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $75,000,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-1."

         "Series 2001A-2 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $75,000,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-2."

         "Series 2001A-3 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $70,000,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-3."

         "Series 2001A-4 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $70,000,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-4."

         "Series 2001A-5 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $69,200,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-5."

         "Series 2001A-6 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $68,200,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-6."

         "Series 2001A-7 Senior Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $68,200,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-7."

         "Series 2001B Subordinate Notes" shall mean the Notes created and to be issued under this First Supplemental Indenture in the original Principal Amount of $31,600,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Subordinate Series 2001B."

         "Submission Deadline" shall mean 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Submitted Bid" shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

         "Submitted Hold Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Submitted Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Submitted Sell Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Substitute Auction Agent" shall mean the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

         "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by
Section 8 of this First Supplemental Indenture agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this First Supplemental Indenture.

         "Sufficient Bids" shall have the meaning ascribed to such term in
Section 4(c)(i)(B) hereof.

         "Unsubsidized Stafford Loan" shall mean a Student Loan made pursuant to
Section 428H of the Higher Education Act.

         "Winning Bid Rate" shall have the meaning ascribed to such term in
Section 4(c)(i)(C) hereof.

SECTION 2.        AUTHORIZATION AND TERMS OF SERIES 2001 NOTES

         There is hereby created and there shall be (1) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-1,"
(2) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-2," (3) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-3," (4) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-4," (5) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-5," (6) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-6,"
(7) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2001A-7," and (8) a series of Subordinate Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Subordinate Series 2001B." The aggregate Principal Amount of the Series 2001A-1 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $75,000,000. The aggregate Principal Amount of the Series 2001A-2 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $75,000,000. The aggregate Principal Amount of the Series 2001A-3 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $70,000,000. The aggregate Principal Amount of the Series 2001A-4 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $70,000,000. The aggregate Principal Amount of the Series 2001A-5 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $69,200,000. The aggregate Principal Amount of the Series 2001A-6 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $68,200,000. The aggregate Principal Amount of the Series 2001A-7 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $68,200,000. The aggregate Principal Amount of the Series 2001B Subordinate Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $31,600,000.

         Each series of Series 2001 Notes shall have a single Stated Maturity on December 1, 2041.

         Each series of Series 2001 Notes shall bear interest at the Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

         The Series 2001 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

         The Series 2001 Notes shall be dated as provided in Section 2.9 of the Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. The date of original issue of the Series 2001 Notes shall be the Closing Date. The Series 2001 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

         Interest on each series of Series 2001 Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of Series 2001 Notes shall be calculated on a per unit basis, based on a unit of $50,000, and shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2001 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

         The principal of and premium, if any, on the Series 2001 Notes, together with interest payable on the Series 2001 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 17 hereof, presentation and surrender of such Series 2001 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2001 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2001 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 17 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2001 Note the Holder of which is the Holder of Series 2001 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2001 Notes is outstanding, the Holder of all outstanding Series 2001 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2001 Notes with respect to which such Defaulted Interest is to be paid, not less than ten (10) days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series 2001 Notes shall be made in lawful money of the United States of America.

         The Series 2001 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions and at the Prepayment Prices specified in
Section 16 hereof.

         Subject to the provisions of the Indenture, the Series 2001A Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

         Subject to the provisions of the Indenture, the Series 2001B Subordinate Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

SECTION 3.        INTEREST PAYABLE ON SERIES 2001 NOTES

         During the Initial Interest Period, each series of Series 2001 Notes shall bear interest at the Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment, each series of the Series 2001 Notes shall bear interest at the Applicable Interest Rate based on a 28-day Auction Period, as determined pursuant to this Section 3 and Sections 4 through 12 hereof.

         The Applicable Interest Rate to be borne by each series of Series 2001 Notes for each Auction Period after the Initial Interest Period until an Auction Period Adjustment, if any, shall be determined as hereinbelow described. Each such Auction Period with respect to each series of the Series 2001 Notes shall commence on and include the first Business Day following the applicable Series Auction Date, and end on (and include) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date; provided, however, that if an Auction is scheduled to occur for the next Interest Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Rate in effect for the next Interest Period will be the Auction Rate in effect for the preceding Interest Period and such Interest Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business
Day). If the preceding Interest Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

         Notwithstanding the foregoing:

                  (a) if the ownership of a series of Series 2001 Notes is no longer maintained in Book-Entry Form, the Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 17 hereof shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

                  (b) if a Payment Default shall have occurred with respect to a series of Series 2001 Notes, the Applicable Interest Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two (2) Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

         In accordance with Section 4(c)(ii) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form) applicable to each series of the Series 2001 Notes. The Trustee shall notify the Holders of Series 2001 Notes of the Applicable Interest Rate with respect to each such series for each Auction Period not later than the second Business Day of such Auction Period.

         In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a series of Series 2001 Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 6 hereof and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

         If the Auction Rate for a series of Series 2001 Notes is greater than the Maximum Rate, then the Applicable Interest Rate with respect to such series for the related Interest Period will be the Maximum Rate. The excess of the amount of interest that would have accrued on the Series 2001 Notes at the Auction Rate over the amount of interest actually accrued at the Maximum Rate will accrue as the Carry-Over Amount. Such determination of the Carry-Over Amount shall be made separately for each series of Series 2001 Notes. Each Carry-Over Amount shall bear interest for each Interest Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of this First Supplemental Indenture, the Indenture and the Series 2001 Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2001 Note of such series by the Trustee during such Interest Period in sufficient time for the

Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Series 2001 Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2001 Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2001 Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series 2001 Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and
(b) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

         The Carry-Over Amount (and interest accrued thereon) on Outstanding Series 2001 Notes of a series shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period with respect to such series if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.6 and 4.8 of the Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2001 Note which is unpaid as of the Maturity of such Series 2001 Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series 2001 Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2001 Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2001 Note of the Carry-Over Amount remaining unpaid on such Series 2001 Note.

         The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series 2001 Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on the Series 2001 Notes on an Interest Payment Date.

SECTION 4.        DETERMINING THE APPLICABLE INTEREST RATE

         By purchasing Series 2001 Notes, whether in an Auction or otherwise, each purchaser of the Series 2001 Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Series 2001 Notes maintained at all times in Book Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request, (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of the Series 2001 Notes specified in such Sell Order, (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the Series 2001 Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein and (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Series 2001 Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

         So long as the ownership of a series of Series 2001 Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2001 Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2001 Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each series of the Series 2001 Notes):

                  Submission by Existing Holders and Potential Holders to a Broker-Dealer.

         (a) (i) Prior to the Submission Deadline on each Auction Date:

                           (A) each Existing Holder of Series 2001 Notes may
                  submit to a Broker-Dealer by telephone or otherwise any information as to:

                                    (1) the Principal Amount of Outstanding
                           Series 2001 Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

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

                                    (2) the Principal Amount of Outstanding
                           Series 2001 Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

                                    (3) the Principal Amount of Outstanding
                           Series 2001 Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

                           (B) one or more Broker-Dealers may contact Potential
                  Holders to determine the Principal Amount of Series 2001 Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

         For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Holder and each Potential Holder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

                  (ii) (A) Subject to the provisions of Section 4(b) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                                    (1) the Principal Amount of Outstanding
                           Series 2001 Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be less than the rate specified therein; or

                                    (2) such Principal Amount, or a lesser
                           Principal Amount of Outstanding Series 2001 Notes to be determined as set forth in Section 4(d)(i)(D) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified therein; or

                                    (3) such Principal Amount, or a lesser
                           Principal Amount of Outstanding Series 2001 Notes to be determined as set forth in Section 4(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

                           (B) Subject to the provisions of Section 4(b) hereof,
                  a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                                    (1) the Principal Amount of Outstanding
                           Series 2001 Notes specified in such Sell Order; or

                                    (2) such Principal Amount, or a lesser
                           Principal Amount of Outstanding Series 2001 Notes determined as set forth in Section 4(d)(ii)(C) hereof, if Sufficient Bids have not been made.

                           (C) Subject to the provisions of Section 4(b) hereof,
                  a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                                    (1) the Principal Amount of Outstanding
                           Series 2001 Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be higher than the rate specified in such Bid; or

                                    (2) such Principal Amount, or a lesser
                           Principal Amount of Outstanding Series 2001 Notes determined as set forth in Section 4(d)(i)(E) hereof, if the Auction Rate determined as provided in this
                           Section 4 shall be equal to the rate specified in such Bid.

                  Submission by Broker-Dealer to the Auction Agent. (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                           (A) the name of the Bidder placing such Order;

                           (B) the aggregate Principal Amount of Series 2001
                  Notes that are the subject of such Order;

                           (C) to the extent that such Bidder is an Existing
                  Holder:

                                    (1) the Principal Amount of Series 2001
                           Notes, if any, subject to any Hold Order placed by such Existing Holder;

                                    (2) the Principal Amount of Series 2001
                           Notes, if any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                                    (3) the Principal Amount of Series 2001
                           Notes, if any, subject to any Sell Order placed by such Existing Holder; and

                           (D) to the extent such Bidder is a Potential Holder,
                  the rate specified in such Potential Holder's Bid.

                  (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

                  (iii) If an Order or Orders covering all Outstanding Series 2001 Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission

         Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

                  (iv) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

                  (v) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

                           (A) All Hold Orders shall be considered valid, but
                  only up to the aggregate Principal Amount of Outstanding Series 2001 Notes held by such Existing Holder, and if the aggregate Principal Amount of Series 2001 Notes subject to such Hold Orders exceeds the aggregate Principal Amount of Series 2001 Notes held by such Existing Holder, the aggregate Principal Amount of Series 2001 Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of Series 2001 Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder.

                           (B) (1) any Bid shall be considered valid up to an
                  amount equal to the excess of the Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder over the aggregate Principal Amount of Series 2001 Notes subject to any Hold Order referred to in clause (A) of this paragraph (v);

                                    (2) subject to subclause (1) of this clause
                           (B), if more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding Series 2001 Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding Series 2001 Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding Series 2001 Notes equal to such excess;

                                    (3) subject to subclauses (1) and (2) of
                           this clause (B), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                                    (4) in any such event, the amount of
                           Outstanding Series 2001 Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

                           (C) All Sell Orders shall be considered valid up to
                  an amount equal to the excess of the Principal Amount of Outstanding Series 2001 Notes held by such Existing Holder over the aggregate Principal Amount of Series 2001 Notes subject to valid Hold Orders referred to in clause (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

                  (vi) If more than one Bid for Series 2001 Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

                  (vii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of Series 2001 Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of Series 2001 Notes not equal to an Authorized Denomination shall be rejected.

                  (viii) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

                  (ix) An Existing Holder that offers to purchase additional Series 2001 Notes is, for purposes of such offer, treated as a Potential Holder.

                  (x) Any Bid specifying a rate higher than the Maximum Interest Rate will (a) be treated as a Sell Order if submitted by an Existing Holder and (b) not be accepted if submitted by a Potential Holder.

                  Determination of Sufficient Bids, Auction Rate and Winning Bid Rate. (c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                           (A) the excess of the total Principal Amount of
                  Outstanding Series 2001 Notes over the sum of the aggregate Principal Amount of Outstanding Series 2001 Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Series 2001 Notes"), and

                           (B) from the Submitted Orders whether:

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

                                    (1) the aggregate Principal Amount of
                           Outstanding Series 2001 Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

                                    (2) the aggregate Principal Amount of
                           Outstanding Series 2001 Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

                                    (3) the aggregate Principal Amount of
                           Outstanding Series 2001 Notes subject to Submitted Sell Orders;

                           (in the event such excess or such equality exists, other than because the sum of the Principal Amount of Series 2001 Notes in subclauses (2) and (3) above is zero because all of the Outstanding Series 2001 Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

                           (C) if Sufficient Bids exist, the Winning Bid Rate,
                  which shall be the lowest rate specified in such Submitted Bids such that if:

                                    (1) (y) each such Submitted Bid from
                           Existing Holders specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of Series 2001 Notes subject to such Submitted Bids); and

                                    (2) (y) each such Submitted Bid from
                           Potential Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

                  the result would be that such Existing Holders described in subclause (1) above would continue to own an aggregate Principal Amount of Outstanding Series 2001 Notes which, when added to the aggregate Principal Amount of Outstanding Series 2001 Notes to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Series 2001 Notes.

                  (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(c)(i) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                           (A) if Sufficient Bids exist, that the Auction Rate
                  for the next succeeding Interest Period shall be equal to the Winning Bid Rate so determined;

                           (B) if Sufficient Bids do not exist (other than
                  because all of the Outstanding Series 2001 Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

                           (C) if all Outstanding Series 2001 Notes are subject
                  to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

         Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

                  If for any Interest Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2001 Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii) of Section 4(d) hereof.

                  Acceptance and Rejection of Submitted Bids and Submitted Sell Orders. (d) Existing Holders shall continue to own the Principal Amount of Series 2001 Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 4(c)(i) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

                  (i) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs
         (iv) and (v) of this Section 4(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                           (A) Existing Holders' Submitted Bids specifying any
                  rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bids;

                           (B) Existing Holders' Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bids;

                           (C) Potential Holders' Submitted Bids specifying any
                  rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bid;

                           (D) Each Existing Holders' Submitted Bid specifying a
                  rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding Series 2001 Notes subject to all such Submitted Bids shall be greater than the Principal Amount of Series 2001 Notes (the "Remaining Principal Amount") equal to the excess of the Available Series 2001 Notes over the aggregate Principal Amount of Series 2001 Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 4(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of Series 2001 Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of Series 2001 Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator of which shall be the Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2001 Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                           (E) Each Potential Holder's Submitted Bid specifying
                  a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of Series 2001 Notes obtained by multiplying the excess of the aggregate Principal Amount of Available Series 2001 Notes over the aggregate Principal Amount of Series 2001 Notes subject to Submitted Bids described in clauses (B), (C) and (D) of this
                  Section 4(d)(i) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2001 Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2001 Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (ii) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2001 Notes are subject to Submitted Hold Orders), subject to the provisions of Section 4(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (A) Existing Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bids;

                           (B) Potential Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of Series 2001 Notes subject to such Submitted Bids; and

                           (C) each Existing Holder's Submitted Bid specifying
                  any rate that is higher than the Maximum Rate and each Existing Holder's Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2001 Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of Series 2001 Notes obtained by multiplying the aggregate Principal Amount of Series 2001 Notes subject to Submitted Bids described in clause (B) of this Section 4(d)(ii) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2001 Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding Series 2001 Notes subject to all such Submitted Bids and Submitted Sell Orders.

                  (iii) If all Outstanding Series 2001 Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                  (iv) If, as a result of the procedures described in paragraph
         (i) or (ii) of this Section 4(d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of Series 2001 Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of Series 2001 Notes to be purchased or sold by any Existing Holder or Potential Holder so that the Principal Amount of Series 2001 Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

                  (v) If, as a result of the procedures described in paragraph
         (i) of this Section 4(d), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2001 Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2001 Notes for purchase among Potential Holders so that only Series 2001 Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2001 Notes.

         (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of Series 2001 Notes to be purchased and the aggregate Principal Amount of Series 2001 Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of Series 2001 Notes to be sold differs from such aggregate Principal Amount of Series 2001 Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such

Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2001 Notes.

         (f) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

         (g) Notwithstanding anything in this First Supplemental Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if the Series 2001 Notes are no longer in Book-Entry-Form.

         (h) The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

SECTION 5. DETERMINATION OF PAYMENT DEFAULTS AND PAYMENT OF AUCTION AGENT AND BROKER-DEALER FEES

         (a) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

         (b) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

SECTION 6.        CALCULATION OF VARIOUS RATES.

         The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of the Series 2001 Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of definitive Series 2001 Notes pursuant to Section 17 hereof. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each

Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two (2) Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Period other than the first Interest Period; provided that if the ownership of the Series 2001 Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Period.

         For any Interest Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

         The Issuer shall determine on each Auction Date whether the Net Loan Restriction Period is applicable for the next Auction Period and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the Net Loan Restriction Period is applicable for an Auction Period, the Issuer shall calculate the Net Loan Rate, the Effective Interest Rate and the Program Expense Percentage and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such calculations.

SECTION 7.        NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES

         (a) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2001 Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof.

         (b) As soon as practicable prior to each Interest Payment Date with respect to the Series 2001 Notes, the Trustee shall:

                  (i) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2001 Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 5(b) hereof;

                  (ii) advise the Securities Depository, so long as the ownership of the Series 2001 Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof; and

                  (iii) pursuant to Section 3 hereof, advise the Holders of each series of Series 2001 Notes of any Carry-Over Amount accruing on such series.

SECTION 8.        AUCTION AGENT

         (a) The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with the Bank of

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

New York, as the Initial Auction Agent. Any Substitute Auction Agent shall be
(i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this First Supplemental Indenture by giving at least ninety (90) days' notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66 2/3% of the aggregate Principal Amount of the Series 2001 Senior Notes then Outstanding (or, if there shall be no Series 2001A Notes Outstanding, the Holders of 66-2/3% of the aggregate Principal Amount of the Series 2001B Subordinate Notes), and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least ninety
(90) days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within sixty (60) days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within twenty-five (25) days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

         (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

         (c) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         (d) In the event of a change in the Auction Agent Fee Rate pursuant to
Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

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

SECTION 9.        BROKER-DEALERS

         (a) The Auction Agent will enter into Broker-Dealer Agreements with UBS PaineWebber Inc., as the initial Broker-Dealer. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

         (b) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to each series of Series 2001 Notes.

SECTION 10.       CHANGES IN AUCTION PERIOD OR PERIODS

         While any of the Series 2001 Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by any series of the Series 2001 Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than ten days nor more than twenty days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee, the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E to this First Supplemental Indenture at least ten days prior to the Auction Date for such Auction Period.

         Any such adjusted Auction Period shall not be less than seven days nor more than one year.

         An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F to this First Supplemental Indenture, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that the Rating Agency Condition has been satisfied with respect to such Auction Period Adjustment, and
(B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Applicable Interest Rate for the next Auction Period shall be determined pursuant to the provisions of Sections 4 through 9 hereof and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Applicable Interest Rate for the next Auction Period shall be the Maximum Rate, and in either case the Auction Period shall be the Auction Period determined without reference to the proposed change.

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

         In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.5 of the Auction Agent Agreement.

SECTION 11.       CHANGES IN THE AUCTION DATE

         The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1 of this First Supplemental Indenture with respect to one or more specified Auction Periods for one or more series of Series 2001 Notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by the Series 2001 Notes of such series. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G to this First Supplemental Indenture.

         In connection with any change described in this Section 11, the Auction Agent shall provide such further notice to such parties as is specified in
Section 2.5 of the Auction Agent Agreement.

SECTION 12.       ADDITIONAL PROVISIONS REGARDING THE APPLICABLE INTEREST RATE

         The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this First Supplemental Indenture shall be conclusive and binding on the Holders of the series of Series 2001 Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

         In no event shall the cumulative amount of interest paid or payable on a series of Series 2001 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2001 Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2001 Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2001 Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2001 Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2001 Notes of such series, or if the redemption or acceleration of the maturity of the Series 2001 Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2001 Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2001 Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2001 Notes of such series shall be credited on the Principal Amount of the Series 2001 Notes of such series (or, if the Series 2001 Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2001 Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2001 Notes of such series and under the related documents.

SECTION 13.       QUALIFICATIONS OF MARKET AGENT

         Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this First Supplemental Indenture. Any Market Agent may resign and be discharged of the duties and obligations created by this First Supplemental Indenture by giving at least thirty days notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

         In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for any series of Series 2001 Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13, shall be deemed to be the Market Agent for such series for all purposes of this First Supplemental Indenture until the appointment by the Issuer of the successor Market Agent. Nothing in this Section 13 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

SECTION 14.       PURPOSES OF ISSUANCE OF SERIES 2001 NOTES

         The Series 2001 Notes are being issued (a) to provide funds to be used to acquire or originate Student Loans, (b) to pay Guarantee fees with respect to Financed Alternative Loans, and (c) to pay interest on the Notes and Servicing Fees, Administration Fees and Note Fees.

SECTION 15.       DEPOSIT OF SERIES 2001 NOTE PROCEEDS

         From the proceeds derived from the sale of the Series 2001 Notes, there shall be deposited with the Trustee:

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

                  (i) for credit to the Acquisition Fund, an amount equal to $517,687,340;

                  (ii) for credit to the Collection Fund, an amount equal to $2,600,000;

                  (iii) for credit to the Administration Fund, an amount equal to $2,958,660; and

                  (iv) for credit to the Reserve Fund, an amount equal to $3,954,000.

SECTION 16.       REDEMPTION OF SERIES 2001 NOTES

         The Series 2001 Notes are subject to redemption as provided in this
Section 16.

         (a) Optional Redemption. Subject to compliance with Section 3.2 of the Indenture and the next paragraph, Outstanding Series 2001 Notes of any series may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date for such series, in whole or in part, at a Prepayment Price equal to 100% of the Principal Amount of Series 2001 Notes to be so redeemed plus accrued interest thereon to the Prepayment Date.

         (b) Mandatory Redemption. The Series 2001 Notes of any series are subject to mandatory redemption on any regularly scheduled Interest Payment Date from revenues deposited to the Collection Fund pursuant to Section 4.6 of the Indenture. The Series 2001 Notes of each series selected for redemption as provided in subsection (c) of this Section 16 shall be redeemed on the first regularly scheduled Interest Payment Date for that series for which the Trustee can give the required notice. The Prepayment Price will be 100% of the Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Prepayment Date.

         The Principal Amount of Series 2001 Notes to be redeemed pursuant to this subsection (b) from revenues deposited to the Collection Fund and available for such purpose in accordance with Section 4.6 of the Indenture on any Monthly Calculation Date shall be equal to the largest Authorized Denomination.

         (c) Selection of Series 2001 Notes for Redemption. If less than all Outstanding Series 2001 Notes are to be redeemed pursuant to subsections (a) or
(b) of this Section 16, such Principal Amounts of each series of Series 2001 Notes as the Issuer may designate shall be selected for redemption, to the extent that the provisions of Section 3.2 of the Indenture will not be violated thereby. In the absence of valid direction by the Issuer, the Series 2001 Notes to be redeemed will be selected as follows: first from the Series 2001B Subordinate Notes to the extent permitted by Section 3.2 of the Indenture, and thereafter in ascending numerical order of the series designation.

         If less than all of the Outstanding Series 2001 Notes of a given series are to be redeemed pursuant to this Section 16, the particular Series 2001 Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2001 Notes in an Authorized Denomination.

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

         The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2001 Notes (in each case, if other than the Trustee) in writing of the Series 2001 Notes selected for redemption and, in the case of any Series 2001 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

         For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2001 Notes shall relate, in the case of any Series 2001 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2001 Note which has been or is to be redeemed.

         (d) Notice of Redemption. Notice of redemption of Series 2001 Notes pursuant to this Section 16 shall be given not less than ten days nor more than 30 days prior to the Prepayment Date in accordance with the provisions of
Section 3.4 of the Indenture.

SECTION 17.       BOOK-ENTRY SERIES 2001 NOTES

         (a) Subject to subsection (c) below, the registered Holder of all Series 2001 Notes shall be the Securities Depository, and the Series 2001 Notes shall be registered in the name of the nominee for the Securities Depository.

         (b) The Series 2001 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2001 Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series 2001 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2001 Notes registered in its name for the purposes of (1) payment of the principal or Prepayment Price of and interest on the Series 2001 Notes, (2) selecting the Series 2001 Notes or portions thereof to be redeemed, (3) giving any notice permitted or required to be given to Holders under the Indenture, (4) registering the transfer of Series 2001 Notes, and (5) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2001 Notes or any other Person claiming a beneficial ownership interest in the Series 2001 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2001 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2001 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2001

Notes only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2001 Notes to the extent of the sum or sums so paid. Except as provided in subsection (c) below, no Person other than the Securities Depository shall receive an authenticated Series 2001 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2001 Notes will be transferable to such new nominee in accordance with subsection (f) below.

         (c) In the event the Issuer determines that it is in the best interest of the Issuer not to continue the Book-Entry System of transfer or that the interest of the Holders might be adversely affected if the Book-Entry System of transfer is continued, the Issuer may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Series 2001 Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series 2001 Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series 2001 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2001 Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series 2001 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2001 Notes in all respects, including, among other things, the transfer and exchange of such Series 2001 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2001 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate definitive Series 2001 Notes to any Participant having Series 2001 Notes credited to its account with the Securities Depository or (B) to arrange for another securities depository to maintain custody of definitive Series 2001 Notes.

         (d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2001 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2001 Note and all notices with respect to such Series 2001 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

         (e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

         (f) In the event that any transfer or exchange of Series 2001 Notes is permitted under subsection (b) or (c) of this Section 17, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2001 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2001 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2001 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2001 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2001 Notes.

SECTION 18.       LIMITATION ON NOTE FEES

         For so long as any Series 2001 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2001 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (1) the annual fees of the Trustee, the Delaware Trustee, the Eligible Lender Trustee and the Market Agent in effect as of the Closing Date, plus (2) the Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (3) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, unless the Issuer delivers to the Trustee written confirmation from each of the Rating Agencies then rating the Series 2001 Notes to the effect that payment or reimbursement of such additional Note Fees will not result in a reduction or withdrawal of the rating of the Series 2001 Notes.

SECTION 19.       LIMITATION ON ACQUISITION OF ALTERNATIVE LOANS

         For so long as any Series 2001 Notes shall be Outstanding, the Issuer covenants and agrees that the amounts transferred from the Collection Fund to the Acquisition Fund during the Revolving Period for the acquisition or origination of Financed Student Loans shall not be used to acquire or originate Alternative Loans, unless the Issuer delivers to the Trustee written confirmation from each of the Rating Agencies then rating the Series 2001 Notes to the effect that acquisition or origination of such additional Student Loans of such type will not result in a reduction or withdrawal of the rating of the Series 2001 Notes.

SECTION 20.       CERTAIN DESIGNATIONS PURSUANT TO THE INDENTURE

         (a) For so long as any Series 2001 Notes shall be Outstanding, for purposes of the Indenture:

                  (i) the "Senior Asset Requirement" shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 107.0% and the Subordinate Asset Percentage is at least equal to 101.5%;

                  (ii) the "Asset Release Requirement" shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 107.0% and the

         Subordinate Asset Percentage is at least equal to 101.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $1,000,000 after release or payment.

or, in either case, such greater amount(s) as may be provided in a Supplemental Indenture providing for the issuance of any series of Notes any of which are then Outstanding; provided, that in connection with any proposed amendment to the Indenture to reduce any such requirements to levels not below those set forth above, the Holders of all Outstanding Series 2001 Notes shall be deemed to have consented to such amendment.

                  (iii) the "Premium" shall mean, for each Eligible Loan acquired by the Issuer from a Lender an amount equal to 2.0% of the Principal Balance of such Eligible Loan as of its date of acquisition.

         (b) For purposes of making the deposits required by Section 4.7.1 of the Indenture with respect to the Series 2001 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series 2001 Notes is not known on the Monthly Calculation Date, such series of Series 2001 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

SECTION 21. MANDATORY REDEMPTION OF OR DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO NOTES

         (a) For purposes of Section 3.3 of the Indenture and subject to the provisions of Section 3.2 of the Indenture, if less than all Outstanding Series 2001 Notes are to be redeemed, the particular series from which Notes shall be redeemed will be determined by Issuer.

         (b) For purposes of Section 3.3 of the Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2001 Notes, or shall be allocated between such series of Notes and the Series 2001 Notes in any other manner. This Section shall not alter the limitation set forth in Section 3.2 of the Indenture.

SECTION 22.       LIST OF NON-BUSINESS DAYS

         The Trustee shall provide to the Auction Agent on the Closing Date, and on each December 1 thereafter and upon any change in the state in which the Trustee's Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

SECTION 23.       TRANSFER RESTRICTIONS

         (a) Each person who is or who becomes a Beneficial Owner of a Series 2001 Note shall be deemed by the acceptance or acquisition of such beneficial ownership interest to have agreed to be bound by the provisions of this Section. No beneficial ownership interest in a Series

2001 Note may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee either (i) evidence satisfactory to them that such Series 2001 Issuer Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer or (ii) an express agreement substantially in the form of the Investment Letter attached as Exhibit H-1 or Exhibit H-2 hereto by the proposed transferee to be bound by and to abide by the provisions of this Section and the restrictions noted in the Investment Letter; provided that compliance with the provisions of subparagraphs (i) and (ii) of this Section shall not be required if the proposed transferee is listed in the latest available S&P Rule 144A list of Qualified Institutional Buyers or other industry recognized subscriber services listing Qualified Institutional Buyers.

         (b) The Issuer will, upon the request of any Beneficial Owner of any Series 2001 Note, which Beneficial Owner is a qualified institutional buyer, provide such Beneficial Owner, and any qualified institutional buyer designated by such Beneficial Owner, such financial and other information as such Beneficial Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Series 2001 Notes, except at such time as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purposes of this paragraph, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

SECTION 24.       CERTAIN FINDINGS, DETERMINATIONS AND DESIGNATIONS

         The Issuer hereby finds and determines as follows:

         (a) This First Supplemental Indenture supplements the Indenture, constitutes and is a "Supplemental Indenture" within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

         (b) No Notes have heretofore been issued under the Indenture. The Series 2001 Senior Notes constitute, and are hereby designated as, "Senior Notes" within the meaning of the term as defined and used in the Indenture, and the Series 2001B Subordinate Notes constitute, and are hereby designated as, "Subordinate Notes" within the meaning of the term as defined and used in the Indenture.

         (c) Upon receipt of the proceeds of the sale of the Series 2001 Notes,
(1) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (2) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture.

         (d) There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an "Event of Default."

SECTION 25.       GOVERNING LAW

         This First Supplemental Indenture shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

SECTION 26.       HEADINGS; TABLE OF CONTENTS

         The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this First Supplemental Indenture.

SECTION 27.       SEVERABILITY

         If any provision of this First Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

         The invalidity of any one or more phrases, sentences, clauses or paragraphs in this First Supplemental Indenture contained shall not affect the remaining portions of this First Supplemental Indenture or part thereof.

SECTION 28.       COUNTERPARTS

         This First Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 29.       EFFECT OF FIRST SUPPLEMENTAL INDENTURE

         Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 COLLEGIATE FUNDING SERVICES
                                 EDUCATION LOAN TRUST I


                                 By: Wilmington Trust Company,
                                       not in its individual capacity but
                                       solely as Delaware Trustee

                                 By: /s/ David A. Vanaskey, Jr.
                                     ---------------------------------
                                     Title:   Vice President

                                 U.S. BANK NATIONAL ASSOCIATION, as TRUSTEE

                                 By: /s/Daniel R. Bley
                                     ---------------------------------
                                     Title: Vice President & Trust Officer

                                                                  EXECUTION COPY

================================================================================

                     SECOND SUPPLEMENTAL INDENTURE OF TRUST

                                     between

               COLLEGIATE FUNDING SERVICES EDUCATION LOAN TRUST I,

                                       and

                         U.S. BANK NATIONAL ASSOCIATION,

                                   as Trustee

                            ------------------------

                            Dated as of July 1, 2002

                            ------------------------

================================================================================

                                TABLE OF CONTENTS

  SECTION                                                    HEADING                                                   PAGE
  -------                                                    -------                                                   ----
Section 1.        Definitions....................................................................................        1

Section 2.        Authorization and Terms of Series 2002 Notes...................................................       13

Section 3.        Interest Payable on Series 2002 Notes..........................................................       15

Section 4.        Determining the Applicable Interest Rate.......................................................       18

Section 5.        Determination of Payment Defaults and Payment of Auction Agent and Broker-Dealer Fees..........       27

Section 6.        Calculation of Various Rates...................................................................       28

Section 7.        Notification of Rates, Amounts and Payment Dates...............................................       28

Section 8.        Auction Agent..................................................................................       29

Section 9.        Broker-Dealers.................................................................................       30

Section 10.       Changes in Auction Period or Periods...........................................................       30

Section 11.       Changes in the Auction Date....................................................................       31

Section 12.       Additional Provisions Regarding the Applicable Interest Rate...................................       32

Section 13.       Qualifications of Market Agent.................................................................       32

Section 14.       Purposes of Issuance of Series 2002 Notes......................................................       33

Section 15.       Deposit of Series 2002 Note Proceeds...........................................................       33

Section 16.       Redemption of Series 2002 Notes................................................................       33

Section 17.       Book-Entry Series 2002 Notes...................................................................       34

Section 18.       Limitation on Note Fees........................................................................       36

Section 19.       Limitation on Acquisition of Alternative Loans.................................................       37

Section 20.       Certain Designations Pursuant to the Indenture.................................................       37

Section 21.       Mandatory Redemption of or Distributions of Principal with Respect to Notes....................       38

Section 22.       List of Non-Business Days......................................................................       38

Section 23.       Transfer Restrictions..........................................................................       38

Section 24.       Certain Findings, Determinations and Designations..............................................       39

Section 25.       Student Loan Sale Limitations..................................................................       39

Section 26.       Governing Law..................................................................................       40

Section 27.       Headings; Table of Contents....................................................................       40

Section 28.       Severability...................................................................................       40

Section 29.       Counterparts...................................................................................       40

Section 30.       Effect of Second Supplemental Indenture........................................................       40

Exhibit A         Form of Series 2002A Notes....................................................................     A-1
Exhibit B         Form of Series 2002B-2 Subordinate Notes......................................................     B-1
Exhibit C         Form of Notice of Payment Default.............................................................     C-1
Exhibit D         Form of Notice of Cure of Payment Default.....................................................     D-1
Exhibit E         Form of Notice of Proposed Auction Period Adjustment..........................................     E-1
Exhibit F         Form of Notice Establishing Auction Period Adjustment.........................................     F-1
Exhibit G         Form of Notice of Change in Auction Date......................................................     G-1
Exhibit H-1       Form of Investment Letter.....................................................................   H-1-1
Exhibit H-2       Form of Investment Letter.....................................................................   H-2-1

         This Second Supplemental Indenture of Trust, dated as of July 1, 2002, between Collegiate Funding Services Education Loan Trust I, a Delaware business trust (the "Issuer"), and U.S. Bank National Association, a national banking association duly established, existing and authorized to accept and execute trusts of the character herein set out under and by virtue of the laws of the United States (the "Trustee");

                                   WITNESSETH:

         WHEREAS, the Issuer, U.S. Bank National Association, as eligible lender trustee, and the Trustee, as indenture trustee, have heretofore executed and delivered an Indenture of Trust, dated as November 1, 2001 (as amended and supplemented from time to time, the "Indenture"); and

         WHEREAS, the Indenture prescribes the terms and conditions upon which the Issuer may from time to time authorize and issue series of Notes (as defined in the Indenture); and

         WHEREAS, the Issuer has authorized and determined to issue eight series of Senior Notes (collectively, the "Series 2002A Notes") and one series of Subordinate Notes (the "Series 2002B-2 Subordinate Notes" and, together with the Series 2002A Notes, the "Series 2002 Notes"); and

         WHEREAS, the Issuer desires by this Second Supplemental Indenture to prescribe the terms and provisions of the Series 2002 Notes, all as more fully set forth herein; and

         WHEREAS, the execution and delivery of this Second Supplemental Indenture and the issuance of the Series 2002 Notes have been in all respects duly and validly authorized by the Issuer;

         NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

SECTION 1.        DEFINITIONS

         In this Second Supplemental Indenture, the terms defined in the Indenture shall, except as otherwise provided in this Section 1, have the same meaning when used herein unless the context or use thereof indicates another or different meaning or intent. In addition, the following terms shall have the following respective meanings unless the context hereof clearly requires otherwise:

         "Acquisition Period" shall mean the period beginning on the date of issuance of the Series 2002 Notes and ending on January 31, 2003, or the last day of such other month as may be provided by Issuer Order, provided that the Rating Agency Condition shall have been met with respect to such Issuer Order.

         "Administration Fee" shall mean a monthly fee equal to 1/12 of 0.10% of the ending Principal Balance of the Financed Student Loans, plus accrued interest thereon, during the preceding month, or such greater or lesser amount as may be provided by Issuer Order (provided that the Rating Agency Condition is met with respect to any increase in such amount).

         "All Hold Rate" shall mean, on any date of determination, the Applicable LIBOR-Based Rate less 0.25%, provided that in no event shall the applicable All Hold Rate be greater than the applicable Maximum Rate.

         "Applicable Interest Rate" shall mean the rate of interest per annum borne from time to time by a series of the Series 2002 Notes, which shall be (i) during the Initial Interest Period for such series, the Initial Interest Rate, and (ii) during each Interest Period thereafter, the rate of interest determined in accordance with the provisions of Sections 4 through 12 hereof.

         "Applicable LIBOR-Based Rate" shall mean (a) for an Auction Period of 35 days or less, One-Month LIBOR, (b) for an Auction Period of more than 35 days but less than 115 days, Three-Month LIBOR, (c) for an Auction Period of more than 114 days but less than 195 days, Six-Month LIBOR, and (d) for an Auction Period of more than 194 days, One-Year LIBOR.

         "Applicable Number of Business Days" means the greater of two Business Days or one Business Day plus the number of Business Days by which the Auction Date precedes the first day of the next succeeding Interest Period.

         "Auction" shall mean the implementation of the Auction Procedures on an Auction Date.

         "Auction Agent" shall mean the Initial Auction Agent under the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement becomes effective, after which "Auction Agent" shall mean the Substitute Auction Agent.

         "Auction Agent Agreement" shall mean the Initial Auction Agent Agreement unless and until a Substitute Auction Agent Agreement is entered into, after which "Auction Agent Agreement" shall mean such Substitute Auction Agent Agreement.

         "Auction Agent Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Auction Agent Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Auction Date" shall mean, initially, with respect to the Series 2002A-8 Senior Notes, September 4, 2002, with respect to the Series 2002A-9 Senior Notes, September 5, 2002, with respect to the Series 2002A-10 Senior Notes, September 11, 2002, with respect to the Series 2002A-11 Senior Notes, September 12, 2002, with respect to the Series 2002A-12 Senior Notes, September 18, 2002, with respect to the Series 2002A-13 Senior Notes, September 19, 2002, with respect to the Series 2002A-14 Senior Notes, September 25, 2002, with respect to the Series 2002A-15 Senior Notes, September 26, 2002, and with respect to the Series 2002B-2 Subordinate Notes, September 26, 2002, and thereafter, with respect to each such series of Series 2002 Notes, the Business Day immediately preceding the first day of each Auction Period for such series, other than:

                  (a) an Auction Period commencing after the ownership of such series is no longer maintained in Book-Entry Form by the Securities Depository;

                  (b) an Auction Period commencing after the occurrence and during the continuance of a Payment Default; or

                  (c) an Auction Period commencing less than the Applicable Number of Business Days after the cure or waiver of a Payment Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to Section 11 of this Second Supplemental Indenture.

         "Auction Period" shall mean the Interest Period applicable to each series of the Series 2002 Notes, which Auction Period (after the Initial Interest Period for each such series) initially shall consist generally of 28 days, as the same may be adjusted pursuant to Section 10 hereof.

         "Auction Period Adjustment" shall mean an adjustment to the Auction Period as provided in Section 10 hereof.

         "Auction Procedures" shall mean the procedures set forth in Section 4 through Section 12 hereof by which the Auction Rate is determined.

         "Auction Rate" shall mean the rate of interest per annum that results from implementation of the Auction Procedures and is determined as described in
Section 4(c)(ii) hereof.

         "Authorized Denominations" shall mean $50,000 and any multiple thereof.

         "Available Series 2002 Notes" shall have the meaning ascribed to such term in Section 4(c)(i)(A) hereof.

         "Bid" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Bidder" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Book-Entry Form" or "Book-Entry System" shall mean a form or system under which (i) the beneficial right to principal and interest may be transferred only through a book entry and (ii) physical securities in registered form are issued only to a Securities Depository or its nominee as registered holder, with the securities "immobilized" to the custody of the Securities Depository.

         "Broker-Dealer" shall mean (i) initially, with respect to the Series 2002 Notes, UBS PaineWebber Inc. and (ii) with respect to any series of Series 2002 Notes, any other broker or dealer (each as defined in the Exchange Act), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such with respect to such series of Series 2002 Notes by the Issuer pursuant to Section 9 hereof and
(c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

         "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer, approved by the Issuer, pursuant to which the Broker-Dealer agrees to participate in Auctions as set forth in the Auction Procedures, as such agreement may from time to time be amended or supplemented. Each Broker-Dealer Agreement shall be in substantially the form of the Broker-Dealer Agreement, dated as of July 1, 2002, between The Bank of New York, as Auction Agent, and UBS PaineWebber Inc., as Broker-Dealer.

         "Broker-Dealer Fee" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Broker-Dealer Fee Rate" shall have the meaning ascribed to such term in the Auction Agent Agreement.

         "Business Day" shall mean any day other than December 30, December 31, April 14, April 15, such other dates as may be agreed to in writing by the Market Agent, the Auction Agent, the Broker-Dealer and the Issuer, or a Saturday, Sunday, holiday or day on which banks located in the City of New York, New York, or the New York Stock Exchange, the Trustee or the Auction Agent, are authorized or permitted by law or executive order to close.

         "Carry-Over Amount" shall mean the excess, if any, of (a) the amount of interest on a Series 2002 Note that would have accrued with respect to the related Auction Period at the lesser of the Auction Rate or the Maximum Interest Rate over (b) the amount of interest on such a Series 2002 Note actually accrued with respect to such Auction Period based on the Maximum Rate, together with the unpaid portion of any such excess from prior Auction Periods; provided that any reference to "principal" or "interest" in this Second Supplemental Indenture, in the Indenture, and in the Series 2002 Notes shall not include, within the meanings of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount.

         "Closing Date" shall mean July 30, 2002, the date of initial issuance and delivery of the Series 2002 Notes hereunder.

         "CP Rate" shall mean, for each month, the rate as will be in effect on the second Business Day preceding the 25th day of such month (such date, the "Reset Date") that is the bond equivalent yield of the rate set forth in H.15(519) for that Reset Date opposite the 90 day maturity and under the caption "Commercial paper-financial." If, by 5:00 p.m., New York City time, on the Business Day immediately following the Reset Date, such rate for the Reset Date is not yet published in H.15(519), the CP Rate for such month will be the bond equivalent yield of the rate for the first preceding day for which such rate is set forth in H.15(519) opposite the 90 day maturity and under the caption "Commercial paper-Financial."

         "Eligible Carry-Over Make-Up Amount" shall mean, with respect to each Interest Period relating to a series of Series 2002 Notes as to which, as of the first day of such Interest Period, there is any unpaid Carry-Over Amount, an amount equal to the lesser of (a) interest computed on the principal balance of such series in respect of such Interest Period at a per annum rate equal to the excess, if any, of the Maximum Rate over the Applicable Interest Rate, and (b) the aggregate Carry-Over Amount remaining unpaid as of the first day of such Interest Period together with interest accrued and unpaid thereon through the end of such Interest Period. The Eligible Carry-Over Make-Up Amount shall be $0.00 for any Interest Period with respect to which the Maximum Auction Rate equals or exceeds the Auction Rate.

         "Existing Holder" shall mean (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Holder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of Series 2002 Notes.

         "Existing Holder Registry" shall mean the registry of Persons who are owners of the Series 2002 Notes, maintained by the Auction Agent as provided in the Auction Agent Agreement.

         "Hold Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Indenture" shall mean the Indenture of Trust, dated as of November 1, 2001, from the Issuer, and U.S. Bank National Association, as Eligible Lender Trustee, to the Trustee as amended and supplemented from time to time.

         "Initial Auction Agent" shall mean The Bank of New York, a New York banking corporation, its successors and assigns, in its capacity as auction agent under the Initial Auction Agent Agreement.

         "Initial Auction Agent Agreement" shall mean the Auction Agent Agreement, dated as of July 1, 2002, by and among the Issuer, the Trustee and the Initial Auction Agent, including any amendment thereof or supplement thereto.

         "Initial Interest Period" shall mean, as to a series of Series 2002 Notes, the period commencing on the Closing Date and continuing through the day immediately preceding the Initial Interest Rate Adjustment Date for such series.

         "Initial Interest Rate" shall mean for each series of Series 2002 Notes, the per annum rate set forth below:

                                            Initial
    Series                               Interest Rate
    ------                               -------------
Series 2002A-8                               2.06%
Series 2002A-9                               2.06%
Series 2002A-10                              2.06%
Series 2002A-11                              2.06%

Series 2002A-12                              2.08%
Series 2002A-13                              2.08%
Series 2002A-14                              2.10%
Series 2002A-15                              2.10%
Series 2002B-2                               2.15%


         "Initial Interest Rate Adjustment Date" shall mean for each series of Series 2002 Notes, the date set forth below:

                                        Initial Interest
                                              Rate
    Series                              Adjustment Date
    ------                              ---------------
Series 2002A-8                          September 5, 2002
Series 2002A-9                          September 6, 2002
Series 2002A-10                        September 12, 2002
Series 2002A-11                        September 13, 2002
Series 2002A-12                        September 19, 2002
Series 2002A-13                        September 20, 2002
Series 2002A-14                        September 26, 2002
Series 2002A-15                        September 27, 2002
Series 2002B-2                         September 27, 2002

         "Interest Payment Date" shall mean (i) each regularly scheduled interest payment date on the Series 2002 Notes, which for each series of Series 2002 Notes shall be the Business Day immediately following the expiration of the Initial Interest Period for such series and each related Interest Period thereafter; provided, however, if the duration of the Interest Period is one year or longer, then the Interest Payment Date therefor shall be June 1 and December 1 during such Interest Period (or if any such day is not a Business Day, the immediately following Business Day) and the first Business Day immediately following the end of such Interest Period; or (ii) with respect to the payment of interest upon redemption or acceleration of the Series 2002 Notes or the payment of Defaulted Interest, such date on which such interest is payable under the Indenture.

         "Interest Period" shall mean (i) with respect to each series of Series 2002 Notes, unless otherwise changed as described herein, initially, the period commencing on the Closing Date through and not including the Initial Interest Rate Adjustment Date for the applicable series, and, thereafter, each successive period of generally 28 days, commencing on the first Business Day following the applicable Series Auction Date, and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and
(ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date. By way of example, if an Interest Period ordinarily would end on a Tuesday, but the following Wednesday is not a Business Day, the Interest Period will end on that Wednesday and the new Interest Period will begin on Thursday.

         "Interest Rate Adjustment Date" shall mean the date on which the interest rate on a series of Series 2002 Notes is effective, which for each series of Series 2002 Notes shall be the date of commencement of each Auction Period for such series.

         "Interest Rate Determination Date" shall mean for each series of Series 2002 Notes, the Auction Date for such series, or, if no Auction Date is applicable to such series, the Business Day immediately preceding the date of commencement of an Auction Period.

         "LIBOR Determination Date" shall mean the Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the first day of the applicable Interest Period.

         "Market Agent" shall mean UBS PaineWebber Inc., or with respect to any series of Series 2002 Notes, any successor in such capacity hereunder.

         "Market Agent Agreement" means that certain market agent agreement dated as of July 1, 2002, between the Market Agent and the Trustee, including any supplement thereto or amendment thereof.

         "Maximum Auction Rate" means, for any Auction, a per annum interest rate on the Series 2002 Notes which, when taken together with the interest rate on the Series 2002 Notes for the one-year period ending on the final day of the proposed Auction Period, would result in the average interest rate on the Series 2002 Notes for such period either (a) not being in excess (on a per annum basis) of the average of the Ninety-One Day United States Treasury Bill Rate plus 1.20% for such one-year period (if all of the ratings assigned by the Rating Agencies to the Series 2002 Notes are "Aa3" or "AA-" or better), (b) not being in excess (on a per annum basis) of the Ninety-One Day United States Treasury Bill Rate plus 1.50% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2002 Notes is less than "Aa3" or "AA-", but all are at least any category of "A"), or (c) not being in excess (on a per annum basis) of the average of Ninety-One Day United States Treasury Bill Rate plus 1.75% for such one-year period (if any one of the ratings assigned by the Rating Agencies to the Series 2002 Notes is less than the lowest category of "A"); provided, however, that if the Series 2002 Notes have not been Outstanding for at least such one-year period then for any portion of such period during which such Series 2002 Notes were not Outstanding, the interest rates on the Series 2002 Notes for purposes of this definition shall be deemed to be equal to such rates as the Market Agent shall determine were the rates of interest on equivalently rated auction securities with comparable lengths of auction periods during such period; provided further, however, that for any Auction with respect to any Series 2002 Notes rated any category of "A" or better by Moody's and S&P, respectively, the Maximum Auction Rate shall not exceed the Applicable LIBOR-Based Rate plus 1.50%; and provided further, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of
(A) written consent of the

Market Agent and (B) written consent from each Rating Agency then rating the Series 2002 Notes that such change will not in and of itself result in a reduction of the rating on any Series 2002 Notes. For purposes of the Auction Agent Agreement and the Auction Procedures, the ratings referred to in this definition shall be the last ratings of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement. The percentage amount to be added to the Ninety-One Day United States Treasury Bill Rate in any one or more of (a), (b) or (c) above may be increased by delivery to the Auction Agent and the Trustee of a certificate signed by an Authorized Officer of the Issuer directing such increase, together with satisfaction of the Rating Agency Condition with respect to such increase.

         "Maximum Interest Rate" shall mean the lesser of (a) 17% per annum (or such higher rate as the Issuer may establish upon satisfying the Rating Agency Condition) or (b) the highest rate the Issuer may legally pay, from time to time, as interest on the Series 2002 Notes.

         "Maximum Rate" on any date of determination, shall mean the interest rate per annum equal to the least of: (a) the Maximum Auction Rate, (b) the Maximum Interest Rate and (c) during the occurrence of a Net Loan Rate Restriction Period, the Net Loan Rate, in each case rounded to the nearest one thousandth (0.001) of 1%.

         "Net Loan Rate" shall mean, with respect to any Auction Period, the rate of interest per annum (rounded to the next highest 0.01%) equal to the amount determined by dividing (a) the product of 12 times the sum of the following amounts accrued during the most recent calendar month that ended at least 25 days before the start of such Auction Period: (i) interest (including Interest Subsidy Payments), assumed Special Allowance Payments and collected late fees with respect to the Financed Student Loans, after giving effect to borrower incentive and similar programs, plus (ii) investment earnings on amounts in the Funds, plus (iii) any Counterparty Swap Payments, minus (iv) any rebate fees due to the Department of Education with respect to Financed Student Loans that are Consolidation Loans, minus (v) any Issuer Swap Payments, minus
(vi) the interest accrued on all Outstanding Notes other than those that bear interest based upon an auction mode, minus (vii) the Note Fees, Administration Fees and Servicing Fees; by (b) the aggregate principal balance of all Notes bearing interest based upon an auction mode that are Outstanding on the date of such calculation. For this purpose, the Special Allowance Payment shall be computed based upon the bond equivalent yield of 91-day United States Treasury Bills most recently auctioned, or the CP Rate, as applicable (whether or not the actual Special Allowance Payment rate could then be determined); provided, however, that this definition may be modified at the direction of the Issuer upon receipt by the Trustee of (A) written consent of the Market Agent and (B) satisfaction of the Rating Agency Condition.

         "Net Loan Rate Restriction Period" means, with respect to any series of the Series 2002 Notes, the period of time from and including a Net Loan Rate Trigger Date to but excluding a Net Loan Rate Termination Date.

         "Net Loan Rate Termination Date" shall mean, for a series of Series 2002 Notes for which the Net Loan Rate Trigger Date has occurred, the 25th day of a month which immediately follows two consecutive months for which both (a) the daily weighted average of the Auction

Rates for each series of Notes bearing interest based upon an auction mode in effect during the month for which such calculation is being made was equal to or less than a per annum rate equal to the sum of (i) the bond equivalent yield of 91-day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0% and (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is less than the sum of (i) the CP Rate for the month for which such calculation is being made plus
(ii) 0.25%.

         "Net Loan Rate Trigger Date" shall mean, for a series of Series 2002 Notes, the 25th day of a month which immediately follows three consecutive months for which either (a) the daily weighted average of the Auction Rates for each series of Notes bearing interest based upon an auction mode in effect during the month for which such calculation is being made exceeded a per annum rate equal to the sum of (i) the bond equivalent yield of 91-day United States Treasury Bills sold at the last auction prior to the 25th day of the month for which such calculation is being made plus (ii) 1.0% or (b) the most recently available Three-Month LIBOR as of the Reset Date for the CP Rate in the month for which such calculation is being made is equal to or greater than the sum of
(i) the CP Rate for the applicable month plus (ii) 0.25%.

         "Ninety-One Day United States Treasury Bill Rate" means the bond-equivalent yield on the 91-day United States Treasury Bills sold at the last auction thereof that immediately precedes the Auction Date, as determined by the Market Agent on the Auction Date.

         "Non-Payment Rate" shall mean for any determination date, a rate per annum equal to the lesser of (a) the sum of (i) One-Month LIBOR and (ii) 150 basis points and (b) the Maximum Interest Rate.

         "Note Registrar" shall mean, with respect to the Series 2002 Notes, the Trustee.

         "One-Month LIBOR," "Three-Month LIBOR," "Six-Month LIBOR" or "One-Year LIBOR" shall mean the offered rate, as determined by the Auction Agent or Trustee, as applicable, of the Applicable LIBOR-Based Rate for United States dollar deposits which appears on Telerate Page 3750, as reported by Bloomberg Financial Markets Commodities News (or such other page as may replace Telerate Page 3750 for the purpose of displaying comparable rates) as of approximately 11:00 a.m., London time, on the LIBOR Determination Date; provided, that if on any calculation date, no rate appears on Telerate Page 3750 as specified above, the Auction Agent or Trustee, as applicable, shall determine the arithmetic mean of the offered quotations of four major banks in the London interbank market, for deposits in U.S. dollars for the respective periods specified above to the banks in the London interbank market as of approximately 11:00 a.m., London time, on such calculation date and in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market and at such time, unless fewer than two such quotations are provided, in which case, the Applicable LIBOR-Based Rate shall be the arithmetic mean of the offered quotations that leading banks in New York City selected by the Auction Agent or Trustee, as applicable, are quoting on the relevant LIBOR Determination for loans in U.S. dollars to leading European banks in a principal amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. All percentages resulting from such calculations shall be rounded upwards, if necessary, to the nearest one-hundredth of one percent.

         "Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Participant" shall mean a member of, or participant in, the Securities Depository.

         "Paying Agent" shall mean the Trustee and its successor or successors or any other commercial bank designated in accordance herewith as a place at which principal of, premium, if any, or interest on the Series 2002 Notes is payable.

         "Payment Default" shall mean, with respect to a series of Series 2002 Notes, (i) a default in the due and punctual payment of any installment of interest on such series, or (ii) the circumstance that on any Auction Date there are insufficient moneys in the Debt Service Fund to pay, or otherwise held by the Trustee under the Indenture and available to pay, the principal of and interest due on the Series 2002 Notes of such series on the Interest Payment Date immediately following such Auction Date.

         "Potential Holder" shall mean any Person (including an Existing Holder) that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer, who may be interested in acquiring Series 2002 Notes (or, in the case of an Existing Holder thereof, an additional Principal Amount of Series 2002 Notes).

         "Regular Record Date" shall mean, with respect to any series of Series 2002 Notes, (a) so long as Interest Payment Dates are specified to occur at the end of each Auction Period, the Applicable Number of Business Days immediately preceding each Interest Payment Date and (b) if and for so long as interest on such series of Series 2002 Notes is payable semiannually, one Business Day prior to each Interest Payment Date.

         "Reserve Fund" shall mean the Reserve Fund established pursuant to
Section 4.1 of the Indenture.

         "Reserve Fund Requirement" shall mean, at any time, an amount equal to
(1) 0.75% of the aggregate Principal Amount of all Notes then Outstanding, or
(2) such other amount specified as the Reserve Fund Requirement in another supplemental indenture; provided, however, that in no event shall the amount be less than $500,000, or such other amount as shall satisfy the Rating Agency Condition.

         "Revolving Period" shall mean the period beginning on the date of issuance of the Series 2002 Notes and ending on July 31, 2004 or the last day of such other month as may be provided by Issuer Order, provided that the Rating Agency Condition shall have been met with respect to such Issuer Order.

         "Second Supplemental Indenture" shall mean this Second Supplemental Indenture of Trust, dated as of July 1, 2002, between the Issuer and the Trustee, as amended or supplemented in accordance with the terms hereof and of the Indenture.

         "Securities Depository" shall mean The Depository Trust Company, New York, New York, and its successors and assigns, or, if (i) the then-existing Securities Depository resigns from its functions as depository of the Series 2002 Notes or (ii) the Issuer discontinues use of the Securities Depository pursuant to Section 17(c) hereof, then any other securities depository which agrees to follow the procedures required to be followed by a securities depository in connection with the Series 2002 Notes and which is selected by the Issuer with the consent of the Trustee.

         "Sell Order" shall have the meaning ascribed to such term in Section 4(a)(i) hereof.

         "Series Auction Date" shall mean (i) Wednesday, with respect to the Series 2002A-8 Senior Notes, the Series 2002A-10 Senior Notes, the Series 2002A-12 Senior Notes and the Series 2002A-14 Senior Notes and (ii) Thursday, with respect to the Series 2002A-9 Senior Notes, the Series 2002A-11 Senior Notes, the Series 2002A-13 Senior Notes, the Series 2002A-15 Senior Notes and the Series 2002B-2 Subordinate Notes.

         "Series 2002 Notes" shall mean the Series 2002A Notes and the Series 2002B-2 Subordinate Notes.

         "Series 2002A Senior Notes" shall mean the Series 2002A-8 Senior Notes, the Series 2002A-9 Senior Notes, the Series 2002A-10 Senior Notes, the Series 2002A-11 Senior Notes, the Series 2002A-12 Senior Notes, the Series 2002A-13 Senior Notes, the Series 2002A-14 Senior Notes, and the Series 2002A-15 Senior Notes.

         "Series 2002A-8 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-8."

         "Series 2002A-9 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-9."

         "Series 2002A-10 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-10."

         "Series 2002A-11 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-11."

         "Series 2002A-12 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-12."

         "Series 2002A-13 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-13."

         "Series 2002A-14 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-14."

         "Series 2002A-15 Senior Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $58,750,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-15."

         "Series 2002B-2 Subordinate Notes" shall mean the Notes created and to be issued under this Second Supplemental Indenture in the original Principal Amount of $30,000,000 and designated as the "Auction Rate Student Loan Asset-Backed Notes, Subordinate Series 2002B-2."

         "Submission Deadline" shall mean 1:00 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Submitted Bid" shall have the meaning ascribed to such term in Section 4(c)(i) hereof.

         "Submitted Hold Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Submitted Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Submitted Sell Order" shall have the meaning ascribed to such term in
Section 4(c)(i) hereof.

         "Substitute Auction Agent" shall mean the Person with whom the Trustee enters into a Substitute Auction Agent Agreement.

         "Substitute Auction Agent Agreement" shall mean an auction agent agreement containing terms substantially similar to the terms of the Initial Auction Agent Agreement, whereby a Person having the qualifications required by
Section 8 of this Second Supplemental Indenture agrees with the Trustee and the Issuer to perform the duties of the Auction Agent under this Second Supplemental Indenture.

         "Sufficient Bids" shall have the meaning ascribed to such term in
Section 4(c)(i)(B) hereof.

         "Unsubsidized Stafford Loan" shall mean a Student Loan made pursuant to
Section 428H of the Higher Education Act.

         "Winning Bid Rate" shall have the meaning ascribed to such term in
Section 4(c)(i)(C) hereof.

SECTION 2.        AUTHORIZATION AND TERMS OF SERIES 2002 NOTES

         There is hereby created and there shall be (1) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-8,"
(2) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-9," (3) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-10," (4) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-11," (5) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-12" (6) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-13"
(7) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-14," (8) a series of Senior Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Senior Series 2002A-15," and (9) a series of Subordinate Notes entitled "Auction Rate Student Loan Asset-Backed Notes, Subordinate Series 2002B-2." The aggregate Principal Amount of the Series 2002A-8 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-9 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-10 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-11 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-12 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-13 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-14 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002A-15 Senior Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $58,750,000. The aggregate Principal Amount of the Series 2002B-2 Subordinate Notes that may be authenticated and delivered and Outstanding under the Indenture is limited to and shall not exceed $30,000,000.

         Each series of Series 2002 Notes shall have a single Stated Maturity on July 1, 2042.

         Each series of Series 2002 Notes shall bear interest at the Applicable Interest Rate, and at such Applicable Interest Rate (to the extent that the payment of such interest shall be legally enforceable) on overdue installments of interest.

         The Series 2002 Notes shall be issued as fully registered Notes without coupons in Authorized Denominations.

         The Series 2002 Notes shall be dated as provided in Section 2.9 of the Indenture and shall bear interest from their date of original issue until payment of principal has been made or duly provided for. The date of original issue of the Series 2002 Notes shall be the Closing Date. The Series 2002 Notes of each series shall be numbered in such manner as the Note Registrar shall determine.

         Interest on each series of Series 2002 Notes shall be computed on the basis of a 365-day year for the number of days actually elapsed, except that, for any leap year, such calculation with respect to an Interest Payment Date occurring after January 1 of such year through December 31 of such year shall be computed on the basis of a 366-day year and accrue daily from the date thereof, and shall be payable on each Interest Payment Date with respect to such series prior to the Maturity thereof and at the Maturity thereof. The interest payable on each Interest Payment Date for each series of Series 2002 Notes shall be calculated on a per unit basis, based on a unit of $50,000, and shall be that interest which has accrued through the last day preceding such Interest Payment Date or, in the case of the Maturity of a Series 2002 Note, the last day preceding the date of such Maturity. The Applicable Interest Rate shall be effective as of and on the first day of the applicable Interest Period and be in effect thereafter through the end of such Interest Period.

         The principal of and premium, if any, on the Series 2002 Notes, together with interest payable on the Series 2002 Notes at the Maturity thereof if the date of such Maturity is not a regularly scheduled Interest Payment Date, shall be payable in lawful money of the United States of America upon, except as otherwise provided in Section 17 hereof, presentation and surrender of such Series 2002 Notes at the Principal Office of the Trustee, as Paying Agent with respect to the Series 2002 Notes, or a duly appointed successor Paying Agent. Interest due on the Series 2002 Notes on each regularly scheduled Interest Payment Date shall, except as otherwise provided in Section 17 hereof, be paid by check or draft drawn upon the Paying Agent and mailed to the person who is the Holder thereof as of 5:00 p.m. on the Regular Record Date for such Interest Payment Date at the address of such Holder as it appears on the Note Register, or, in the case of any Series 2002 Note the Holder of which is the Holder of Series 2002 Notes in the aggregate Principal Amount of $1,000,000 or more (or, if less than $1,000,000 in Principal Amount of Series 2002 Notes is outstanding, the Holder of all outstanding Series 2002 Notes), at the direction of such Holder received by the Paying Agent by 5:00 p.m. on the last Business Day preceding the applicable Regular Record Date, by electronic transfer by the Paying Agent in immediately available funds to an account designated by such Holder. Any interest not so timely paid or duly provided for (herein referred to as "Defaulted Interest") shall cease to be payable to the person who is the Holder thereof at the close of business on the Regular Record Date and shall be payable to the person who is the Holder thereof at the close of business on a Special Record Date for the payment of any such Defaulted Interest. Such Special Record Date shall be fixed by the Trustee whenever moneys become available for payment of the Defaulted Interest, and notice of the Special Record Date shall be given to the Holders of the Series 2002 Notes with respect to which such Defaulted Interest is to be paid, not less than ten (10) days prior to such Special Record Date by first-class mail to each such Holder as shown on the Note Register on a date selected by the Trustee, stating the date of the Special Record Date and the date fixed for the payment of such Defaulted Interest. All payments of principal of and premium, if any, and interest on the Series 2002 Notes shall be made in lawful money of the United States of America.

         The Series 2002 Notes are subject to redemption prior to their Stated Maturity upon the terms and conditions and at the Prepayment Prices specified in
Section 16 hereof.

         Subject to the provisions of the Indenture, the Series 2002A Notes shall be in substantially the form set forth in Exhibit A hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

         Subject to the provisions of the Indenture, the Series 2002B-2 Subordinate Notes shall be in substantially the form set forth in Exhibit B hereto, with such variations, omissions and insertions as may be required by the circumstances, be required or permitted by the Indenture, or be consistent with the Indenture and necessary or appropriate to conform to the rules and requirements of any governmental authority or any usage or requirement of law with respect thereto.

SECTION 3.        INTEREST PAYABLE ON SERIES 2002 NOTES

         During the Initial Interest Period, each series of Series 2002 Notes shall bear interest at the Initial Interest Rate for such series. Thereafter, except with respect to an Auction Period Adjustment, each series of the Series 2002 Notes shall bear interest at the Applicable Interest Rate based on a 28-day Auction Period, as determined pursuant to this Section 3 and Sections 4 through 12 hereof.

         The Applicable Interest Rate to be borne by each series of Series 2002 Notes for each Auction Period after the Initial Interest Period until an Auction Period Adjustment, if any, shall be determined as hereinbelow described. Each such Auction Period with respect to each series of the Series 2002 Notes shall commence on and include the first Business Day following the applicable Series Auction Date, and end on (and include) the applicable Series Auction Date (unless such Series Auction Date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business Day) and (ii) if the Auction Periods are changed as provided herein, each period commencing on an Interest Payment Date and ending on but excluding the next succeeding Interest Payment Date; provided, however, that if an Auction is scheduled to occur for the next Interest Period on a date that was reasonably expected to be a Business Day, but such Auction does not occur because such date is later not considered to be a Business Day, the Auction shall nevertheless be deemed to have occurred, and the applicable Auction Rate in effect for the next Interest Period will be the Auction Rate in effect for the preceding Interest Period and such Interest Period will generally be 28 days in duration, beginning on the calendar day following the date of the deemed Auction and ending on (and including) the applicable Series Auction Date (unless such date is not followed by a Business Day, in which case on the next succeeding day that is followed by a Business
Day). If the preceding Interest Period was other than generally 28 days in duration, the Auction Rate for the deemed Auction will instead be the rate of interest determined by the Market Agent on equivalently rated auction securities with a comparable length of auction period.

         Notwithstanding the foregoing:

                  (a) if the ownership of a series of Series 2002 Notes is no longer maintained in Book-Entry Form, the Auction Rate on such series for any Interest Period commencing after the delivery of definitive notes representing such series pursuant to Section 17 hereof shall equal the Maximum Rate on the Business Day immediately preceding the first day of such subsequent Interest Period; or

                  (b) if a Payment Default shall have occurred with respect to a series of Series 2002 Notes, the Applicable Interest Rate on such series for the Interest Period commencing on or immediately after such Payment Default, and for each Interest Period thereafter, to and including the Interest Period, if any, during which, or commencing less than two (2) Business Days after, such Payment Default is cured, shall equal the Non-Payment Rate on the first day of each such Interest Period.

         In accordance with Section 4(c)(ii) hereof, the Auction Agent shall promptly give written notice to the Trustee and the Issuer of each Auction Rate (unless the Applicable Interest Rate is the Non-Payment Rate or the ownership of such series is no longer maintained in Book-Entry Form) applicable to each series of the Series 2002 Notes. The Trustee shall notify the Holders of Series 2002 Notes of the Applicable Interest Rate with respect to each such series for each Auction Period not later than the second Business Day of such Auction Period.

         In the event that the Auction Agent no longer determines, or fails to determine, when required, the Applicable Interest Rate with respect to a series of Series 2002 Notes, or if, for any reason, such manner of determination shall be held to be invalid or unenforceable, the Applicable Interest Rate for the next succeeding Interest Period shall be the Maximum Rate. The Maximum Rate with respect to each Interest Rate Determination Date shall be determined and communicated by the Auction Agent in accordance with Section 6 hereof and the Auction Agent Agreement. If the Auction Agent shall fail or refuse to determine the Maximum Rate, the Maximum Rate shall be determined by a securities dealer appointed by the Issuer capable of making such a determination in accordance with the provisions hereof and written notice of such determination shall be given by such securities dealer to the Trustee.

         If the Auction Rate for a series of Series 2002 Notes is equal to or greater than the Maximum Rate, then the Applicable Interest Rate with respect to such series for the related Interest Period will be the Maximum Rate.. If the Applicable Interest Rate for a series of Series 2002 Notes is limited by the Maximum Auction Rate or the Net Loan Rate, the excess of the amount of interest that would have accrued on such series of Series 2002 Notes at the Auction Rate over the amount of interest acutally accrued at the Maximum Auction Rate or Net Loan Rate, as the case may be, will accrue as the Carry-Over Amount. Such determination of the Carry-Over Amount shall be made separately for each series of Series 2002 Notes. Each Carry-Over Amount shall bear interest for each Interest Period calculated at a rate equal to One-Month LIBOR (as determined by the Auction Agent on the related Interest Rate Determination Date, provided the Trustee has received notice of One-Month LIBOR from the Auction Agent, and, if the Trustee shall not have received such notice from the Auction Agent, then as determined by the Trustee on such date) from the Interest Payment Date for the Interest Period with respect to which such Carry-Over Amount was calculated, until paid. Any payment in respect of Carry-Over Amount shall be applied, first, to any accrued interest payable thereon and thereafter in reduction of such Carry-Over Amount. For purposes of this Second Supplemental Indenture, the Indenture and the Series 2002 Notes, any reference to "principal" or "interest" herein and therein shall not include, within the meaning of such words, any Carry-Over Amount or any interest accrued on any Carry-Over Amount. Such Carry-Over Amount shall be separately calculated for each Series 2002 Note of such series by the Trustee during such Interest Period in sufficient time for the Trustee to give notice to each Holder of such Carry-Over Amount as required in the next succeeding sentence. On the Interest Payment Date for an Interest Period with respect to which such Carry-Over Amount has been calculated by the Trustee, the Trustee shall give written notice to each Holder of the Carry-Over Amount applicable to such Holder's Series 2002 Note, which written notice may accompany the payment of interest (if made by check made to each such Holder on such Interest Payment Date) or otherwise shall be mailed on such Interest Payment Date by first-class mail, postage prepaid, to each such Holder at such Holder's address as it appears on the registration books maintained by the Note Registrar. Such notice shall state, in addition to such Carry-Over Amount, that, unless and until a Series 2002 Note has been redeemed under the Indenture (after which all accrued Carry-Over Amount with respect to such Series 2002 Note, and all accrued interest thereon, that remains unpaid shall be canceled and no Carry-Over Amount, or interest accrued thereon, shall be paid with respect to such Series 2002 Note), (i) the Carry-Over Amount (and interest accrued thereon) shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period if and to the extent that (a) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and
(b) moneys are available pursuant to the terms of the Indenture to pay such Carry-Over Amount (and interest accrued thereon), and (ii) interest shall accrue on the Carry-Over Amount at a per annum rate equal to One-Month LIBOR until such Carry-Over Amount is paid in full or is canceled.

         The Carry-Over Amount (and interest accrued thereon) on Outstanding Series 2002 Notes of a series shall be paid by the Trustee on the first occurring Interest Payment Date for a subsequent Interest Period with respect to such series if and to the extent that (i) the Eligible Carry-Over Make-Up Amount with respect to such Interest Period is greater than zero, and (ii) moneys in the Collection Fund and the Surplus Fund are available on the Monthly Calculation Date immediately preceding the month in which such Interest Payment Date occurs, for transfer to the Interest Account for such purpose in accordance with Sections 4.6 and 4.8 of the Indenture, after taking into account all other amounts payable from the Collection Fund and the Surplus Fund in accordance with such Sections on such Monthly Calculation Date. Any Carry-Over Amount (and any interest accrued thereon) with respect to any Series 2002 Note which is unpaid as of the Maturity of such Series 2002 Note shall be paid to the Holder thereof on the date of such Maturity to the extent that moneys are available therefor in accordance with the provisions of the preceding clause (ii); provided, however, that any Carry-Over Amount (and any interest accrued thereon) which is not so paid on the date of such Maturity shall be canceled with respect to such Series 2002 Note on the date of such Maturity and shall not be paid on any succeeding Interest Payment Date. To the extent that any portion of the Carry-Over Amount (and any interest accrued thereon) remains unpaid after payment of a portion thereof, such unpaid portion shall be paid in whole or in part as required hereunder until fully paid by the Trustee on the next occurring Interest Payment Date(s), as necessary, for the subsequent Interest Period(s), if and to the extent that the conditions in the first sentence of this paragraph are satisfied. On any Interest Payment Date(s) on which the Trustee pays less than all of the Carry-Over Amount (and any interest accrued thereon) with respect to a Series 2002 Note, the Trustee shall give written notice in the manner set forth in the immediately preceding paragraph to the Holder of such Series 2002 Note of the Carry-Over Amount remaining unpaid on such Series 2002 Note.

         The Interest Payment Date on which any Carry-Over Amount (or any interest accrued thereon) for a series of Series 2002 Notes shall be paid shall be determined by the Trustee in accordance with the provisions of the immediately preceding paragraph, and the Trustee shall make payment of the Carry-Over Amount (and any interest accrued thereon) in the same manner as it pays interest on the Series 2002 Notes on an Interest Payment Date.

SECTION 4.        DETERMINING THE APPLICABLE INTEREST RATE

         By purchasing Series 2002 Notes, whether in an Auction or otherwise, each purchaser of the Series 2002 Notes, or its Broker-Dealer, must agree and shall be deemed by such purchase to have agreed (i) to participate in Auctions on the terms described herein, (ii) to have its beneficial ownership of the Series 2002 Notes maintained at all times in Book Entry Form for the account of its Participant, which in turn will maintain records of such beneficial ownership, (iii) to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request, (iv) that a Sell Order placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount of the Series 2002 Notes specified in such Sell Order, (v) that a Bid placed by an Existing Holder will constitute an irrevocable offer to sell the principal amount, or a lesser principal amount, of the Series 2002 Notes specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Applicable Interest Rate, determined as described herein and (vi) that a Bid placed by a Potential Holder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Series 2002 Notes specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Applicable Interest Rate, determined as set forth herein.

         So long as the ownership of a series of Series 2002 Notes is maintained in Book-Entry Form by the Securities Depository, an Existing Holder may sell, transfer or otherwise dispose of Series 2002 Notes of such series only pursuant to a Bid or Sell Order placed in an Auction or otherwise sell, transfer or dispose of Series 2002 Notes through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Holder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions shall be conducted on each Auction Date, if there is an Auction Agent on such Auction Date, in the following manner (such procedures to be applicable separately to each series of the Series 2002 Notes):

                  Submission by Existing Holders and Potential Holders to a Broker-Dealer.

                  (a) (i) Prior to the Submission Deadline on each Auction Date:

                           (A) each Existing Holder of Series 2002 Notes may
                  submit to a Broker-Dealer by telephone or otherwise any information as to:

                                    (1) the Principal Amount of Outstanding
                           Series 2002 Notes, if any, owned by such Existing Holder which such Existing Holder desires to continue to hold without regard to the Auction Rate for the next succeeding Auction Period;

                                    (2) the Principal Amount of Outstanding
                           Series 2002 Notes, if any, which such Existing Holder offers to sell if the Auction Rate for the next succeeding Auction Period shall be less than the rate per annum specified by such Existing Holder; and/or

                                    (3) the Principal Amount of Outstanding
                           Series 2002 Notes, if any, owned by such Existing Holder which such Existing Holder offers to sell without regard to the Auction Rate for the next succeeding Auction Period; and

                           (B) one or more Broker-Dealers may contact Potential
                  Holders to determine the Principal Amount of Series 2002 Notes which each Potential Holder offers to purchase, if the Auction Rate for the next succeeding Auction Period shall not be less than the rate per annum specified by such Potential Holder.

         For the purposes hereof, the communication to a Broker-Dealer of information referred to in clause (A) or (B) of this paragraph (i) is herein referred to as an "Order," and each Existing Holder and each Potential Holder placing an Order is herein referred to as a "Bidder"; an Order described in clause (A)(1) is herein referred to as a "Hold Order"; an Order described in clauses (A)(2) and (B) is herein referred to as a "Bid"; and an Order described in clause (A)(3) is herein referred to as a "Sell Order."

                  (ii) (A) Subject to the provisions of Section 4(b) hereof, a Bid by an Existing Holder shall constitute an irrevocable offer to sell:

                           (1) the Principal Amount of Outstanding Series 2002
                  Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be less than the rate specified therein; or

                           (2) such Principal Amount, or a lesser Principal
                  Amount of Outstanding Series 2002 Notes to be determined as set forth in Section 4(d)(i)(D) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified therein; or

                           (3) such Principal Amount, or a lesser Principal
                  Amount of Outstanding Series 2002 Notes to be determined as set forth in Section 4(d)(ii)(C) hereof, if the rate specified therein shall be higher than the Maximum Rate and Sufficient Bids have not been made.

                  (B) Subject to the provisions of Section 4(b) hereof, a Sell Order by an Existing Holder shall constitute an irrevocable offer to sell:

                           (1) the Principal Amount of Outstanding Series 2002
                  Notes specified in such Sell Order; or

                           (2) such Principal Amount, or a lesser Principal
                  Amount of Outstanding Series 2002 Notes determined as set forth in Section 4(d)(ii)(C) hereof, if Sufficient Bids have not been made.

                  (C) Subject to the provisions of Section 4(b) hereof, a Bid by a Potential Holder shall constitute an irrevocable offer to purchase:

                           (1) the Principal Amount of Outstanding Series 2002
                  Notes specified in such Bid if the Auction Rate determined as provided in this Section 4 shall be higher than the rate specified in such Bid; or

                           (2) such Principal Amount, or a lesser Principal
                  Amount of Outstanding Series 2002 Notes determined as set forth in Section 4(d)(i)(E) hereof, if the Auction Rate determined as provided in this Section 4 shall be equal to the rate specified in such Bid.

                  Submission by Broker-Dealer to the Auction Agent. (b) (i) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and shall specify with respect to each such Order:

                  (A) the name of the Bidder placing such Order;

                  (B) the aggregate Principal Amount of Series 2002 Notes that are the subject of such Order;

                  (C) to the extent that such Bidder is an Existing Holder:

                           (1) the Principal Amount of Series 2002 Notes, if
                  any, subject to any Hold Order placed by such Existing Holder;

                           (2) the Principal Amount of Series 2002 Notes, if
                  any, subject to any Bid placed by such Existing Holder and the rate specified in such Bid; and

                           (3) the Principal Amount of Series 2002 Notes, if
                  any, subject to any Sell Order placed by such Existing Holder; and

                  (D) to the extent such Bidder is a Potential Holder, the rate specified in such Potential Holder's Bid.

         (ii) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest .001%.

         (iii) If an Order or Orders covering all Outstanding Series 2002 Notes owned by an Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted on behalf of such Existing Holder covering the Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder and not subject to an Order submitted to the Auction Agent.

         (iii) Neither the Issuer, the Trustee nor the Auction Agent shall be responsible for any failure of a Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Holder or Potential Holder.

         (iv) If any Existing Holder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder, such Orders shall be considered valid as follows and in the following order of priority:

                  (A) All Hold Orders shall be considered valid, but only up to the aggregate Principal Amount of Outstanding Series 2002 Notes held by such Existing Holder, and if the aggregate Principal Amount of Series 2002 Notes subject to such Hold Orders exceeds the aggregate Principal Amount of Series 2002 Notes held by such Existing Holder, the aggregate Principal Amount of Series 2002 Notes subject to each such Hold Order shall be reduced pro rata so that the aggregate Principal Amount of Series 2002 Notes subject to such Hold Order equals the aggregate Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder.

                  (B) (1) any Bid shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder over the aggregate Principal Amount of Series 2002 Notes subject to any Hold Order referred to in clause
         (A) of this paragraph (v);

                           (2) subject to subclause (1) of this clause (B), if
                  more than one Bid with the same rate is submitted on behalf of such Existing Holder and the aggregate Principal Amount of Outstanding Series 2002 Notes subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including an amount equal to such excess, and the stated amount of Outstanding Series 2002 Notes subject to each Bid with the same rate shall be reduced pro rata to cover the stated amount of Outstanding Series 2002 Notes equal to such excess;

                           (3) subject to subclauses (1) and (2) of this clause
                  (B), if more than one Bid with different rates are submitted on behalf of such Existing Holder, such Bids shall be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess; and

                           (4) in any such event, the amount of Outstanding
                  Series 2002 Notes, if any, subject to Bids not valid under this clause (B) shall be treated as the subject of a Bid by a Potential Holder at the rate therein specified; and

                  (C) All Sell Orders shall be considered valid up to an amount equal to the excess of the Principal Amount of Outstanding Series 2002 Notes held by such Existing Holder over the aggregate Principal Amount of Series 2002 Notes subject to valid Hold Orders referred to in clause
         (A) of this paragraph (v) and valid Bids referred to in clause (B) of this paragraph (v).

         (vi) If more than one Bid for Series 2002 Notes is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate and Principal Amount therein specified.

         (vii) Any Bid or Sell Order submitted by an Existing Holder covering an aggregate Principal Amount of Series 2002 Notes not equal to an Authorized Denomination shall be rejected and shall be deemed a Hold Order. Any Bid submitted by a Potential Holder covering an aggregate Principal Amount of Series 2002 Notes not equal to an Authorized Denomination shall be rejected.

         (viii) Any Bid submitted by an Existing Holder or a Potential Holder specifying a rate lower than the All Hold Rate shall be treated as a Bid specifying the All Hold Rate, and any such Bid shall be considered as valid and shall be selected in the ascending order of the respective rates in the Submitted Bids.

         (ix) An Existing Holder that offers to purchase additional Series 2002 Notes is, for purposes of such offer, treated as a Potential Holder.

         (x) Any Bid specifying a rate higher than the Maximum Interest Rate will (a) be treated as a Sell Order if submitted by an Existing Holder and (b) not be accepted if submitted by a Potential Holder.

         Determination of Sufficient Bids, Auction Rate and Winning Bid Rate.
(c) (i) Not earlier than the Submission Deadline on each Auction Date, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers

(each such Order as submitted or deemed submitted by a Broker-Dealer being herein referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order," and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                  (A) the excess of the total Principal Amount of Outstanding Series 2002 Notes over the sum of the aggregate Principal Amount of Outstanding Series 2002 Notes subject to Submitted Hold Orders (such excess being herein referred to as the "Available Series 2002 Notes"), and

                  (B) from the Submitted Orders whether:

                           (1) the aggregate Principal Amount of Outstanding
                  Series 2002 Notes subject to Submitted Bids by Potential Holders specifying one or more rates equal to or lower than the Maximum Interest Rate exceeds or is equal to the sum of:

                           (2) the aggregate Principal Amount of Outstanding
                  Series 2002 Notes subject to Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Interest Rate, and

                           (3) the aggregate Principal Amount of Outstanding
                  Series 2002 Notes subject to Submitted Sell Orders;

                  (in the event such excess or such equality exists, other than because the sum of the Principal Amount of Series 2002 Notes in subclauses (2) and (3) above is zero because all of the Outstanding Series 2002 Notes are subject to Submitted Hold Orders, such Submitted Bids described in subclause (1) above shall be referred to collectively as "Sufficient Bids"); and

                  (C) if Sufficient Bids exist, the Winning Bid Rate, which shall be the lowest rate specified in such Submitted Bids such that if:

                           (1) (y) each such Submitted Bid from Existing Holders
                  specifying such lowest rate and (z) all other Submitted Bids from Existing Holders specifying lower rates were rejected (thus entitling such Existing Holders to continue to own the Principal Amount of Series 2002 Notes subject to such Submitted Bids); and

                           (2) (y) each such Submitted Bid from Potential
                  Holders specifying such lowest rate and (z) all other Submitted Bids from Potential Holders specifying lower rates were accepted;

                  the result would be that such Existing Holders described in subclause (1) above would continue to own an aggregate Principal Amount of Outstanding Series 2002 Notes which, when added to the aggregate Principal Amount of Outstanding Series 2002 Notes to be purchased by such Potential Holders described in subclause (2) above, would equal not less than the Available Series 2002 Notes.

         (ii) Promptly after the Auction Agent has made the determinations pursuant to Section 4(c)(i) hereof, the Auction Agent shall advise the Trustee, the Broker-Dealers and the Issuer of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate, One-Month LIBOR and the Applicable LIBOR-Based Rate and the components thereof on the Auction Date and, based on such determinations, the Auction Rate for the next succeeding Interest Period as follows:

                  (A) if Sufficient Bids exist, that the Auction Rate for the next succeeding Interest Period shall be equal to the Winning Bid Rate so determined;

                  (B) if Sufficient Bids do not exist (other than because all of the Outstanding Series 2002 Notes are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Interest Period shall be equal to the Maximum Rate; or

                  (C) if all Outstanding Series 2002 Notes are subject to Submitted Hold Orders, that the Auction Rate for the next succeeding Interest Period shall be equal to the All Hold Rate.

Promptly after the Auction Agent has determined the Auction Rate, the Auction Agent will determine and advise the Trustee of the Applicable Interest Rate, which shall not exceed the Maximum Rate.

         If for any Interest Period the Auction Rate exceeds the Maximum Rate, the Applicable Interest Rate for such Interest Period shall equal the Maximum Rate. If the Maximum Auction Rate is less than the Auction Rate, the Applicable Interest Rate will be the Maximum Auction Rate. If the Auction Agent has not received Sufficient Bids (other than because all of the Outstanding Series 2002 Notes are subject to Submitted Hold Orders), the Applicable Interest Rate will be the Maximum Rate. In any of the cases described above, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below in subparagraph (ii) of Section 4(d) hereof.

         Acceptance and Rejection of Submitted Bids and Submitted Sell Orders.
(d) Existing Holders shall continue to own the Principal Amount of Series 2002 Notes that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to Section 4(c)(i) hereof, Submitted Bids and Submitted Sell Orders shall be accepted or rejected, and the Auction Agent shall take such other action as described below:

         (i) if Sufficient Bids have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs (iv) and (v) of this
Section 4(d), Submitted Bids shall be accepted or rejected as follows in the following order of priority, and all other Submitted Bids shall be rejected:

                  (A) Existing Holders' Submitted Bids specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bids;

                  (B) Existing Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to own the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bids;

                  (C) Potential Holders' Submitted Bids specifying any rate that is lower than the Winning Bid Rate shall be accepted, thus requiring such Potential Owner to purchase the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bid;

                  (D) Each Existing Holders' Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to own the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bid, unless the aggregate Principal Amount of Outstanding Series 2002 Notes subject to all such Submitted Bids shall be greater than the Principal Amount of Series 2002 Notes (the "Remaining Principal Amount") equal to the excess of the Available Series 2002 Notes over the aggregate Principal Amount of Series 2002 Notes subject to Submitted Bids described in clauses (B) and (C) of this Section 4(d)(i), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to own the Principal Amount of Series 2002 Notes subject to such Submitted Bid, but only in an amount equal to the aggregate Principal Amount of Series 2002 Notes obtained by multiplying the Remaining Principal Amount by a fraction, the numerator of which shall be the Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2002 Notes subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                  (E) Each Potential Holder's Submitted Bid specifying a rate that is equal to the Winning Bid Rate shall be accepted, but only in an amount equal to the Principal Amount of Series 2002 Notes obtained by multiplying the excess of the aggregate Principal Amount of Available Series 2002 Notes over the aggregate Principal Amount of Series 2002 Notes subject to Submitted Bids described in clauses (B), (C) and (D) of this Section 4(d)(i) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2002 Notes subject to such Submitted Bid and the denominator of which shall be the sum of the Principal Amount of Outstanding Series 2002 Notes subject to Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (ii) If Sufficient Bids have not been made (other than because all of the Outstanding Series 2002 Notes are subject to Submitted Hold Orders), subject to the provisions of Section 4(d)(iv) hereof, Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (A) Existing Holders' Submitted Bids specifying any
                  rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to own the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bids;

                  (B) Potential Holders' Submitted Bids specifying any rate that is equal to or lower than the Maximum Rate shall be accepted, thus requiring each Potential Holder to purchase the aggregate Principal Amount of Series 2002 Notes subject to such Submitted Bids; and

                           (C) each Existing Holder's Submitted Bid specifying
                  any rate that is higher than the Maximum Rate and each Existing Holder's Submitted Sell Order shall be accepted, thus entitling each Existing Holder that submitted any such Submitted Bid or Submitted Sell Order to sell the Series 2002 Notes subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate Principal Amount of Series 2002 Notes obtained by multiplying the aggregate Principal Amount of Series 2002 Notes subject to Submitted Bids described in clause (B) of this Section 4(d)(ii) by a fraction, the numerator of which shall be the aggregate Principal Amount of Outstanding Series 2002 Notes owned by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate Principal Amount of Outstanding Series 2002 Notes subject to all such Submitted Bids and Submitted Sell Orders.

                  (iii) If all Outstanding Series 2002 Notes are subject to Submitted Hold Orders, all Submitted Bids shall be rejected.

                  (iv) If, as a result of the procedures described in paragraph
         (i) or (ii) of this Section 4(d), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a Principal Amount of Series 2002 Notes that is not equal to an Authorized Denomination, the Auction Agent shall, in such manner as in its sole discretion it shall determine, round up or down the Principal Amount of Series 2002 Notes to be purchased or sold by any Existing Holder or Potential

         Holder so that the Principal Amount of Series 2002 Notes purchased or sold by each Existing Holder or Potential Holder shall be equal to an Authorized Denomination.

                  (v) If, as a result of the procedures described in paragraph
         (i) of this Section 4(d), any Potential Holder would be entitled or required to purchase less than an Authorized Denomination of Series 2002 Notes, the Auction Agent shall, in such manner as in its sole discretion it shall determine, allocate Series 2002 Notes for purchase among Potential Holders so that only Series 2002 Notes in Authorized Denominations are purchased by any Potential Holder, even if such allocation results in one or more of such Potential Holders not purchasing any Series 2002 Notes.

         (e) Based on the result of each Auction, the Auction Agent shall determine the aggregate Principal Amount of Series 2002 Notes to be purchased and the aggregate Principal Amount of Series 2002 Notes to be sold by Potential Holders and Existing Holders on whose behalf each Broker-Dealer submitted Bids or Sell Orders and, with respect to each Broker-Dealer, to the extent that such aggregate Principal Amount of Series 2002 Notes to be sold differs from such aggregate Principal Amount of Series 2002 Notes to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer shall deliver, or from which other Broker-Dealer or Broker-Dealers acting for one or more sellers such Broker-Dealer shall receive, as the case may be, Series 2002 Notes.

         (f) Any calculation by the Auction Agent, the Issuer or the Trustee, as applicable, of the Applicable Interest Rate, the Applicable LIBOR-Based Rate, the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Non-Payment Rate shall, in the absence of manifest error, be binding on all other parties.

         (g) Notwithstanding anything in this Second Supplemental Indenture to the contrary notwithstanding, no Auction will be held on any Auction Date hereunder during the continuance of a Payment Default (or on the next Business Day after a Payment Default is cured) or if the Series 2002 Notes are no longer in Book-Entry-Form.

         (h) The Issuer shall not, and shall not cause (or, to the extent within its control, permit) any affiliate to, submit any Order (other than a Sell Order) in any Auction.

SECTION 5. DETERMINATION OF PAYMENT DEFAULTS AND PAYMENT OF AUCTION AGENT AND BROKER-DEALER FEES

         (a) The Trustee shall determine, not later than 2:00 p.m., New York City time, on the Business Day next preceding each Interest Payment Date, whether a Payment Default has occurred. If a Payment Default has occurred, the Trustee shall, not later than 2:15 p.m., New York City time, on such Business Day, send a notice thereof in substantially the form of Exhibit C attached hereto to the Auction Agent by telecopy or similar means and, if such Payment Default is cured, the Trustee shall immediately send a notice in substantially the form of Exhibit D attached hereto to the Auction Agent by telecopy or similar means.

         (b) Not later than 12:00 noon, New York City time, on each Interest Payment Date, the Issuer shall pay to the Auction Agent, in immediately available funds out of amounts available therefor in the Administration Fund, an amount equal to the Auction Agent Fee and the Broker-Dealer Fee as calculated in accordance with the Auction Agent Agreement. The Issuer shall, from time to time at the request of the Auction Agent, reimburse the Auction Agent for its reasonable expenses as provided in the Auction Agent Agreement, such expenses to be paid out of amounts available therefor in the Administration Fund.

SECTION 6.        CALCULATION OF VARIOUS RATES.

         The Auction Agent shall calculate the Maximum Auction Rate, the All Hold Rate and the Applicable LIBOR-Based Rate on each Auction Date and shall notify the Issuer, Trustee and the Broker-Dealers of the Maximum Auction Rate, the Maximum Interest Rate, the All Hold Rate and the Applicable LIBOR-Based Rate, all as provided in the Auction Agent Agreement. If the ownership of the Series 2002 Notes is no longer maintained in Book-Entry Form by the Securities Depository, the Trustee shall calculate the Maximum Rate on the Business Day immediately preceding the first day of each Interest Period after the delivery of definitive Series 2002 Notes pursuant to Section 17 hereof. If a Payment Default shall have occurred, the Trustee shall calculate the Non-Payment Rate on the Interest Rate Determination Date for (i) each Interest Period commencing after the occurrence and during the continuance of such Payment Default and (ii) any Interest Period commencing less than two (2) Business Days after the cure of any Payment Default. The Auction Agent shall determine the Applicable LIBOR-Based Rate for each Interest Period other than the first Interest Period; provided that if the ownership of the Series 2002 Notes is no longer maintained in Book-Entry Form, or if a Payment Default has occurred, then the Trustee shall determine the Applicable LIBOR-Based Rate for each such Interest Period.

         For any Interest Period for which any Carry-Over Amount exists, the Auction Agent shall calculate One-Month LIBOR.

         By the 10th day of each month, the Issuer shall determine whether the Net Loan Rate Restriction Period will be applicable as of the 25th day of such month and, if it is, the Issuer shall notify the Trustee, the Auction Agent and the Broker-Dealers of such event. If the 25th day of a month will occur during a Net Loan Rate Restriction Period, the Issuer shall calculate the then applicable Net Loan Rate on the Business Day immediately preceding such 25th day, and shall notify the Trustee, the Auction Agent and the Broker-Dealers of such Net Loan Rate. The Net Loan Rate applicable to any Auction Period for which an Auction occurred during a Net Loan Rate Restriction Period shall be the Net Loan Rate most recently determined on or prior to the first day of such Auction Period.

SECTION 7.        NOTIFICATION OF RATES, AMOUNTS AND PAYMENT DATES

         (a) By 10:00 a.m., New York City time, on each Regular Record Date with respect to the Series 2002 Notes, the Trustee shall determine the aggregate amounts of interest distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof.

         (b) As soon as practicable prior to each Interest Payment Date with respect to the Series 2002 Notes, the Trustee shall:

                  (i) confirm with the Auction Agent, so long as no Payment Default has occurred and is continuing and the ownership of the Series 2002 Notes is maintained in Book-Entry Form by the Securities Depository, (1) the date of such next Interest Payment Date and (2) the amount payable to the Auction Agent on such Interest Payment Date pursuant to Section 5(b) hereof;

                  (ii) advise the Securities Depository, so long as the ownership of the Series 2002 Notes is maintained in Book-Entry Form by the Securities Depository, upon request, of the aggregate amount of interest, and the aggregate amount (if any) of Carry-Over Amount and interest thereon, distributable on the next succeeding Interest Payment Date to the beneficial owners of each series thereof; and

                  (iii) pursuant to Section 3 hereof, advise the Holders of each series of Series 2002 Notes of any Carry-Over Amount accruing on such series.

SECTION 8.        AUCTION AGENT

         (a) The Bank of New York is hereby appointed as Initial Auction Agent to serve as agent for the Issuer in connection with Auctions. The Trustee and the Issuer will, and the Trustee is hereby directed to, enter into the Initial Auction Agent Agreement with the Bank of New York, as the Initial Auction Agent. Any Substitute Auction Agent shall be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the Trustee in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc., having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it hereunder and under the Auction Agent Agreement. The Auction Agent may at any time resign and be discharged of the duties and obligations created by this Second Supplemental Indenture by giving at least ninety (90) days' notice to the Trustee, each Market Agent and the Issuer. The Auction Agent may be removed at any time by the Trustee upon the written direction of an Authorized Officer of the Issuer or the Holders of 66 2/3% of the aggregate Principal Amount of the Series 2002 Senior Notes then Outstanding (or, if there shall be no Series 2002A Notes Outstanding, the Holders of 66-2/3% of the aggregate Principal Amount of the Series 2002B-2 Subordinate Notes), and if by such Holders, by an instrument signed by such Holders or their attorneys and filed with the Auction Agent, the Issuer and the Trustee upon at least ninety (90) days' notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences shall be effective unless and until a Substitute Auction Agent has been appointed and has accepted such appointment. However, if a Substitute Auction Agent shall not have been appointed within sixty (60) days from the date of a notice of resignation, the resigning Auction Agent may petition any court of competent jurisdiction for the appointment of a Substitute Auction Agent. If required by the Issuer, a Substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within twenty-five (25) days after notifying the Trustee, each Market Agent and the Issuer in writing that it has not received payment of any Auction Agent Fee due it in accordance with the terms of the Auction Agent Agreement, the Auction Agent does not receive such payment.

         (b) If the Auction Agent shall resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the Trustee at the direction of an Authorized Officer of the Issuer, shall use its best efforts to appoint a Substitute Auction Agent.

         (c) The Auction Agent is acting as agent for the Issuer in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.

         (d) In the event of a change in the Auction Agent Fee Rate pursuant to
Section 6.4(b) of the Auction Agent Agreement, the Auction Agent shall give notice thereof to the Trustee in accordance with the Auction Agent Agreement.

SECTION 9.        BROKER-DEALERS

         (a) The Auction Agent will enter into a Broker-Dealer Agreement with UBS PaineWebber Inc., as the initial Broker-Dealer. An Authorized Officer of the Issuer may, from time to time, approve one or more additional persons to serve as Broker-Dealers under Broker-Dealer Agreements and shall be responsible for providing such Broker-Dealer Agreements to the Trustee and the Auction Agent.

         (b) Any Broker-Dealer may be removed at any time, at the request of an Authorized Officer of the Issuer, but there shall, at all times, be at least one Broker-Dealer appointed and acting as such with respect to each series of Series 2002 Notes.

SECTION 10.       CHANGES IN AUCTION PERIOD OR PERIODS

         While any of the Series 2002 Notes are Outstanding, the Issuer may, from time to time, convert the length of one or more Auction Periods (an "Auction Period Adjustment"), in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the Auction Period and the Applicable Interest Rate borne by any series of the Series 2002 Notes. The Issuer shall not initiate an Auction Period Adjustment unless it shall have received, not less than ten days nor more than twenty days prior to the Auction Period Adjustment, the written consent of the applicable Market Agent, which consent shall not be unreasonably withheld. The Issuer shall initiate the Auction Period Adjustment by giving written notice by Issuer Order to the Trustee,

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

the Auction Agent, the applicable Market Agent and the Securities Depository in substantially the form of, or containing substantially the information contained in, Exhibit E to this Second Supplemental Indenture at least ten days prior to the Auction Date for such Auction Period.

         Any such adjusted Auction Period shall not be less than seven days nor more than one year.

         An Auction Period Adjustment shall take effect only (A) if the Trustee and the Auction Agent receive, by 11:00 a.m., New York City time, on the Business Day before the Auction Date for the first such Auction Period, an Issuer Certificate in substantially the form attached as, or containing substantially the same information contained in, Exhibit F to this Second Supplemental Indenture, authorizing the Auction Period Adjustment specified in such certificate along with written confirmation that the Rating Agency Condition has been satisfied with respect to such Auction Period Adjustment, and
(B) Sufficient Bids exist as of the Auction on the Auction Date for such first Auction Period. If the condition referred to in (A) above is not met, the Applicable Interest Rate for the next Auction Period shall be determined pursuant to the provisions of Sections 4 through 9 hereof and the Auction Period shall be the Auction Period determined without reference to the proposed change. If the condition referred to in (A) is met but the condition referred to in (B) above is not met, the Applicable Interest Rate for the next Auction Period shall be the Maximum Rate, and in either case the Auction Period shall be the Auction Period determined without reference to the proposed change.

         In connection with any Auction Period Adjustment, the Auction Agent shall provide such further notice to such parties as is specified in Section 2.06(a) of the Auction Agent Agreement.

SECTION 11.       CHANGES IN THE AUCTION DATE

         The applicable Market Agent, with the written consent of an Authorized Officer of the Issuer, may specify an earlier Auction Date (but in no event more than five Business Days earlier) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" in Section 1 of this Second Supplemental Indenture with respect to one or more specified Auction Periods for one or more series of Series 2002 Notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the Applicable Interest Rate borne by the Series 2002 Notes of such series. The applicable Market Agent shall deliver a written request for consent to such change in the Auction Date to the Issuer not less than three days nor more than twenty days prior to the effective date of such change. The applicable Market Agent shall provide notice of its determination to specify an earlier Auction Date for one or more Auction Periods by means of a written notice delivered at least three days prior to the proposed changed Auction Date to the Trustee, the Auction Agent, the Issuer and the Securities Depository. Such notice shall be substantially in the form of, or contain substantially the information contained in, Exhibit G to this Second Supplemental Indenture.

         In connection with any change described in this Section 11, the Auction Agent shall provide such further notice to such parties as is specified in
Section 2.06(b) of the Auction Agent Agreement.

SECTION 12.       ADDITIONAL PROVISIONS REGARDING THE APPLICABLE INTEREST RATE

         The determination of each Applicable Interest Rate by the Auction Agent or any other Person pursuant to the provisions of the applicable Section of this Second Supplemental Indenture shall be conclusive and binding on the Holders of the series of Series 2002 Notes to which such Applicable Interest Rate applies, and the Issuer and the Trustee may rely thereon for all purposes.

         In no event shall the cumulative amount of interest paid or payable on a series of Series 2002 Notes (including interest calculated as provided herein, plus any other amounts that constitute interest on the Series 2002 Notes of such series under applicable law, which are contracted for, charged, reserved, taken or received pursuant to the Series 2002 Notes of such series or related documents) calculated from the date of issuance of such series through any subsequent day during the term of such series or otherwise prior to payment in full of the Series 2002 Notes of such series exceed the amount permitted by applicable law. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Series 2002 Notes of a series or related documents or otherwise contracted for, charged, reserved, taken or received in connection with the Series 2002 Notes of such series, or if the redemption or acceleration of the maturity of the Series 2002 Notes of such series results in payment to or receipt by the Holder or any former Holder of the Series 2002 Notes of such series of any interest in excess of that permitted by applicable law, then, notwithstanding any provision of the Series 2002 Notes of such series or related documents to the contrary, all excess amounts theretofore paid or received with respect to the Series 2002 Notes of such series shall be credited on the Principal Amount of the Series 2002 Notes of such series (or, if the Series 2002 Notes of such series have been paid or would thereby be paid in full, refunded by the recipient thereof), and the provisions of the Series 2002 Notes of such series and related documents shall automatically and immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for under the Series 2002 Notes of such series and under the related documents.

SECTION 13.       QUALIFICATIONS OF MARKET AGENT

         Each Market Agent shall be a member of the National Association of Securities Dealers, Inc., have a capitalization of at least $50,000,000 and be authorized by law to perform all the duties imposed upon it by this Second Supplemental Indenture. Any Market Agent may resign and be discharged of the duties and obligations created by this Second Supplemental Indenture by giving at least thirty days notice to the Issuer and the Trustee, provided that such resignation shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent. Any Market Agent may be replaced at the direction of the Issuer, by an instrument signed by an Authorized Officer of the

Issuer filed with such Market Agent and the Trustee at least thirty days before the effective date of such replacement, provided that such replacement shall not be effective until the appointment of a successor market agent by the Issuer and the acceptance of such appointment by such successor market agent.

         In the event that any Market Agent shall be removed or be dissolved, or if the property or affairs of any Market Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and there is no Market Agent for any series of Series 2002 Notes, and the Issuer shall not have appointed its successor as Market Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13, shall be deemed to be the Market Agent for such series for all purposes of this Second Supplemental Indenture until the appointment by the Issuer of the successor Market Agent. Nothing in this Section 13 shall be construed as conferring on the Trustee additional duties other than as set forth herein.

SECTION 14.       PURPOSES OF ISSUANCE OF SERIES 2002 NOTES

         The Series 2002 Notes are being issued (a) to provide funds to be used to acquire or originate Student Loans, (b) to pay Guarantee fees with respect to Financed Alternative Loans, and (c) to pay interest on the Notes and Servicing Fees, Administration Fees and Note Fees.

SECTION 15.       DEPOSIT OF SERIES 2002 NOTE PROCEEDS

         From the proceeds derived from the sale of the Series 2002 Notes, there shall be deposited with the Trustee:

                  (i) for credit to the Acquisition Fund, an amount equal to $494,150,000;

                  (ii) for credit to the Administration Fund, an amount equal to $675,000; and

                  (iii) for credit to the Reserve Fund, an amount equal to $3,750,000.

SECTION 16.       REDEMPTION OF SERIES 2002 NOTES

         The Series 2002 Notes are subject to redemption as provided in this
Section 16.

         (a) Optional Redemption. Subject to compliance with Section 3.2 of the Indenture and the next paragraph, Outstanding Series 2002 Notes of any series may, at the option of the Issuer and from amounts credited to the Retirement Account for such purpose, be redeemed on any regularly scheduled Interest Payment Date for such series, in whole or in part, at a Prepayment Price equal to 100% of the Principal Amount of Series 2002 Notes to be so redeemed plus accrued interest thereon to the Prepayment Date.

         (b) Mandatory Redemption. The Series 2002 Notes of any series are subject to mandatory redemption on any regularly scheduled Interest Payment Date from revenues deposited to the Retirement Account of the Debt Service Fund pursuant to Sections 4.2 and 4.6(xii) of the Indenture. The Series 2002 Notes of each series selected for redemption as provided in subsection (c) of this Section 16 shall be redeemed on the first regularly scheduled Interest Payment Date for that series for which the Trustee can give the required notice. The Prepayment Price will be 100% of the Principal Amount of such Notes to be redeemed, plus accrued interest thereon to the Prepayment Date.

         The Principal Amount of Series 2002 Notes to be redeemed pursuant to this subsection (b) from revenues deposited to the Collection Fund and available for such purpose in accordance with Section 4.6 of the Indenture on any Monthly Calculation Date shall be equal to the largest Authorized Denomination.

         (c) Selection of Series 2002 Notes for Redemption. If less than all Outstanding Series 2002 Notes are to be redeemed pursuant to subsections (a) or
(b) of this Section 16, such Principal Amounts of each series of Series 2002 Notes as the Issuer may designate shall be selected for redemption, to the extent that the provisions of Section 3.2 of the Indenture will not be violated thereby. In the absence of valid direction by the Issuer, the Series 2002 Notes to be redeemed will be selected as follows: first from the Series 2002B-2 Subordinate Notes to the extent permitted by Section 3.2 of the Indenture, and thereafter in ascending numerical order of the series designation.

         If less than all of the Outstanding Series 2002 Notes of a given series are to be redeemed pursuant to this Section 16, the particular Series 2002 Notes to be redeemed shall be selected by the Trustee by lot in such manner as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Series 2002 Notes in an Authorized Denomination.

         The Trustee shall promptly notify the Note Registrar and any Paying Agent for the Series 2002 Notes (in each case, if other than the Trustee) in writing of the Series 2002 Notes selected for redemption and, in the case of any Series 2002 Note selected for partial redemption, the Principal Amount thereof to be redeemed.

         For all purposes of the Indenture, unless the context otherwise requires, all provisions relating to the redemption of Series 2002 Notes shall relate, in the case of any Series 2002 Note redeemed or to be redeemed only in part, to the portion of the principal of such Series 2002 Note which has been or is to be redeemed.

         (d) Notice of Redemption. Notice of redemption of Series 2002 Notes pursuant to this Section 16 shall be given not less than ten days nor more than 30 days prior to the Prepayment Date in accordance with the provisions of
Section 3.4 of the Indenture.

SECTION 17.       BOOK-ENTRY SERIES 2002 NOTES

         (a) Subject to subsection (c) below, the registered Holder of all Series 2002 Notes shall be the Securities Depository, and the Series 2002 Notes shall be registered in the name of the nominee for the Securities Depository.

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

         (b) The Series 2002 Notes shall be initially issued in the form of one or more separate, authenticated fully-registered Series 2002 Notes for each series thereof in the aggregate Principal Amount of such series. Upon initial issuance, the ownership of each such Series 2002 Note shall be registered in the registration books kept by the Note Registrar in the name of the nominee of the Securities Depository. The Trustee and the Issuer may treat the Securities Depository (or its nominee) as the sole and exclusive owner of the Series 2002 Notes registered in its name for the purposes of (1) payment of the principal or Prepayment Price of and interest on the Series 2002 Notes, (2) selecting the Series 2002 Notes or portions thereof to be redeemed, (3) giving any notice permitted or required to be given to Holders under the Indenture, (4) registering the transfer of Series 2002 Notes, and (5) obtaining any consent or other action to be taken by Holders and for all other purposes whatsoever, and neither the Trustee nor the Issuer shall be affected by any notice to the contrary (except as provided in subsection (c) below). Neither the Trustee nor the Issuer shall have any responsibility or obligation to any Participant, any beneficial owner of Series 2002 Notes or any other Person claiming a beneficial ownership interest in the Series 2002 Notes under or through the Securities Depository or any Participant, or any other Person which is not shown on the registration books of the Note Registrar as being a Holder, with respect to the accuracy of any records maintained by the Securities Depository or any Participant, the payment to the Securities Depository of any amount in respect of the principal or Prepayment Price of or interest on the Series 2002 Notes; any notice which is permitted or required to be given to Holders under the Indenture; the selection by the Securities Depository or any Participant of any Person to receive payment in the event of a partial redemption of the Series 2002 Notes; or any consent given or other action taken by the Securities Depository as Holder. The Trustee shall pay all principal and Prepayment Price of and interest on the Series 2002 Notes only to or upon the order of the Securities Depository, and all such payments shall be valid and effective to fully satisfy and discharge the Issuer's obligations with respect to the principal, purchase price or Prepayment Price of and interest on the Series 2002 Notes to the extent of the sum or sums so paid. Except as provided in subsection
(c) below, no Person other than the Securities Depository shall receive an authenticated Series 2002 Note evidencing the obligation of the Issuer to make payments of principal or Prepayment Price and interest pursuant to this Indenture. Upon delivery by the Securities Depository to the Trustee of written notice to the effect that the Securities Depository has determined to substitute a new nominee in place of the preceding nominee, the Series 2002 Notes will be transferable to such new nominee in accordance with subsection (f) below.

         (c) In the event the Issuer determines that it is in the best interest of the Issuer not to continue the Book-Entry System of transfer or that the interest of the Holders might be adversely affected if the Book-Entry System of transfer is continued, the Issuer may so notify the Securities Depository and the Trustee, whereupon the Securities Depository will notify the Participants of the availability through the Securities Depository of definitive Series 2002 Notes. In such event, the Trustee shall authenticate, transfer and exchange definitive Series 2002 Notes as requested by the Securities Depository in appropriate amounts in accordance with subsection (f) below. The Securities Depository may determine to discontinue providing its services with respect to the Series 2002 Notes at any time by giving notice to the Issuer and the Trustee and discharging its responsibilities with respect thereto under applicable law, or the Issuer may determine that the Securities Depository is incapable of discharging its responsibilities and may so advise the

Securities Depository. In either such event, the Issuer shall either establish its own Book-Entry System or use reasonable efforts to locate another securities depository. Under such circumstances (if there is no successor Securities Depository), the Issuer and the Trustee shall be obligated to deliver definitive Series 2002 Notes as described in this Indenture and in accordance with subsection (f) below. In the event definitive Series 2002 Notes are issued, the provisions of the Indenture and this Supplemental Indenture shall apply to such definitive Series 2002 Notes in all respects, including, among other things, the transfer and exchange of such Series 2002 Notes and the method of payment of principal or Prepayment Price of and interest on such Series 2002 Notes. Whenever the Securities Depository requests the Issuer and the Trustee to do so, the Issuer and the Trustee will cooperate with the Securities Depository in taking appropriate action after reasonable notice (A) to make available one or more separate definitive Series 2002 Notes to any Participant having Series 2002 Notes credited to its account with the Securities Depository or (B) to arrange for another securities depository to maintain custody of definitive Series 2002 Notes.

         (d) Notwithstanding any other provision of the Indenture to the contrary, so long as any Series 2002 Note is registered in the name of the nominee of the Securities Depository, all payments with respect to the principal or Prepayment Price of and interest on such Series 2002 Note and all notices with respect to such Series 2002 Note shall be made and given, respectively, to the Securities Depository as provided in its letter of representations.

         (e) In connection with any notice or other communication to be provided to Holders pursuant to the Indenture by the Issuer or the Trustee or with respect to any consent or other action to be taken by Holders, the Issuer or the Trustee, as the case may be, shall establish a record date for such consent or other action and give the Securities Depository notice of such record date not less than fifteen (15) calendar days in advance of such record date (or such longer time as may be required by the Securities Depository) to the extent possible. Such notice to the Securities Depository shall be given only when the Securities Depository is the sole Holder.

         (f) In the event that any transfer or exchange of Series 2002 Notes is permitted under subsection (b) or (c) of this Section 17, such transfer or exchange shall be accomplished upon receipt by the Trustee from the registered Holder thereof of the Series 2002 Notes to be transferred or exchanged and appropriate instruments of transfer to the permitted transferee, all in accordance with the applicable provisions of the Indenture. In the event definitive Series 2002 Notes are issued to Holders other than the nominee of the Securities Depository, or another securities depository as Holder of all the Series 2002 Notes, the provisions of the Indenture shall also apply to, among other things, the printing of such definitive Series 2002 Notes and the methods of payment of principal or Prepayment Price of and interest on such Series 2002 Notes.

SECTION 18.       LIMITATION ON NOTE FEES

         For so long as any Series 2002 Notes shall be Outstanding, the Issuer covenants and agrees that the Note Fees with respect to the Series 2002 Notes to be paid, or reimbursed to the Issuer, from the Administration Fund shall not, in any year, exceed the sum of (1) the annual fees of the Trustee, the Delaware Trustee, the Eligible Lender Trustee and the Market Agent in effect as of the Closing Date, plus (2) the Broker-Dealer Fees payable at the Broker-Dealer Fee Rate in effect as of the Closing Date, plus (3) the Auction Agent Fees payable at the Auction Agent Fee Rate in effect as of the Closing Date, unless the Issuer delivers to the Trustee written confirmation from each of the Rating Agencies then rating the Series 2002 Notes to the effect that payment or reimbursement of such additional Note Fees will not result in a reduction or withdrawal of the rating of the Series 2002 Notes.

SECTION 19.       LIMITATION ON ACQUISITION OF ALTERNATIVE LOANS

         For so long as any Series 2002 Notes shall be Outstanding, the Issuer covenants and agrees that the amounts transferred from the Collection Fund to the Acquisition Fund during the Revolving Period for the acquisition or origination of Financed Student Loans shall not be used to acquire or originate Alternative Loans, unless the Issuer delivers to the Trustee written confirmation from each of the Rating Agencies then rating the Series 2002 Notes to the effect that acquisition or origination of such additional Student Loans of such type will not result in a reduction or withdrawal of the rating of the Series 2002 Notes.

SECTION 20.       CERTAIN DESIGNATIONS PURSUANT TO THE INDENTURE

         (a) For so long as any Series 2002 Notes shall be Outstanding, for purposes of the Indenture:

                  (i) the "Senior Asset Requirement" shall mean that, as of the date of determination, the Senior Asset Percentage is at least equal to 107.0% and the Subordinate Asset Percentage is at least equal to 101.5%;

                  (ii) the "Asset Release Requirement" shall mean that, as of the date of determination, (A) the Senior Asset Percentage is at least equal to 107.0% and the Subordinate Asset Percentage is at least equal to 101.5% and (B) the Aggregate Value of assets held under the Indenture, less the principal amount of all Notes Outstanding will exceed $1,000,000 after release or payment.

or, in either case, such lesser or greater percentage(s) and amount(s) as may be provided in a Supplemental Indenture satisfying the Rating Agency Condition.

                  (iii) the "Premium" shall mean, for each Eligible Loan acquired by the Issuer from a Lender an amount equal to 2.0% of the Principal Balance of such Eligible Loan as of its date of acquisition, or such lesser or greater percentage as may be provided in a Supplemental Indenture satisfying the Rating Agency Condition.

         (b) For purposes of making the deposits required by Section 4.7.1 of the Indenture with respect to the Series 2002 Notes, for any Interest Period for which the actual Applicable Interest Rate with respect to a series of Series 2002 Notes is not known on the Monthly Calculation Date, such series of Series 2002 Notes shall be assumed to bear interest at the rate determined by the Issuer and set forth in an Issuer Order.

SECTION 21. MANDATORY REDEMPTION OF OR DISTRIBUTIONS OF PRINCIPAL WITH RESPECT TO NOTES

         (a) For purposes of Section 3.3 of the Indenture and subject to the provisions of Section 3.2 of the Indenture, if less than all Outstanding Series 2002 Notes are to be redeemed, the particular series from which Notes shall be redeemed will be determined by Issuer.

         (b) For purposes of Section 3.3 of the Indenture, any Supplemental Indenture pursuant to which any series of Notes is issued may provide that amounts transferred to the Retirement Account for the mandatory redemption of, or distribution of principal with respect to, Notes shall be applied to such series of Notes, or any portions thereof, either prior to or after the application of such amounts to the Series 2002 Notes, or shall be allocated between such series of Notes and the Series 2002 Notes in any other manner. This Section shall not alter the limitation set forth in Section 3.2 of the Indenture.

SECTION 22.       LIST OF NON-BUSINESS DAYS

         The Trustee shall provide to the Auction Agent on the Closing Date, and on each December 1 thereafter and upon any change in the state in which the Trustee's Principal Office is located, a list of all legal holidays in the state in which the Principal Office of the Trustee is located during the ensuing calendar year.

SECTION 23.       TRANSFER RESTRICTIONS

         (a) Each person who is or who becomes a Beneficial Owner of a Series 2002 Note shall be deemed by the acceptance or acquisition of such beneficial ownership interest to have agreed to be bound by the provisions of this Section. No beneficial ownership interest in a Series 2002 Note may be transferred, unless the proposed transferee shall have delivered to the Issuer and the Trustee either (i) evidence satisfactory to them that such Series 2002 Note has been registered under the Securities Act and has been registered or qualified under all applicable state securities laws to the reasonable satisfaction of the Issuer or (ii) an express agreement substantially in the form of the Investment Letter attached as Exhibit H-1 or Exhibit H-2 hereto by the proposed transferee to be bound by and to abide by the provisions of this Section and the restrictions noted in the Investment Letter; provided that compliance with the provisions of subparagraphs (i) and (ii) of this Section shall not be required if the proposed transferee is listed in the latest available S&P Rule 144A list of Qualified Institutional Buyers or other industry recognized subscriber services listing Qualified Institutional Buyers.

         (b) The Issuer will, upon the request of any Beneficial Owner of any Series 2002 Note, which Beneficial Owner is a qualified institutional buyer, provide such Beneficial Owner, and any qualified institutional buyer designated by such Beneficial Owner, such financial and other information as such Beneficial Owner may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Series 2002 Notes, except at such time as the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. For the purposes of this paragraph, the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act.

SECTION 24.       CERTAIN FINDINGS, DETERMINATIONS AND DESIGNATIONS

         The Issuer hereby finds and determines as follows:

         (a) This Second Supplemental Indenture supplements the Indenture, constitutes and is a "Supplemental Indenture" within the meaning of such term as defined and used in the Indenture and is executed under and pursuant to the Indenture.

         (b) The Series 2002 Senior Notes constitute, and are hereby designated as, "Senior Notes" within the meaning of the term as defined and used in the Indenture, and the Series 2002B-2 Subordinate Notes constitute, and are hereby designated as, "Subordinate Notes" within the meaning of the term as defined and used in the Indenture.

         (c) Upon receipt of the proceeds of the sale of the Series 2002 Notes,
(1) the revenues and other moneys and property pledged under the Indenture will not be encumbered by any lien or charge thereon or pledge thereof, other than the lien and charge thereon and pledge thereof created by the Indenture for the payment and security of the Notes and (2) there will not be outstanding any bonds, notes or other evidences of indebtedness payable from and secured by a lien on or pledge or charge upon the revenues and other moneys and property pledged under the Indenture other than the Series 2001 Notes.

         (d) There does not exist an "Event of Default," within the meaning of such term as defined in the Indenture, which is continuing, nor does there exist any condition which, after the passage of time, would constitute such an "Event of Default."

SECTION 25.       STUDENT LOAN SALE LIMITATIONS

         The seventh paragraph of Section 4.2 of the Indenture is hereby amended in its entirety to read as follows:

         Except as otherwise set forth in a Supplemental Indenture (which Supplemental Indenture shall be executed by the Issuer only after satisfying the Rating Agency Condition) or upon satisfying a Rating Agency Condition, the Issuer may direct the Trustee to sell to any purchaser one or more Student Loans Financed with moneys in the Acquisition Fund only in the following circumstances: (a) to the Depositor or other seller if such party is required to repurchase such Financed Student Loan pursuant to a student loan purchase agreement; (b) in order to avoid an Event of Default; (c) in order to provide the Issuer with sufficient funds to pay interest due on one or more series of Notes on an Interest Payment Date; (d) to a Guarantee Agency under a Guarantee Agreement; or (e) if all of the Financed Student Loans are sold at a price sufficient, together with other available funds, to defease all Outstanding Indenture Obligations pursuant to Article IX of this Indenture and such proceeds and funds are so used. Any money received by the Issuer in connection with a sale of Financed Student Loans pursuant to this paragraph shall be deposited to the credit of the Collection Fund in accordance with the preceding paragraph.

Notwithstanding the foregoing, the Issuer may not direct the Trustee or the Eligible Trustee to sell any Student Loans Financed with moneys in the Acquisition Fund to the Depositor pursuant to clause (a) of this paragraph (unless the Depositor is required to repurchase such Student Loan pursuant to a student loan purchase agreement).

SECTION 26.       GOVERNING LAW

         This Second Supplemental Indenture shall be governed by and be construed in accordance with the laws of the State of New York without giving effect to the conflicts-of-laws principles thereof.

SECTION 27.       HEADINGS; TABLE OF CONTENTS

         The headings or titles of the several sections hereof shall be solely for convenience of reference and shall not affect the meaning or construction, interpretation or effect of this Second Supplemental Indenture.

SECTION 28.       SEVERABILITY

         If any provision of this Second Supplemental Indenture shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions or in all cases because it conflicts with any provisions of any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatever.

         The invalidity of any one or more phrases, sentences, clauses or paragraphs in this Second Supplemental Indenture contained shall not affect the remaining portions of this Second Supplemental Indenture or part thereof.

SECTION 29.       COUNTERPARTS

         This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 30.       EFFECT OF SECOND SUPPLEMENTAL INDENTURE

         Upon the execution and delivery of this Second Supplemental Indenture, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes and every Holder of Notes hereafter authenticated and delivered and Other Beneficiary under the Indenture shall be bound hereby.

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

         IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    COLLEGIATE FUNDING SERVICES
                                    EDUCATION LOAN TRUST I


                                    By: Wilmington Trust Company,
                                          not in its individual capacity but
                                          solely as Delaware Trustee

                                    By: /s/ Donald G. MacKelean
                                        ---------------------------------
                                        Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION, as TRUSTEE

                                    By: /s/ Daniel R. Bley
                                        ---------------------------------
                                        Title: Vice President & Trust Officer

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